Exhibit 99.1

[Translation]

Note: This document has been translated from the Japanese original for reference purposes only. In the event of any discrepancy between this translated document and the Japanese original, the original shall prevail.

Local code: 8755

December 2009

Notice to Shareholders

Sompo Japan Insurance Inc.

1-26-1 Nishi-Shinjuku, Shinjuku-ku, Tokyo

Masatoshi Sato, President

Notice of Calling of the Extraordinary Shareholders’ Meeting

Thank you all for your continued patronage.

The Extraordinary Shareholders’ Meeting will be held as follows and your attendance is cordially requested.

Please fill out and submit the enclosed Voting Form at the reception when you attend the meeting.

If you are unable to attend on this date, you may exercise your voting rights either in writing or through the Internet. In this case, please review the “Shareholders’ Meeting Reference Documents” (which follow this notice), and exercise your voting rights by either one of the methods detailed below.

[Exercising voting rights in writing]

Please mark your approval or disapproval with respect to each proposal on the enclosed Voting Form, and return it so that it is received by us by 5 p.m. on December 21, 2009 (Monday).

[Exercising voting rights via the Internet]

Please refer to the “Instructions on the Exercise of Voting Rights via the Internet” on pages 3 and 4 for details and indicate your approval or disapproval with respect to each proposal by 5 p.m. on December 21, 2009 (Monday).

(Note)

If amendments are made to Shareholders’ Meeting Reference Documents, the amended contents will be accessible immediately on our website at the URL given below.

Our Website: http://www.sompo-japan.co.jp

Details of the Meeting

1.	Date and Time:	December 22, 2009 (Tuesday) at 10 a.m.

2.	Location:	1-26-1 Nishi-Shinjuku, Shinjuku-ku, Tokyo Head office, 2nd floor conference room
(See the “Extraordinary Shareholders’ Meeting Venue Details” on the last page)

3. Purpose of the Shareholders’ Meeting:

Matters to be Resolved

Proposal No. 1	Approval of the Share Exchange Plan (kyodo-kabushiki-iten-keikaku) of the Company and NIPPONKOA Insurance Company, Limited

Proposal No. 2	Changes to the Articles of Incorporation

4. Matters related to the Exercising of Voting Rights:

(1)	In the case where a shareholder exercises his/her voting rights using the Voting Form and does not indicate his/her approval or disapproval (or abstention) of each proposal, the absence of such indication shall be treated as a vote for approval.

(2)	If any shareholder casts duplicate or multiple votes via the Internet, the last vote cast shall be treated as the effective vote.

(3)	If duplicate votes are exercised by using both the enclosed Voting Form and the Internet, the vote cast using the Internet shall be treated as the effective vote.

(4)	In the event a proxy attends the meeting, the proxy shall submit a letter of proxy together with the Voting Form to the reception counter at the meeting. Proxy eligibility shall be limited to one (1) of the shareholders having voting rights of the Company.

Instructions on the Exercising of Voting Rights via the Internet

Voting rights can only be exercised via the Internet by using the Company’s designated websites for the exercise of voting rights (please refer to the URLs below). You may also access the Internet using your mobile phone.

When exercising your voting rights via the Internet, the vote exercise code and the password indicated on the enclosed Voting Form are required.

1.	The vote exercise code and the password provided this time are only valid for this shareholders’ meeting. A new vote exercise code and password will be issued for the next shareholders’ meeting.

2.	How to exercise your voting rights via the Internet.

(1)	Please go to:

http://www.it-soukai.com/ or https://daiko.mizuho-tb.co.jp/

(These URLs cannot be accessed between the hours of 3 a.m. and 5 a.m. during the voting period)

*

The voting sites may be accessed by using a mobile phone with a barcode reading function and reading the "QR code®." Please refer to the user manual for your mobile phone for detailed instructions on how to use your phone.

(2)	Enter the vote exercise code and the password and press the “login” button. The vote exercise code and the password are indicated on the lower right hand side of the enclosed Voting Form.

(3)	Follow the instructions on the screen to complete the process.

3.	User Environment

(1)	Using a personal computer

•	Personal computer: Windows® (Not compatible with PDA or game machines)

•	Browser: Microsoft® Internet Explorer 5.5 or later version

•	An Internet accessible environment such as that provided by contract with an Internet Service Provider.

•	Screen resolution: 1024 x 768 or better is recommended.

(2)	Using a mobile phone

•	Mobile telephone: A mobile phone model capable of 128 bit SSL transmission (encoding).

Allows for the use of at least one of the following services: iMode, EZweb or Yahoo! Keitai (Some models are not compatible).

*	Microsoft and Windows are registered trademarks or trademarks of Microsoft Corporation of USA in USA and other countries.

*	“iMode” is a registered trademark of NTT DoCoMo, Inc.

*	“EZweb” is a registered trademark of KDDI Corporation.

*	“Yahoo!” is a registered trademark or trademark of Yahoo! Inc., of USA.

*	“QR code®” is a registered trademark of Denso Wave Incorporated.

4.	Costs for using the Internet, including connection and transmission charges to an Internet Service Provider, shall be borne by the shareholder.

5.	Security

SSL 128 bit encryption technology is used to ensure that information is not tampered with or stolen so that users may use the websites safely.

The voting rights exercise code and the password indicated on your Voting Form are important information that verify your identity as a shareholder. Do not disclose this information to anyone. The Company will not make inquiries regarding their passwords to individual shareholders.

[Further Inquiries]

1)	Further inquiries concerning how to use a personal computer or mobile phone to exercise voting rights via the Internet should be directed to:

Internet Help Dial, Securities & Custody Business Department, Mizuho Trust & Banking Co., Ltd.

Telephone: 0120-768-524 (Toll Free)

(Reception hours: 9:00-21:00 except Saturdays, Sundays and public holidays)

2)	For inquiries other than the above (address changes, etc.)

Securities & Custody Business Department, Mizuho Trust & Banking Co., Ltd.

Telephone: 0120-288-324 (Toll Free)

(Reception hours: 9:00-17:00 except Saturdays, Sundays and public holidays)

[To Corporate Investors]

Corporate investors may use the “Electronic Voting Platform” operated by Inventor Communications Japan, Inc. as a means to exercise your voting rights.

Proposal No. 1 Approval of Share Exchange Plan (kyodo-kabushiki-iten-keikaku) of the Company and NIPPONKOA Insurance Company, Limited

The Company plans to implement, jointly with NIPPONKOA Insurance Company, Limited (hereinafter “NIPPONKOA” and, together with the Company, “Both Companies”), a business integration (hereinafter the “Integration”) in which Both Companies will incorporate as of April 1, 2010, through a share exchange (kyodo-kabushiki-iten) (hereinafter the “Share Exchange”), a holding company called NKSJ Holdings, Inc. (hereinafter the “Holding Company”) that shall be the wholly owning parent company of Both Companies, and Both Companies shall become the Holding Company’s wholly-owned subsidiaries.

This Proposal requests approval of the share exchange plan (kyodo-kabushiki-iten-keikaku) prepared by Both Companies (contents of which are specified in pages 30 through 194 hereof (Note: pages 27 through 183 of English translation) (hereinafter the “Exchange Plan”) in order to implement the Integration.

The application procedures to have shares in the Holding Company listed on the First Section of the Tokyo Stock Exchange as well as the First Section of the Osaka Securities Exchange are scheduled to be taken promptly in association with the Integration. The shares in the Holding Company that will be listed on both of these Exchanges will be distributed to our shareholders in exchange for shares in the Company, at the prescribed Share Exchange Ratio.

1.	Reasons for the Share Exchange

Companies are under strong pressure to take appropriate action and to contribute to the safety of society as well as the sense of security on the part of customers, in the face of a declining birthrate as well as an aging and depopulating society, which are serious problems in Japan over the medium and long term, as well as in conjunction with increasing risks as a result of climate change on a global level as well as global warming, and the diversification of needs associated with changes in lifestyles.

Based on this shared perspective, the Company and NIPPONKOA have decided to create a “new solution service group that will provide customers with security and service of the highest quality and will contribute to the social welfare,” while sharing as a single group the strengths nurtured over their respective 120-year histories.

2.	Outline of the Exchange Plan

Contents of the Exchange Plan shall be as set forth in the share exchange plan (kyodo-kabushiki-iten-keikakusho) attached hereto (pages 30 through 194) (Note: pages 27 through 183 of English translation).

3.	Matters concerning the reasonability of the provisions relating to the matters prescribed by Article 773, Paragraph 1 (v) and (vi) of the Corporation Law

(1)	Both Companies which will become wholly owned subsidiaries of the Holding Company through the Share Exchange have determined the allocation ratio of shares of common stock of the Holding Company to be delivered to their respective shareholders upon incorporation of the Holding Company which is the wholly owning parent company (the “Share Exchange Ratio”) as follows.

(i)	The Share Exchange Ratio is as set out below.

One share of common stock of the Holding Company will be allotted for one share of common stock of the Company and 0.9 shares of common stock of the Holding Company will be allotted for one share of common stock of NIPPONKOA.

The number of shares per unit of shares of the Holding Company shall be 1,000 (at the present time in Both Companies the number of shares per unit of shares in the respective company is 1,000). It is however possible that the Share Exchange Ratio referred to above may be changed through mutual consultation of Both Companies if a material change occurs in any of the conditions upon which the ratio was determined.

(ii) Basis of calculation etc. in relation to the Share Exchange Ratio are as set out below.

1)	Calculation basis

In order to ensure the fairness of Both Companies’ respective calculation of the share exchange ratio to be used in the Share Exchange, the Company requested Nomura Securities Co., Ltd. (“Nomura Securities”), Mizuho Securities Co., Ltd. (“Mizuho Securities”) and Goldman Sachs Japan Co., Ltd. (“Goldman Sachs”), and NIPPONKOA requested Merrill Lynch Japan Securities Co., Ltd. (“Merrill Lynch”) and Mitsubishi UFJ Securities Co., Ltd. (“Mitsubishi UFJ Securities”), to perform fairness analyses relating to the calculation of the share exchange ratio in connection with the business integration.

Because the common stock of each of Both Companies has a market price, Nomura Securities has adopted the average market price method, as well as the comparable peer company method, the dividend discount model analysis method (the “DDM Method”) and contribution analysis, for calculating the share exchange ratio. The calculation results based on each method are as follows. The calculation range of the share exchange ratio shows the range of the number of shares of the Holding Company’s common stock that are to be allotted for each share of common stock of NIPPONKOA, assuming that one share of common stock of the Holding Company will be allotted for each share of the Company’s common stock.

	Adopted Method	Calculation Range of Share Exchange Ratio
(1)	Average Market Price Method	0.85 ~ 0.92
(2)	Comparable Peer Company Method	0.53 ~ 0.69
(3)	DDM Method	0.74 ~ 1.05
(4)	Contribution Analysis	0.54 ~ 1.26

In the average market price method, the calculation range of the share exchange ratio is based on (1) the closing stock price on July 28, 2009 (the “Record Date”); (2) the average closing stock price during the week before the Record Date; (3) the average closing stock price during the month before the Record Date; (4) the average closing stock price between May 21, 2009 (one business day after the date of the disclosure of the financial results for the fiscal year ended March 31, 2009) and the Record Date; (5) the average closing stock price during the three months before the Record Date and (6) the average closing stock price between March 16, 2009 (one business day after the Memorandum of Understanding was announced) and the Record Date.

Nomura Securities has used the information provided by Both Companies, in addition to publicly available information, to conduct its analysis. Nomura Securities has not conducted any independent verification of the accuracy and completeness of this information, but rather has assumed that all such materials and information are accurate and complete. In addition, Nomura Securities has not made any independent evaluation, appraisal or assessment of the assets or liabilities (including contingent liabilities) of either of Both Companies or their affiliates, nor has Nomura Securities independently analyzed or assessed each individual asset and liability. Nomura Securities has not appointed any third party for appraisal or assessment. Nomura Securities calculated the share exchange ratio based on information and economic conditions as of July 28, 2009, and Nomura Securities assumes that the financial projections (including the profit plan and other information) reported by Both Companies have been rationally prepared on the basis of the best possible estimates and judgment available at that time from the management of each of Both Companies.

Because the common stock of each of Both Companies has a market price, Mizuho Securities has adopted the average market price method, as well as the comparable peer company method and the dividend discount model analysis method (the “DDM Method”), for calculating the share exchange ratio. The calculation results based on each method are as follows. The calculation range of the share exchange ratio shows the range of the number of shares of the Holding Company’s common stock to be allotted for each share of common stock of NIPPONKOA, assuming that one share of common stock of the Holding Company will be allotted for each share of the Company’s common stock.

	Adopted Method	Calculation Range of Share Exchange Ratio
(1)	Average Market Price Method	0.851 ~ 0.942
(2)	Comparable Peer Company Method	0.485 ~ 0.927
(3)	Dividend Discount Model Analysis (DDM Method)	0.453 ~ 1.020

In the average market price method, the calculation range of the share exchange ratio is based on (1) the closing stock price on July 24, 2009 (one business day before July 25, 2009, when there were press reports about the share exchange ratio) (the “Record Date”); (2) the average closing stock price during the week before the Record Date; (3) the average closing stock price during the month before the Record Date; and (4) the average closing stock price during the three months before the Record Date.

Mizuho Securities has used the information provided by Both Companies, in addition to publicly available information, to conduct its analysis. Mizuho Securities has not conducted any independent verification of the accuracy and completeness of this information, but rather has assumed that all such materials and information are accurate and complete. In addition, Mizuho Securities has not made any independent evaluation, appraisal or assessment of the assets or liabilities (including contingent liabilities) or reserves of either party, their subsidiaries or their affiliates, nor has Mizuho Securities independently analyzed or assessed each individual asset or liability or reserve. Mizuho Securities has not appointed any third party for appraisal or assessment. Mizuho Securities calculated the share exchange ratio based on information and economic conditions up to and as of July 28, 2009, and Mizuho Securities assumes that the financial projections (including the profit plan and other information) reported by Both Companies have been rationally prepared on the basis of the best possible estimates and judgment available at that time from the management of each of Both Companies.

Goldman Sachs performed a stock price analysis and a comparable companies analysis based on publicly available information, and a DDM analysis based on financial projections prepared by management of Both Companies, as approved for Goldman Sachs’ use by the Company. The results of respective analyses are shown below. The below ranges of the share exchange ratio are for a number of shares of the Holding Company to be issued in exchange for one share of NIPPONKOA common stock assuming that one share of the Holding Company stock will be issued in exchange for one share of the Company common stock. In performing the stock price analysis, Goldman Sachs used July 24, 2009 as the base date, and reviewed the closing market prices of Both Companies on the base date and the closing market prices of Both Companies during the one-month, three-month and six-month period ending on the base date as a basis for the analysis. In addition, no company used in this analysis as a comparison is directly comparable to the Company and NIPPONKOA. Goldman Sachs delivered to the Company a written opinion, approved by the fairness committee of Goldman Sachs & Co., that, as of July 29, 2009, and based upon and subject to certain conditions, including the below assumptions, the share exchange ratio of one share of common stock of the Holding Company to be issued in exchange for one share of common stock of the Company agreed to pursuant to the Agreement was fair to the shareholders of the Company from a financial point of view. Goldman Sachs provided its advisory services and the opinion for the information and assistance of the Board of Directors of the Company in connection with its consideration of the share exchange and such opinion does not constitute a recommendation as to how any shareholder of the Company should vote with respect to such Share Exchange or any other matter. Goldman Sachs did not recommend any specific share exchange ratio to the Company or its Board of Directors or that any specific share exchange ratio constituted the only appropriate share exchange ratio. Please refer to Note 1 below for a more detailed description.

	Analysis Method	Range of Share Exchange Ratio
(1)	Stock Price Analysis	0.77 ~ 1.57
(2)	Comparable Companies Analysis	0.53 ~ 2.74
(3)	DDM Analysis	0.51 ~ 1.24

Goldman Sachs’ analyses and opinion are necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, July 29, 2009, and Goldman Sachs assumes no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date thereof. Goldman Sachs assumed with the Company’s consent that the financial forecasts for Both Companies, including synergies, have been reasonably prepared on the basis of the best possible estimates and judgment available at that time from the management of each of Both Companies.

Merrill Lynch, considering the trends of the market share prices, forecasts and other aspects of the performance of NIPPONKOA and the Company, conducted its valuation using a market price analysis, a comparable companies analysis and a discounted cash flow (“DCF”) analysis, and the Board of Directors of NIPPONKOA received a valuation report from Merrill Lynch on July 29, 2009. (Furthermore, the Board of Directors of NIPPONKOA received a written opinion on July 29, 2009, to the effect that, based on the assumptions set forth below and other conditions set forth in such written opinion, the Share Exchange Ratio to be used in the Share Exchange is fair, from a financial point of view, to the holders of common stock of NIPPONKOA, other than the Company and its affiliates. Both the valuation report and the written opinion were submitted by Merrill Lynch to the Board of Directors of NIPPONKOA on the condition that they were prepared solely for use by the Board of Directors of NIPPONKOA in connection with its evaluation of the share exchange ratio for the Share Exchange, and that they may not be used or relied upon for any other purpose. Moreover, the Board of Directors of NIPPONKOA has received further supplementary explanation from Merrill Lynch concerning the assumptions and disclaimers related to its analyses and opinions in evaluating the stockholder value of each company. Please see Note 2 below for details.) The market price analysis was based (1) on the closing price of each company on July 24, 2009 (the “Record Date (i)”) and the average closing prices of each company for the one-month, three-month and six-month periods up to and including the Record Date (i) and (2) on the closing prices of each company on March 11, 2009 (the “Record Date (ii)”), the business day immediately prior to the day on which the Share Exchange of NIPPONKOA and the Company was reported by newspapers, and the average closing prices for the one-month, three-month and six-month periods up to and including the Record Date (ii). The table below sets forth the primary methodologies that Merrill Lynch used in its valuations of NIPPONKOA and the Company, along with the ranges of share exchange ratios obtained as a result of such valuations are set forth below. (The following ranges represent the number of shares of NIPPONKOA to be transferred for one share of the Holding Company, assuming that each share of the Company is to be transferred for one share of the Holding Company.)

	Methodology	Range of Share Exchange Ratios
(1)-1	Market Price Analysis (Record Date (i))	0.85 ~ 1.01
(1)-2	Market Price Analysis (Record Date (ii))	1.01 ~ 1.44
(2)	Comparable Companies Analysis	0.62 ~ 0.96
(3)	DCF Analysis	0.72 ~ 1.29

Merrill Lynch, in preparing its written opinion and the valuations set forth in its valuation report, which were the basis for the written opinion, has assumed and relied on the accuracy and completeness of all information supplied to it by NIPPONKOA and the Company or otherwise made available to Merrill Lynch, discussed with or reviewed by Merrill Lynch, or publicly available, and has not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets, liabilities or facilities of NIPPONKOA or the Company. Moreover, with respect to the prospects for business, profits, cash flow, assets, liabilities, new business plans, and other matters furnished to or discussed with Merrill Lynch, in addition to any information concerning cost savings expected to arise from the Share Exchange or the expenses related to the execution of the Share Exchange including the amount and timing of such cost savings and related expenses and synergies, Merrill Lynch assumed that they were reasonably prepared and reflected the best possible estimates and judgment of NIPPONKOA’s or the Company’s management available at that time. The written opinion and valuation report provided by Merrill Lynch are necessarily based on the information available to it and economic conditions as they existed on July 29, 2009, and Merrill Lynch assumes no responsibility to update, revise, or reconfirm either its opinion or analyses based on any circumstances, changes, or for any other cause arising after such date.

Merrill Lynch is acting as financial advisor to NIPPONKOA and will receive a fee from NIPPONKOA for its services, a significant portion of which is contingent on the consummation of the Share Exchange.

Because the common stock of each of Both Companies has a market price, Mitsubishi UFJ Securities has adopted the average market price method, as well as the comparable peer company method based on the revised net assets and the dividend discount model analysis method (the “DDM Method”), for calculating the share exchange ratio. The calculation results based on each method are as follows. The calculation range of the share exchange ratio shows the range of the number of shares of the Holding Company’s common stock to be allotted for each share of common stock of NIPPONKOA, assuming that one share of common stock of the Holding Company will be allotted for each share of the Company’s common stock.

	Adopted Method	Calculation Range of Share Exchange Ratio
(1)	Average Market Price Method (Record Date (i))	0.773 ~ 1.121
(2)	Average Market Price Method (Record Date (ii))	0.613 ~ 1.571
(3)	Comparable Peer Company Method	0.710 ~ 0.862
(4)	DDM Method	0.773 ~ 1.114

In the average market price method, the closing stock price has been applied for the periods of one month and three months on and until the record date of July 27, 2009 (the “Record Date” (i)) and for any day after March 16, 2009 (one business day after the announcement on the Memorandum of Understanding), as well as for the period of one month, three months and six months on and until the record date of March 11, 2009 (the “Record Date” (ii)) (one business day before March 12, 2009, when there were press reports speculating about the business integration).

Mitsubishi UFJ Securities has used the information provided by Both Companies, in addition to publicly available information, to conduct its analysis. Mitsubishi UFJ Securities has not conducted any independent verification of the accuracy and completeness of this information, but rather has assumed that all such materials and information are accurate and complete. In addition, Mitsubishi UFJ Securities has not made any independent evaluation, appraisal or assessment of the assets or liabilities (including contingent liabilities) of either of Both Companies or their affiliates, nor has Mitsubishi UFJ Securities independently analyzed or assessed each individual asset and liability. Mitsubishi UFJ Securities has not appointed any third party for appraisal or assessment. Mitsubishi UFJ Securities calculated the share exchange ratio based on information and economic conditions up to and as of July 27, 2009, and Mitsubishi UFJ Securities assumes that the financial projections (including the profit plan and other information) reported by Both Companies have been rationally prepared on the basis of the best possible estimates and judgment available at that time from the management of each of Both Companies.

2)	Determination of the Share Exchange Ratio

The Company and NIPPONKOA considered various factors, including the financial conditions, asset conditions and future outlook of Both Companies, and engaged in careful deliberation concerning the share exchange ratio, and in the process, the Company referred to the results of analyses of Nomura Securities, Mizuho Securities and Goldman Sachs, and NIPPONKOA referred to the results of analyses of Merrill Lynch and Mitsubishi UFJ Securities. On July 29, 2009, Both Companies concluded that the share exchange ratio mentioned above is appropriate, and agreed on the ratio.

Furthermore, the Company obtained opinions from Nomura Securities and Mizuho Securities, dated July 29, 2009, stating that from a financial point of view, the agreed share exchange ratio is fair to the shareholders of the Company, subject to the conditions set forth hereunder and certain other conditions. The Company has also received an opinion from Goldman Sachs, dated July 29, 2009, stating that from a financial point of view, the agreed share exchange ratio of one share of common stock of the Holding Company to be issued in exchange for each share of common stock of the Company is fair to the shareholders of the Company, subject to the conditions set forth hereunder and certain other conditions. Also, NIPPONKOA obtained an opinion from Merrill Lynch and Mitsubishi UFJ Securities dated July 29, 2009, stating that from a financial point of view, the agreed share exchange ratio is fair to the shareholders of NIPPONKOA, subject to the conditions set forth hereunder and certain other conditions.

3)	Relationship with entities that performed fairness analyses

None of Nomura Securities, Mizuho Securities nor Goldman Sachs, the institutions that performed fairness analyses relating to the calculation of the share exchange ratio for the Company, is a related party of the Company, and none of them has a material interest in the reorganization contemplated in this document.

Furthermore, neither Merrill Lynch nor Mitsubishi UFJ Securities, the institutions that performed fairness analyses relating to the calculation of the share exchange ratio for NIPPONKOA, constitutes a related party with respect to NIPPONKOA, and none of them has a material interest in the reorganization.

(Note 1)

Goldman Sachs and its affiliates are engaged in investment banking and financial advisory services, commercial banking, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman Sachs and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of third parties, the Company, NIPPONKOA and any of their respective affiliates or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”) for their own account and for the accounts of their customers. Goldman Sachs has acted as financial advisor to the Company in connection with, and has participated in certain of the negotiations leading to, the Transaction. Goldman Sachs expects to receive fees for its services in connection with the Transaction, a portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of Goldman Sachs’ expenses arising, and indemnify Goldman Sachs against certain liabilities that may arise, out of its engagement. In addition, Goldman Sachs has provided and is currently providing certain investment banking and other financial services to the Company and its affiliates. Goldman Sachs also may provide investment banking and other financial services to the Company, NIPPONKOA and their respective affiliates in the future. In connection with the above-described services, Goldman Sachs has received, and may receive, compensation.

In connection with its analyses and opinion, Goldman Sachs has reviewed, among other things, the Agreement; the Annual Securities Reports (Yuka Shoken Houkoku-Sho) of the Company and NIPPONKOA for the five fiscal years ended March 31, 2009; certain other communications from the Company and NIPPONKOA to their respective stockholders; certain internal financial analyses and forecasts for the Company prepared by its management and certain internal analyses and forecasts for NIPPONKOA prepared by its management and reviewed by the management of the Company, in each case as approved for Goldman Sachs’ use by the Company (the “Forecasts”), including certain cost savings projected by the managements of the Company and NIPPONKOA to result from the Transaction, as prepared by the managements of the Company and NIPPONKOA and approved for Goldman Sachs’ use by the Company (the “Synergies”). Goldman Sachs also has held discussions with members of the senior managements of the Company and NIPPONKOA regarding their assessment of the past and current business operations, financial condition and future prospects of NIPPONKOA and with the members of senior management of the Company and NIPPONKOA regarding their assessment of the past and current business operations, financial condition and future prospects of the Company and the strategic rationale for, and the potential benefits of, the Transaction. In addition, Goldman Sachs has reviewed the reported price and trading activity for the common shares of the Company and NIPPONKOA, compared certain financial and stock market information for the

Company and NIPPONKOA with similar information for certain other companies the securities of which are publicly traded, considered the relative exposure of the Company and NIPPONKOA to losses from financial guarantee insurance on CDO securities, and performed such other studies and analyses, and considered such other factors, as Goldman Sachs considered appropriate.

For purposes of rendering its opinion, Goldman Sachs has relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by Goldman Sachs and Goldman Sachs does not assume any liability for any such information. In that regard, Goldman Sachs has assumed with the consent of the Company that the Forecasts, including the Synergies, have been reasonably prepared on a basis reflecting the best estimates and judgments of the management of the Company available at that time. In addition, Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or NIPPONKOA, or any of their respective subsidiaries, and Goldman Sachs has not been furnished with any such evaluation or appraisal. Goldman Sachs also has assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Holding Company, the Company or NIPPONKOA or on the expected benefits of the Transaction in any way meaningful to its analysis. Goldman Sachs also assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis. Goldman Sachs is not an actuary and its services did not include any actuarial determination or evaluation by Goldman Sachs or any attempt to evaluate actuarial assumptions. In that regard, Goldman Sachs has made no analysis of, and expresses no opinion as to, the adequacy of the reserves of the Company, or NIPPONKOA. In addition, Goldman Sachs is not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company, NIPPONKOA or the Holding Company or the ability of the Company, NIPPONKOA or the Holding Company to pay its obligations when they come due, and its opinion does not address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company. The opinion addresses only the fairness from a financial point of view to the common shareholders of the Company, as of July 29, 2009, of the share exchange ratio of one share of common stock of the Holding Company to be issued in exchange for each share of common stock of the Company pursuant to the Agreement. Goldman Sachs does not express any view on, and its opinion does not address, any other term or aspect of the Agreement or Transaction, including, without limitation, the fairness of the Transaction to, or any consideration received in connection therewith by, NIPPONKOA or the common shareholders of NIPPONKOA or any other class of securities, creditors, or other constituencies of the Company or NIPPONKOA; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or NIPPONKOA, or class of such persons in connection with the Transaction, whether relative to the share exchange ratio pursuant to the Agreement or otherwise. Goldman Sachs is not expressing any opinion as to the prices at which shares of the Company, the Holding Company, or NIPPONKOA will trade at any time.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses.

(Note 2)

Merrill Lynch has made qualitative judgments as to the significance and relevance of each analysis and each factor considered in the course of preparing these documents. Accordingly, Merrill Lynch believes that its analysis must be considered as a whole and that selecting portions of its analysis and factors, without considering all analyses and factors, could create an incomplete view of the processes underlying such analysis and opinion. In its analysis, Merrill Lynch made numerous assumptions with respect to NIPPONKOA, the Company, industry performance and regulatory environment, general business, economic, market and financial conditions, as well as other matters, many of which are beyond the control of NIPPONKOA and involve the application of complex methodologies and educated judgment. No company, business or transaction used in any analysis as a comparison is identical to NIPPONKOA, the Company, or the Share Exchange. Analyses relating to the value of businesses or securities are not appraisals and may not reflect the present or future prices at which businesses, companies or securities may actually be sold, which may be significantly different from those suggested by those analysis. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

Merrill Lynch has not undertaken an independent evaluation of the solvency or fair value of NIPPONKOA or of the Company, and has assumed, with the consent of NIPPONKOA, that certain accounting and tax-related procedures will be followed in connection with this transaction. Merrill Lynch has assumed that in the course of obtaining the necessary regulatory consents or approvals for this transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed by the relevant authorities that will have a material adverse affect on the contemplated benefits of this transaction.

In connection with the preparation of the written opinion, Merrill Lynch has not been authorized by NIPPONKOA or its Board of Directors to solicit, nor has it solicited, third-party indications of interest for the acquisition of all or any part of NIPPONKOA.

NIPPONKOA has agreed to indemnify Merrill Lynch for certain liabilities arising out of its engagement. Merrill Lynch has, in the past, provided financial advisory and financial services to NIPPONKOA and the Company and has received, and may receive, fees for the rendering of such services. Further, in the ordinary course of business, Merrill Lynch or its affiliates may actively trade the common stock or other securities of NIPPONKOA, as well as the common stock or other securities of the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Neither the valuation report nor the written opinion delivered by Merrill Lynch address the merits of the underlying decision by NIPPONKOA to engage in this transaction or constitutes a recommendation to any stockholder of NIPPONKOA as to how such stockholder should vote on (or whether any opposing stockholder should exercise its statutory opposition rights of appraisal in respect of) this transaction or any matter related thereto. In addition, Merrill Lynch has not been asked to address, nor do the valuation report or the written opinion address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of NIPPONKOA other than the holders of the common stock of NIPPONKOA. Merrill Lynch does not express any opinion herein as to the prices at which shares of NIPPONKOA, the Company or the Holding Company will trade following the announcement or consummation of this transaction, or as to the appropriateness of the trade of any such shares.

(2)	Both Companies have determined that at the time of the incorporation of the Holding Company by way of the Share Exchange, the amounts of capital and capital reserve etc. of the Holding Company shall be as set out below.

(i)	The amounts of capital and capital reserve etc. of the Holding Company shall be as follows.

Amount of Capital:	100 billion yen
Amount of Capital Reserve:	25 billion yen
Amount of Retained Earnings Reserve:	0 yen

(ii)	The amounts of capital and capital reserve etc. of the Holding Company set forth above have been determined by Both Companies through consultation, taking into comprehensive consideration the capital policy of the Holding Company after its incorporation and other factors and within the limits set forth in Article 52 of the Ordinance for Company Accounting.

4.	Matters concerning the reasonability of the provisions concerning the matters prescribed by Article 773, Paragraph 1 (ix) and (x) of the Corporation Law pertaining to the share options issued by Both Companies set forth in Article 808, Paragraph 3 (iii) of the Corporation Law.

Both Companies have decided, with respect to the share options respectively issued by Both Companies set forth in Column (1) of rows 1 through 22 of the table below, that the share options of the Holding Company set forth correspondingly in Column (2) of the table below shall be delivered to the holders of the share options stated or registered in the respective final share option registries of Both Companies as of the end of the day immediately preceding the effective date of the Share Exchange, in exchange for and in the same number as, the relevant share options issued by Both Companies.

Thus each holder of a share option in either of Both Companies will receive allotment of a share option of the Holding Company which is effectively of the same content and in the same quantity as the share option owned by such holder prior to the effective date of the Share Exchange, which allotment is to be made with a view towards equal protection of the rights of shareholders of Both Companies and holders of share options of Both Companies taking into consideration the terms of each share option and the Share Exchange Ratio.

	Column (1)		Column (2)
	Share Options issued by Both Companies		Share Option of the Holding Company to be delivered
	Name	Terms	Name	Terms
(1)	Sompo Japan Insurance Inc. First Share Options	Set forth in Exhibit 2	NKSJ HOLDINGS, INC. First Share Options	Set forth in Exhibit 3

(2)	Sompo Japan Insurance Inc. Second Issue Share Options	Set forth in Exhibit 4	NKSJ HOLDINGS, INC. Second Issue Share Options	Set forth in Exhibit 5

(3)	Sompo Japan Insurance Inc. Fourth Issue Share Options	Set forth in Exhibit 6	NKSJ HOLDINGS, INC. Third Issue Share Options	Set forth in Exhibit 7

(4)	Sompo Japan Insurance Inc. Fifth Issue Share Options	Set forth in Exhibit 8	NKSJ HOLDINGS, INC. Fourth Issue Share Options	Set forth in Exhibit 9

(5)	Sompo Japan Insurance Inc. Sixth Issue Share Options	Set forth in Exhibit 10	NKSJ HOLDINGS, INC. Fifth Issue Share Options	Set forth in Exhibit 11

(6)	Sompo Japan Insurance Inc. Seventh Issue Share Options	Set forth in Exhibit 12	NKSJ HOLDINGS, INC. Sixth Issue Share Options	Set forth in Exhibit 13

(7)	Sompo Japan Insurance Inc. Eighth Issue Share Options	Set forth in Exhibit 14	NKSJ HOLDINGS, INC. Seventh Issue Share Options	Set forth in Exhibit 15

(8)	Sompo Japan Insurance Inc. Ninth Issue Share Options	Set forth in Exhibit 16	NKSJ HOLDINGS, INC. Eighth Issue Share Options	Set forth in Exhibit 17

	Column (1)		Column (2)
	Share Options issued by Both Companies		Share Option of the Holding Company to be delivered
	Name	Terms	Name	Terms
(9)	Sompo Japan Insurance Inc. Tenth Issue Share Options	Set forth in Exhibit 18	NKSJ HOLDINGS, INC. Ninth Issue Share Options	Set forth in Exhibit 19

(10)	Sompo Japan Insurance Inc. Eleventh Issue Share Options	Set forth in Exhibit 20	NKSJ HOLDINGS, INC. Tenth Issue Share Options	Set forth in Exhibit 21

(11)	Sompo Japan Insurance Inc. Twelfth Issue Share Options	Set forth in Exhibit 22	NKSJ HOLDINGS, INC. Eleventh Issue Share Options	Set forth in Exhibit 23

(12)	Sompo Japan Insurance Inc. Thirteenth Issue Share Options	Set forth in Exhibit 24	NKSJ HOLDINGS, INC. Twelfth Issue Share Options	Set forth in Exhibit 25

(13)	Sompo Japan Insurance Inc. Fourteenth Issue Share Options	Set forth in Exhibit 26	NKSJ HOLDINGS, INC. Thirteenth Issue Share Options	Set forth in Exhibit 27

(14)	Sompo Japan Insurance Inc. Fifteenth Issue Share Options	Set forth in Exhibit 28	NKSJ HOLDINGS, INC. Fourteenth Issue Share Options	Set forth in Exhibit 29

(15)	Sompo Japan Insurance Inc. Sixteenth Issue Share Options	Set forth in Exhibit 30	NKSJ HOLDINGS, INC. Fifteenth Issue Share Options	Set forth in Exhibit 31

(16)	Sompo Japan Insurance Inc. Seventeenth Issue Share Options	Set forth in Exhibit 32	NKSJ HOLDINGS, INC. Sixteenth Issue Share Options	Set forth in Exhibit 33

(17)	NIPPONKOA Insurance Co., Ltd. March 2005 Issue Share Options (Stock Compensation-Type Stock Option)	Set forth in Exhibits 34 and 46	NKSJ HOLDINGS, INC. Seventeenth Issue Share Options	Set forth in Exhibits 35 and 47

(18)	NIPPONKOA Insurance Co., Ltd. March 2006 Issue Share Options (Stock Compensation-Type Stock Option)	Set forth in Exhibits 36 and 46	NKSJ HOLDINGS, INC. Eighteenth Issue Share Options	Set forth in Exhibits 37 and 47

(19)	NIPPONKOA Insurance Co., Ltd. March 2007 Issue Share Options (Stock Compensation-Type Stock Option)	Set forth in Exhibits 38 and 48	NKSJ HOLDINGS, INC. Nineteenth Issue Share Options	Set forth in Exhibits 39 and 49

(20)	NIPPONKOA Insurance Co., Ltd. March 2008 Issue Share Options (Stock Compensation-Type Stock Option)	Set forth in Exhibits 40 and 48	NKSJ HOLDINGS, INC. Twentieth Issue Share Options	Set forth in Exhibits 41 and 49

(21)	NIPPONKOA Insurance Co., Ltd. March 2009 Issue Share Options (Stock Compensation-Type Stock Option)	Set forth in Exhibits 42 and 48	NKSJ HOLDINGS, INC. Twenty-First Issue Share Options	Set forth in Exhibits 43 and 49

(22)	NIPPONKOA Insurance Co., Ltd. October 2009 Issue Share Options (Stock Compensation-Type Stock Option)	Set forth in Exhibits 44 and 48	NKSJ HOLDINGS, INC. Twenty-Second Issue Share Options	Set forth in Exhibits 45 and 49

Note: Exhibits specified in the columns corresponding to “Terms” shall mean Exhibits to the Exchange Plan, a copy of which is attached hereto.

5.	Matters pertaining to NIPPONKOA

(1)	Contents of Financial Statements etc. relating to the latest business year (business year ended on March 31, 2009) of NIPPONKOA

The contents of Financial Statements etc. relating to the latest business year (business year ended on March 31, 2009) of NIPPONKOA shall be as set out in pages 195 through 248 hereof (Note: pages 184 through 243 of English translation).

(2)	Contents of events materially affecting the status of assets of NIPPONKOA which have occurred since the end of the latest business year

Not applicable

6.	Contents of events materially affecting the assets of the Company which have occurred on the part of the Company since the end of the latest business year

Not applicable

7.	Matters concerning Director of the Holding Company prescribed in Article 74 of Ordinance for Enforcement of Corporation Law

The directors of the Holding Company will be the following persons.

Name and Date of Birth	Summarized Resume; Representative Status at Other Juridical Entities and Position and Responsibilities in the Company or NIPPONKOA		(1) Number of Shares of the Company Owned (2) Number of Shares of NIPPONKOA Owned (3) Number of Shares of the Holding Company to be Allotted
Makoto Hyodo (Jan. 25, 1945)	Apr. 1967	Joined The Nippon Fire & Marine Insurance Co., Ltd.	(1) 0 shares (2) 49,000 shares (3) 44,100 shares
(“NFMI”) (Currently NIPPONKOA)
	Jun. 1991	General Manager of First Metropolitan Production Dept. of NFMI
	Jun. 1993	General Manager of Fukushima Branch of NFMI
	Jun. 1995	General Manager of Hiroshima Branch of NFMI
	Apr. 1998	General Manager of Fourth Corporate Production Dept. of NFMI
	Jun. 1999	Executive Officer and General Manager of Fourth Corporate Production Dept. of NFMI
	Jun. 2000	Executive Officer and Executive General Manager of Tohoku Headquarters of NFMI
	Apr. 2001	Executive Officer and Executive General Manager of Tohoku Headquarters of NIPPONKOA
	Dec. 2001	Executive Officer and Executive General Manager of Tohoku Headquarters and General Manager of Iwate Branch of NIPPONKOA
	Mar. 2002	Managing Executive Officer and General Manager of Fifth Production Dept. of NIPPONKOA
	Apr. 2002	Managing Executive Officer of NIPPONKOA
	Jun. 2004	Senior Managing Executive Officer of NIPPONKOA
	Jun. 2005	Representative Director & Executive Deputy President of NIPPONKOA
	Apr. 2007	President & Chief Executive Officer of NIPPONKOA
to present
Representative status at other juridical entities:
Chairman of NIPPONKOA Welfare Foundation

Name and Date of Birth	Summarized Resume; Representative Status at Other Juridical Entities and Position and Responsibilities in the Company or NIPPONKOA		(1) Number of Shares of the Company Owned (2) Number of Shares of NIPPONKOA Owned (3) Number of Shares of the Holding Company to be Allotted
Masatoshi Sato (Mar. 2, 1949)	Apr. 1972	Joined the Company	(1) 47,693 shares (2) 0 shares (3) 47,693 shares
	Apr. 1994	Branch Manager, Yamanashi Branch of the Company
	Apr. 1996	Manager, System Planning Department of the Company
	Apr. 1997	Manager, Information Systems Department of the Company
	Apr. 1999	Office Manager, Presidential Staff Office, Manager, New Business Development Office of the Company
	Jul. 1999	Office Manager, Presidential Staff Office of the Company
	Jun. 2000	Director, Office Manager, Presidential Staff Office of the Company
	Jun. 2001	Director, Executive Officer, Manager, Information Systems Department of the Company
	Apr. 2002	Director, Managing Executive Officer of the Company
	Jul. 2004	Director, Managing Executive Officer, Manager, Corporate Business Planning Department of the Company
	Dec. 2004	Director, Managing Executive Officer, Manager, Commercial Risk Solutions Department, Manager, Corporate Business Planning Department of the Company
	Jan. 2005	Director, Managing Executive Officer, Manager, Corporate Business Planning Department of the Company
	Apr. 2005	Director, Managing Executive Officer of the Company
	Jun. 2006	President and Chief Executive Officer, President and Senior Managing Executive Officer of the Company
to present
Representative status at other juridical entities:
• Chairman, Sompo Fine Art Foundation,
• Chairman, Sompo Japan Foundation
• Chairman, Sompo Japan Environment Foundation
Responsibilities in the Company
Overall management

Name and Date of Birth	Summarized Resume; Representative Status at Other Juridical Entities and Position and Responsibilities in the Company or NIPPONKOA		(1) Number of Shares of the Company Owned (2) Number of Shares of NIPPONKOA Owned (3) Number of Shares of the Holding Company to be Allotted
Akira Genma (Aug. 1, 1934)	Apr. 1959	Joined Shiseido Company, Limited	(1) 0 shares (2) 0 shares (3) 0 shares
	Feb. 1987	Director, General Manager of Chainstore Business Department of Shiseido Company, Limited
	Feb. 1988	Director, General Manager of Chainstore Business Department, Chainstore Business Division of Shiseido Company, Limited
	Jun. 1990	Executive Director, Deputy Chief Officer of Cosmetic Division of Shiseido Company, Limited
	Jun. 1992	Senior Executive Director, Chief Officer of Cosmetic Division of Shiseido Company, Limited
	Jun. 1995	Senior Executive Director of Shiseido Company, Limited
	Jun. 1996	Executive Vice President of Shiseido Company, Limited
	Jun. 1997	Representative Director and President of Shiseido Company, Limited
	Jun. 2001	Representative Director and Chairman of Shiseido Company, Limited
	Jun. 2003	Senior Adviser of Shiseido Company, Limited (current position)
	Jun. 2004	Outside Director of KONAMI CORPORATION (current position)
	Mar. 2006	Outside Director of Kirin Holdings Company, Limited (current position)
to present

Tsunehisa Katsumata (Mar. 29, 1940)	Apr. 1963	Joined Tokyo Electric Power Company, Incorporated	(1) 0 shares (2) 0 shares (3) 0 shares
	Jun. 1993	General Manager of Corporate Planning Department of Tokyo Electric Power Company, Incorporated
	Jun. 1996	Director, General Manager of Corporate Planning Department of Tokyo Electric Power Company, Incorporated
	Jun. 1997	Director in charge of Corporate Planning Department, Business Management Department and Corporate Affairs Department of Tokyo Electric Power Company, Incorporated
	Jun. 1998	Managing Director of Tokyo Electric Power Company, Incorporated
	Jun. 1999	Executive Vice President of Tokyo Electric Power Company, Incorporated
	Jun. 2001	Executive Vice President, General Manager of Business Development Department of Tokyo Electric Power Company, Incorporated
	Oct. 2002	President of Tokyo Electric Power Company, Incorporated
	Jun. 2006	Outside Director of KDDI CORPORATION (current position)
	Jun. 2008	Representative Director and Chairman of Tokyo Electric Power Company, Incorporated (current position)
to present
Representative status at other juridical entities:
Representative Director and Chairman of Tokyo Electric Power Company, Incorporated

Name and Date of Birth	Summarized Resume; Representative Status at Other Juridical Entities and Position and Responsibilities in the Company or NIPPONKOA		(1) Number of Shares of the Company Owned (2) Number of Shares of NIPPONKOA Owned (3) Number of Shares of the Holding Company to be Allotted
Seiichi Asaka (Dec. 24, 1942)	Apr. 1965	Joined NSK Ltd.	(1) 0 shares (2) 0 shares (3) 0 shares
	Oct. 1990	Head of Business Department of Business Development Division HQ of NSK Ltd.
	Jun. 1994	Director & Vice Head of Precision Machinery Business Division HQ of NSK Ltd.
	Jun. 1997	Senior Vice President & Head of Bearing Business Division HQ of NSK Ltd.
	Jun. 1998	Senior Vice President & General Manager for Europe of NSK Ltd.
	Jun. 1999	Senior Vice President (shikko yakuin jomu) & General Manager for Europe of NSK Ltd.
	Jun. 2000	Representative Director & Executive Vice President, General Manager for Europe of NSK Ltd.
	Jun. 2002	President and Chief Executive Officer of NSK Ltd.
	Jun. 2004	President & Chief Executive Officer, Chairman of Nomination Committee of NSK Ltd.
	Jun. 2009	Chairman of NSK Ltd. (current position)
to present

Sumitaka Fujita (Dec. 24, 1942)	Apr. 1965	Joined ITOCHU Corporation	(1) 0 shares (2) 0 shares (3) 0 shares
	Oct. 1994	General Manager of Corporate Planning & Administration Division of ITOCHU Corporation
	Jun. 1995	Executive Director of ITOCHU Corporation
	Apr. 1997	Senior Executive Director of ITOCHU Corporation
	Jul. 1998	Senior Executive Director, Representative Director of ITOCHU Corporation
	Apr. 1999	Chief Executive Director, Representative Director of ITOCHU Corporation
	Apr. 2001	Vice President, Representative Director of ITOCHU Corporation
	Apr. 2006	Vice Chairman, Representative Director of ITOCHU Corporation
	Jun. 2006	Vice Chairman of ITOCHU Corporation
	Jun. 2007	Director of Orient Corporation (current position)
Jun. 2008

Special Advisor of ITOCHU Corporation (current position) Outside Auditor of NIPPONKOA Insurance Company, Limited (current position) Outside Director of The Furukawa Electric Co., Ltd. (current position)

	Jun. 2009	Outside Director of Nippon Sheet Glass Co., Ltd. (current position)
to present

Name and Date of Birth	Summarized Resume; Representative Status at Other Juridical Entities and Position and Responsibilities in the Company or NIPPONKOA		(1) Number of Shares of the Company Owned (2) Number of Shares of NIPPONKOA Owned (3) Number of Shares of the Holding Company to be Allotted
Yoshiharu Kawabata (Dec. 6, 1945)	Apr. 1970	Admitted to the Japanese Bar	(1) 0 shares (2) 0 shares (3) 0 shares
	Apr. 1980	Established Kasumigaseki-Sogo Law Offices
	Apr. 1988	Executive Vice President of Daini Tokyo Bar Association
Executive Governor of Kanto Federation of Bar Associations
	Apr. 1989	Executive Governor of Japan Federation of Bar Associations
	Apr. 2000	President of Daini Tokyo Bar Association
Vice President of Japan Federation of Bar Associations
	Sep. 2005	Professor of Omiya Law School (current position)
	Sep. 2006	Chairman of the Nomination and Compensation Committee of the Company (current position)
to present

Yasuhide Fujii (Dec. 10, 1951)	Apr. 1974	Joined The Nippon Fire & Marine Insurance Co., Ltd. (“NFMI”) (currently NIPPONKOA)	(1) 0 shares (2) 36,150 shares (3) 32,535 shares
	Jun. 1998	General Manager of Reinsurance Dept. of NFMI
	Apr. 2003	General Manager of Accounting Dept. of NIPPONKOA
	Apr. 2005	Executive Officer of NIPPONKOA
	Apr. 2006	Managing Executive Officer of NIPPONKOA
	Jun. 2007	Director and Managing Executive Officer of NIPPONKOA
to present

Yuichi Yamaguchi (Apr. 8, 1952)	Responsibilities in NIPPONKOA		(1) 0 shares (2) 18,000 shares (3) 16,200 shares
Risk Management, General Affairs, Accounting
	Apr. 1976	Joined The Nippon Fire & Marine Insurance Co., Ltd. (“NFMI”) (currently NIPPONKOA)
	Apr. 2001	General Manager of Okayama Branch of NIPPONKOA
	Oct. 2001	General Manager of Osaka Minami Branch of NIPPONKOA
	Mar. 2004	General Manager of Nagoya Branch of NIPPONKOA
	Jun. 2005	General Manager of Claims Management Dept. of NIPPONKOA
	Jun. 2006	Executive Officer and General Manager of Claims Management Dept. of NIPPONKOA
	Jun. 2008	Managing Executive Officer and General Manager of Claims
Management Dept. of NIPPONKOA
	Aug. 2008	Managing Executive Officer of NIPPONKOA
	Jun. 2009	Director, Managing Executive Officer of NIPPONKOA
to present
Responsibilities in NIPPONKOA
Quality Control, Corporate Planning (other than IR), Business Integration Planning

Name and Date of Birth	Summarized Resume; Representative Status at Other Juridical Entities and Position and Responsibilities in the Company or NIPPONKOA		(1) Number of Shares of the Company Owned (2) Number of Shares of NIPPONKOA Owned (3) Number of Shares of the Holding Company to be Allotted
George C. Olcott (May 7, 1955)	Jul. 1986	Joined S.G. Warburg & Co., Ltd	(1) 0 shares (2) 0 shares (3) 0 shares
	Nov. 1991	Director of S.G. Warburg & Co., Ltd
	Sep. 1993	Executive Director, Equity Capital Market Group, S.G.
Warburg Securities London
	Apr. 1997	Head of Tokyo branch, SBC Warburg
	Apr. 1998	Vice President, LTCB-UBS-Brinson Asset Management
	Feb. 1999	President, UBS Asset management (Japan)
President, Japan UBS Brinson
	Jun. 2000	Managing Director, Equity Capital Market, UBS Warburg Tokyo
	Sep. 2001	Cambridge Judge Business School
	Mar. 2005	FME Teaching Fellow of Cambridge Judge Business School
	Mar. 2008	Senior Fellow of Cambridge Judge Business School (current position)
	Jun. 2008	Outside Director of Nippon Sheet Glass Co., Ltd. (current position)
to present

Kengo Sakurada (Feb. 11, 1956)	Apr. 1978	Joined the Company	(1) 15,365 shares (2) 0 shares (3) 15,365 shares
	Dec. 2000	Manager, Consolidated Planning Department of the Company
	Apr. 2001	Manager, Consolidated Planning Department, Manager, DAI-ICHI LIFE Office Integration Planning Department of the Company
	Apr. 2002	Manager, Business Strategy Planning Department of the Company
	Jun. 2002	Manager, Corporate Planning Department of the Company
	Jul. 2005	Executive Officer, Manager, Financial Institutions Department of the Company
	Apr. 2007	Managing Executive Officer of the Company
	Jun. 2007	Director, Managing Executive Officer of the Company
to present
Responsibilities in the Company

BusinessProcess & IT Integration Department, Renovation Planning Department, Automobile Underwriting Department, Personal Lines Underwriting Department, Personal Lines Underwriting Department Accident & Health Insurance Office, Special Fire Insurance Department, Marketing & Contact Center Planning Department, Saga Call Center Office, Sapporo Call Center Office, Business Process Planning Department, and IT Strategy Planning Department

Name and Date of Birth	Summarized Resume; Representative Status at Other Juridical Entities and Position and Responsibilities in the Company or NIPPONKOA		(1) Number of Shares of the Company Owned (2) Number of Shares of NIPPONKOA Owned (3) Number of Shares of the Holding Company to be Allotted
Hiroyuki Yamaguchi (Feb.13, 1956)	Apr. 1979	Joined the Company	(1) 14,050 shares (2) 0 shares (3) 14,050 shares
	Jul. 2002	Manager, Accounting Department of the Company
	Oct. 2002	Manager, Accounting Department, and International Accounting Office of the Company
	Dec. 2002	Manager, Accounting Department of the Company
	Jan. 2005	Manager, Accounting Department, and Commercial Risk Solutions Department of the Company
	Apr. 2005	Manager, Commercial Risk Solutions Department of the Company
	Apr. 2007	Executive Officer, Manager, Corporate Planning Department of the Company
	Apr. 2009	Managing Executive Officer of the Company
	Jun. 2009	Director, Managing Executive Officer of the Company
to present
Responsibilities in the Company
Corporate Planning Department, Integration Planning Department, Accounting Department, Accounting Processing Department

Notes:

1.	Mr. Makoto Hyodo is Chairman of NIPPONKOA Welfare Foundation. NIPPONKOA has made donation to NIPPONKOA Welfare Foundation for the purpose of supporting research activities etc.

2.	Mr. Masatoshi Sato is Chairman of each of Sompo Fine Art Foundation, Sompo Japan Foundation and Sompo Japan Environment Foundation. The Company has made donation to each of said foundations for the purpose of supporting research activities etc.

3.	Each of other candidates has no special interests in the Company or NIPPONKOA.

4.	Messrs. Akira Genma, Tsunehisa Katsumata, Seiichi Asaka, Sumitaka Fujita, Yoshiharu Kawabata and George C. Olcott are candidates for outside director.

5.	The reasons for which Messrs. Akira Genma, Tsunehisa Katsumata, Seiichi Asaka, Sumitaka Fujita, Yoshiharu Kawabata and George C. Olcott were selected as candidates for outside director are as set forth below, as well as the matters to be specially mentioned concerning candidates for outside director.

(1)	The motion was made to elect Mr. Akira Genma as an outside director because he is expected to make use of his abundant experience as a manager and his broad insight in the management of the Holding Company.

(2)	The motion was made to elect Mr. Tsunehisa Katsumata as an outside director because he is expected to make use of his abundant experience as a manager and his broad insight in the management of the Holding Company.

Tokyo Electric Power Company, Limited, where Mr. Katsumata serves as Director, received an administrative disposition from the Ministry of Economy, Trade and Industry (METI) pursuant to the Act on the Regulation of Nuclear Source Material, Nuclear Fuel Material and Reactors and Electricity Business Act in May 2007 and further received an administrative disposition from each of relevant city and regional development bureaus of the Ministry of Land, Infrastructure, Transport and Tourism pursuant to the River Act on the grounds that the data falsification and defective procedures occurred at its electricity generation facilities. Mr. Katsumata was not involved in either incident and repeatedly called attention to the importance of strengthening of compliance at meetings of the board of directors etc. and following the occurrence of the above incidents, he has issued instructions to take thorough measures to prevent recurrence of similar incidents.

(3)	The motion was made to elect Mr. Seiichi Asaka as an outside director because he is expected to make use of his abundant experience as a manager and his broad insight in the management of the Holding Company.

(4)	The motion was made to elect Mr. Sumitaka Fujita as an outside director because he is expected to make use of his abundant experience as a manager and his broad insight in the management of the Holding Company.

Itochu Corporation, where Mr. Fujita served as Director until June 2008, made public in March 2008 that inappropriate accounting treatment had occurred concerning transactions by an ex-employee which involved ethanol used for foreign-made drinks, and in October 2008 that inappropriate accounting treatment had occurred concerning tri-nation trade transactions by Itochu Corporation which involved heavy machinery and mechanical equipment and materials. Mr. Fujita was not involved in either incident and repeatedly gave instructions to strengthen compliance and internal control at meetings of the board of directors etc., and following the identification of the above incidents, he issued instructions to take thorough measures to prevent recurrence of similar incidents.

Further, Furukawa Electric Co., Ltd., where Mr. Fujita serves as Outside Director, received in August 2008 a cancellation of JIS Mark Certification by Japan Quality Assurance Organization. This cancellation was issued on the grounds that the performance values that relate to quality with respect to a part of its products were calculated based on the tests conducted in ways that differed from the JIS standards (said JIS MARK Certification was re-acquired in April 9, 2009). In March 2009 this company received from the Japan Fair Trade Commission cease and desist order and an order to pay an administrative fine based on the violation of Antimonopoly Act concerning the transactions related to the cross-linked highly foamed polyethylene sheets Mr. Fujita was not involved in either incident, and at meetings of the board of directors etc., repeatedly called attention to the importance of strengthening of compliance. Following the occurrence of the above incidents, he has issued instructions to take thorough measures to prevent recurrence of similar incidents.

Moreover, NIPPONKOA, where he serves as outside corporate auditor, received an order for business improvement under the Insurance Business Act from the Financial Services Agency in October 2009 on the basis that there was a delay in payment of insurance moneys due to insufficient or inappropriate response, although not intentionally. At meetings of the Board of Directors etc., Mr. Fujita repeatedly called attention to procuring proper operation on the execution of business and following the identification of the above incident, he has demanded that thorough action be taken to prevent recurrence of similar incidents.

(5)	The motion was made to elect Mr. Yoshiharu Kawabata as an outside director because he is expected to appropriately carry out the duties of an outside director based on his professional knowledge and experience as an attorney, despite his lack of experience in corporate management.

(6)	The motion was made to elect Mr. George C. Olcott as an outside director because he is expected to make use of his abundant experience as an erudite scholar and a manager and his broad insight in the management of the Holding Company.

6.	Contract for limitation of liability with each candidate for outside director

If Messrs. Akira Genma, Tsunehisa Katsumata, Seiichi Asaka, Sumitaka Fujita, Yoshiharu Kawabata and George C. Olcott are elected as outside directors, the Holding Company intends to execute a contract for limitation of liability with each of them that limits his liability to the Minimum Liability Amount which is provided for in Article 425, Paragraph 1 of the Corporation Law regarding liability under Article 423, Paragraph 1 of the Corporation Law in accordance with the Articles of Incorporation of the Holding Company.

NIPPONKOA has entered into contracts for limitation of liability with Mr. Sumitaka Fujita, an outside corporate auditor of NIPPONKOA, that limit his liability to the higher of 10,000,000 yen and the Minimum Liability Amount which is provided for in Article 425, Paragraph 1 of the Corporation Law regarding liability under Article 423, Paragraph 1 of the Corporation Law.

8.	Matters concerning Corporate Auditor of the Holding Company prescribed in Article 76 of Ordinance for Enforcement of Corporation Law

Corporate Auditors of the Holding Company will be the following persons.

Name and Date of Birth	Summarized Resume; Representative Status at Other Juridical Entities and Position and Responsibilities in the Company or NIPPONKOA		(1) Number of Shares of the Company Owned (2) Number of Shares of NIPPONKOA Owned (3) Number of Shares of the Holding Company to be Allotted
Koichi Masuda (Jan. 23, 1944)	Sep. 1978	Partner of Shinwa audit corporation	(1) 0 shares (2) 0 shares (3) 0 shares
	Jul. 1992	Managing Partner of Asahi Shinwa audit corporation
	Oct. 1993	Asahi Shinwa audit corporation changed its name to Asahi & Co., Managing Director of Asahi & Co.
	Jul. 1995	Chief Executive of the Japanese Institute of Certified Public Accountants
	Jul. 2001	Deputy President of the Japanese Institute of Certified Public Accountants
	Jan. 2004	Asahi & Co. changed its name to KPMG AZSA & Co., Managing Partner of KPMG AZSA & Co.
	Jul. 2004	Deputy President of the Japanese Institute of Certified Public Accountants
	Jun. 2007	Retired from KPMG AZSA & Co.
	Jul. 2007	Chairman and President of the Japanese Institute of Certified Public Accountants (current position)
to present

Makiko Yasuda (Mar. 10, 1944)	Apr. 1973	Admitted to the Japanese Bar	(1) 0 shares (2) 0 shares (3) 0 shares
Registered as Patent Attorney
Joined Kyowa Patent and Law Office
	May 1980	Established Yasuda Law and Patent Office
	Apr. 1997	Executive Vice President of the Daiichi Tokyo Bar Association
Executive Managing Director of Kanto Federation of Bar Associations
	Mar. 2000	Statutory Auditor of The Long-Term Credit Bank of Japan, Ltd. (currently called Shinsei Bank, Limited)
	Jun. 2006	Statutory Auditor of Shinsei Trust & Banking Co., Ltd. (current position)
to present

Motoyoshi Nishikawa (Jan. 1, 1946)	Apr. 1968	Joined Yawata Iron & Steel Co., Ltd. (currently called Nippon Steel Corporation)	(1) 0 shares (2) 0 shares (3) 0 shares
	Jul. 1986	Head of General Administration Division of Nippon Steel Corporation
	Jun. 1987	Head of Legal Section of Nippon Steel Corporation
	Jun. 1993	General Manager of Legal Affairs Department of Nippon Steel Corporation
	Jun. 1997	Director of Nippon Steel Corporation
	Apr. 2001	Managing Director of Nippon Steel Corporation
	Apr. 2003	Director of Nippon Steel Corporation
	Jun. 2003	Executive Adviser (Chief Legal Counsel) of Nippon Steel Corporation
	Sep. 2006	Chairman of Business Audit and Compliance Committee of the Company (current position)
	Jul. 2007	Adviser of Nippon Steel Corporation (current position)
	Jun. 2009	Corporate Auditor of NITTETSU-ELEX Co., Ltd. (current position)
to present

Name and Date of Birth	Summarized Resume; Representative Status at Other Juridical Entities and Position and Responsibilities in the Company or NIPPONKOA		(1) Number of Shares of the Company Owned (2) Number of Shares of NIPPONKOA Owned (3) Number of Shares of the Holding Company to be Allotted
Atau Kadokawa (Jun. 28, 1947)	Apr. 1970	Joined The Nippon Fire & Marine Insurance Co., Ltd. (“NFMI”) (currently NIPPONKOA)	(1) 0 shares (2) 104,050 shares (3) 93,645 shares
	Apr. 1994	General Manager of the Americas Dept. of NFMI
	Apr. 1997	General Manager of Risk Management Mission, General Affairs Dept. of NFMI
	Jun. 1998	General Manager of General Affairs Dept. of NFMI
	Apr. 2000	General Manager of General Affairs Dept. & IR Office of NFMI
	Jun. 2000	Executive Officer and General Manager of General Affairs Dept. & IR Office of NIPPONKOA
	Apr. 2002	Executive Officer and General Manager of General Affairs Dept. of NIPPONKOA
	Jun. 2002	Director & Managing Executive Officer of NIPPONKOA
	Jun. 2005	Director & Senior Managing Executive Officer of NIPPONKOA
	Apr. 2007	Representative Director & Executive Deputy President of NIPPONKOA
	Jun. 2009	Auditor of NIPPONKOA
to present

Jiro Handa (Dec. 15, 1949)	Apr. 1974	Joined the Company	(1) 12,000 shares (2) 0 shares (3) 12,000 shares
	Apr. 1998	Manager, Tokyo Production Promotion Department of the Company
	Mar. 2000	Branch Manager, Yamagata Branch of the Company
	Jun. 2003	Temporarily transferred to Sompo Japan Insurance Services, Co., Ltd.
	Oct. 2003	Associate Director of the Company, temporarily transferred to Sompo Japan Insurance Services, Co., Ltd.
	Jul. 2005	Associate Director, Branch Manager, Niigata Branch of the Company
	Jun. 2004	Managing Executive Officer, General Manager, Chugoku Regional Headquarters of the Company
	Apr. 2008	Managing Executive Officer of the Company
	Jun. 2008	Auditor of the Company
to present

Notes:

1.	Each candidate has no special interests in the Company or NIPPONKOA.

2.	Mr. Koichi Masuda, Ms. Makiko Yasuda and Mr. Motoyoshi Nishikawa are candidates for outside corporate auditor.

3.	The reasons for which Mr. Koichi Masuda, Ms. Makiko Yasuda and Mr. Motoyoshi Nishikawa were selected as candidates for outside director are as set forth below.

(1)	The motion was made to elect Mr. Koichi Masuda as an outside corporate auditor, because he is expected to appropriately carry out the duties of an outside corporate auditor based on his professional knowledge and experience as a certified public accountant, despite his lack of experience in corporate management.

(2)	The motion was made to elect Ms. Makiko Yasuda as an outside corporate auditor, because she is expected to appropriately carry out the duties of an outside corporate auditor based on her professional knowledge and experience as an attorney, despite her lack of experience in corporate management other than through election as an outside corporate auditor in the past.

(3)	The motion was made to elect Mr. Motoyoshi Nishikawa as an outside corporate auditor as he is expected to make use of his abundant experience as a manager and his broad insight into the auditing of the Holding Company.

4.	Contract for limitation of liability with each candidate for outside corporate auditor If Mr. Koichi Masuda, Ms. Makiko Yasuda and Mr. Motoyoshi Nishikawa are elected as outside corporate auditors, the Holding Company intends to execute a contract for limitation of liability with each of them that limits his/her liability to the Minimum Liability Amount which is provided for in Article 425, Paragraph 1 of the Corporation Law regarding liability under Article 423, Paragraph 1 of the Corporation Law in accordance with the Articles of Incorporation of the Holding Company.

9.	Matters concerning Accounting Auditor of the Holding Company prescribed in Article 77 of Ordinance for Enforcement of Corporation Law

The Accounting Auditor of the Holding Company will be the following person.

(as of September 30, 2009)

Name	ERNST & YOUNG SHINNIHON LLC

Office	Main Office	Hibiya Kokusai Building 2-2-3 Uchisaiwai-cho, Chiyoda-ku, Tokyo 100-0011 JAPAN

History	Oct. 1985	Establishment of Showa Ota & Co.
	Jan. 1986	Establishment of Century Audit Corporation
	Apr. 2000	Establishment of Century Ota Showa & Co. through merger of Showa Ota & Co. and Century Audit Corporation
	Jul. 2001	Name of Century Ota Showa & Co. changed to Shin Nihon & Co.
	Jul. 2008	Following change of form of auditing firm, ERNST & YOUNG SHINNIHON LLC

Profile	CPAs: 2,748
Part-qualified accountants: 2,022
Others: 1,656
Offices in Japan: 32, Representative Office: 3, Overseas Offices: 32
Number of audit clients: 4,233

10.	Matters concerning resolution of the proposals

The proposed matters shall become effective subject to receiving approval of the respective shareholder meetings of Both Companies prescribed in Article 8 (General Meeting of Shareholders to Approve the Plan) of the Exchange Plan and, if required pursuant to applicable laws and regulations, obtaining permission and other approvals from relevant authorities.

Further, in the event that the Exchange Plan ceases to be effective or is cancelled as a result of the matters set forth in Article 12 (Validity of Plan) or Article 13 (Amendment of Terms of Share Exchange and Suspension or Cancellation of Share Exchange) of the Exchange Plan, the resolution of the proposed matters shall cease to be effective.

Proposal	No. 2 Changes to the Articles of Incorporation of the Company

1.	Reasons for Changes

Upon the completion of the procedures for share exchange (kyodo-kabushiki-iten) following the approval of Proposal No. 1, a shareholder of the Company will become a shareholder of NKSJ Holdings, Inc., the wholly owning parent company to be incorporated as at April 1, 2010 (scheduled) through the share exchange, which will result in NKSJ Holdings, Inc. becoming the sole shareholder of the Company.

As a result of the change mentioned above, there is no more need to set the record date for exercise of voting rights at the Annual General Shareholders’ Meeting, and accordingly, the Company propose to delete Article 13 of the current Articles of Incorporation so that, in principle, the shareholders as of the date of the General Shareholders’ Meeting shall be entitled to exercise voting rights at such shareholders meeting, and consequently the numbering of Article 14 and the succeeding articles of the current Articles of Incorporation shall be moved to one lower number each.

The resolution of this Proposal shall take effect as at March 31, 2010, on condition that Proposal No.1 is approved as proposed, and that the Exchange Plan which is the subject of approval of Proposal No. 1 has not ceased to be effective and the Share Exchange has not been suspended or cancelled by the day immediately preceding March 31, 2010.

2.	The Content of Changes

The content of the changes is as follows.

Comparison of Current Provisions and New Provisions

(Altered passages are underlined.)

Current Provisions	New Provisions
(Record Date for General Shareholders’ Meeting) Article 13 The record date for voting rights at the General Shareholders’ Meeting of the Company is March 31 of each year.	(Deleted)

From Article 14 to Article 43 (Omitted)	From Article 13 to Article 42 (Unchanged)

Note:	It is planned that the Company will pay a dividend of surplus (term-end surplus) in respect of 67th Business Year (from April 1, 2009 to March 31, 2010) to the shareholders or registered pledgees who are registered in the final shareholder registry as of March 31, 2010.

Share Exchange Plan (kyodo-kabushiki-iten-keikaku-sho) (Copy)

Sompo Japan Insurance Inc. (“Company AAA”) and NIPPONKOA Insurance Company, Limited (“Company BBB”) hereby agree to carry out a share transfer, by way of share exchange (kyodo-kabushiki-iten), and have jointly prepared this Share Exchange Plan (the “Plan”).

Article 1.	Share Exchange

Company AAA and Company BBB shall carry out a share exchange (the “Share Exchange”) in which they will cause all of their shares issued and outstanding to be acquired by the wholly owning parent company (“CCC Holdings”) which is to be newly incorporated through the Share Exchange on the Incorporation Date of CCC Holdings (as defined in Article 7, hereinafter the same).

Article 2.	Purposes, Company Name, Location of Head Office, and Total Number of Authorized Shares of CCC Holdings, and Other Matters to Be Prescribed in the Articles of Incorporation

1.	The purposes, company name, location of head office and total number of authorized shares of CCC Holdings shall be as set forth below:

(1)	Purposes

The purpose of CCC Holdings shall be to engage in the following business activities:

(i)	Management and administration of the companies that are made subsidiaries pursuant to the applicable provisions of the Insurance Business Law, including, but not limited to, casualty insurance companies and life insurance companies; and

(ii)	Any other businesses that are incidental to the business provided for in the subparagraph (i) above.

(2)	Company Name

The company name of CCC Holdings shall be NKSJ Holdings Kabushiki Kaisha, which will be indicated in the English language as NKSJ Holdings, Inc.

(3)	Location and Address of Head Office

The location of the head office of CCC Holdings shall be in Shinjuku-ku, Tokyo, and the address of the head office shall be 26-1, Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo.

(4)	Total Number of Authorized Shares

The total number of authorized shares of CCC Holdings shall be 5,000,000,000 shares.

2.	In addition to the matters set forth in the preceding paragraph, the matters to be prescribed in the Articles of Incorporation of CCC Holdings shall be as set forth in the Articles of Incorporation of Exhibit 1.

Article 3.	Names of the Directors at the Time of Incorporation of CCC Holdings and the Names of the Corporate Auditors at the Time of Incorporation of CCC Holdings, as well as the Name of the Accounting Auditor at the Time of Incorporation of CCC Holdings

1.	The names of the directors at the time of incorporation of CCC Holdings shall be as follows:

Makoto Hyodo

Masatoshi Sato

Akira Genma

Tsunehisa Katsumata

Seiichi Asaka

Sumitaka Fujita

Yosiharu Kawabata

Yasuhide Fujii

Yuichi Yamaguchi

George Olcott

Kengo Sakurada

Hiroyuki Yamaguchi

2.	The names of the corporate auditors at the time of incorporation of CCC Holdings shall be as follows:

Koichi Masuda

Makiko Yasuda

Motoyoshi Nishikawa

Atau Kadokawa

Jiro Handa

3.	The name of the accounting auditor at the time of the incorporation of CCC Holdings shall be as follows:

Ernst & Young ShinNihon LLC

Article 4.	Method of Calculation and Allotment of the Number of Shares to Be Delivered at the Time of the Share Exchange

1.	At the time of the Share Exchange, CCC Holdings shall deliver to the shareholders of Company AAA and Company BBB, in exchange for the shares of common stock that each shareholder respectively owns, shares of common stock of CCC Holdings in the same number as the total of (i) the number obtained by multiplying the total number of issued shares of common stock of Company AAA as of the day immediately preceding the Incorporation Date of CCC Holdings, by 1; and (ii) the number obtained by multiplying the total number of issued shares of common stock of Company BBB as of the day immediately preceding the Incorporation Date of CCC Holdings, by 0.9. If the calculation of (ii) yields a fraction that is less than one full share, such fraction shall be handled in accordance with Article 234 of the Corporation Law and other relevant laws and regulations.

2.	At the time of the Share Exchange, CCC Holdings shall allot to the shareholders of Company AAA and Company BBB who are respectively registered in the final shareholder registry of Company AAA and Company BBB as of the day immediately preceding the Incorporation Date of CCC Holdings (provided that if a shareholder of Company AAA or Company BBB makes a demand pursuant to Article 806 of the Corporation Law for purchase of shares, Company AAA or Company BBB, as the case may be, shall be deemed to be registered as the shareholder instead of the relevant shareholder) one share of common stock of CCC Holdings per share of common stock of Company AAA that the shareholder owns, and 0.9 shares of common stock of CCC Holdings per share of common stock of Company BBB that the shareholder owns. If the number of shares of common stock of CCC Holdings to be delivered to the shareholders of Company BBB includes a fraction that is less than one full share, such fraction shall be handled in accordance with Article 234 of the Corporation Law and other relevant laws and regulations.

Article 5.	Matters Regarding Stated Capital and Amount of Reserves of CCC Holdings

The stated capital and the amount of reserves of CCC Holdings on the Incorporation Date of CCC Holdings shall be as follows:

(1)	Amount of stated capital:	¥100,000,000,000
(2)	Amount of capital reserves:	¥25,000,000,000
(3)	Amount of retained earnings reserve:	¥0

Article 6.	Share Options to Be Delivered and the Allotment Thereof at the Time of the Share Exchange

1.

(1)    At the time of the Share Exchange, CCC Holdings shall deliver to the holders of the share options issued by Company AAA set forth in Column (1) of rows 1 through 16 of the table below, in exchange for the relevant share options, share options of the CCC Holdings set forth in Column (2) of rows 1 through 16 of the table below, in the same number as the total number of the relevant share options issued by Company AAA as of the end of the day immediately preceding the Incorporation Date of CCC Holdings, provided that if on or after October 1, 2009 and no later than the day immediately preceding the Incorporation Date of CCC Holdings, share options set forth in Column (1) of rows 1 through 16 of the table below have been extinguished in their entirety or in part as a result of exercise or other reasons, number of share options that have been thereby extinguished shall respectively be deducted from the relevant numbers set forth in the columns corresponding to “Number”.

	Column (1)			Column (2)
	Name	Terms	Number	Name	Terms
(1)	Sompo Japan Insurance Inc. First Issue Share Options	Set forth in Exhibit 2	135	NKSJ HOLDINGS, INC. First Issue Share Options	Set forth in Exhibit 3

(2)	Sompo Japan Insurance Inc. Second Issue Share Options	Set forth in Exhibit 4	10	NKSJ HOLDINGS, INC. Second Issue Share Options	Set forth in Exhibit 5

(3)	Sompo Japan Insurance Inc. Fourth Issue Share Options	Set forth in Exhibit 6	40	NKSJ HOLDINGS, INC. Third Issue Share Options	Set forth in Exhibit 7

(4)	Sompo Japan Insurance Inc. Fifth Issue Share Options	Set forth in Exhibit 8	30	NKSJ HOLDINGS, INC. Fourth Issue Share Options	Set forth in Exhibit 9

(5)	Sompo Japan Insurance Inc. Sixth Issue Share Options	Set forth in Exhibit 10	105	NKSJ HOLDINGS, INC. Fifth Issue Share Options	Set forth in Exhibit 11

(6)	Sompo Japan Insurance Inc. Seventh Issue Share Options	Set forth in Exhibit 12	145	NKSJ HOLDINGS, INC. Sixth Issue Share Options	Set forth in Exhibit 13

(7)	Sompo Japan Insurance Inc. Eighth Issue Share Options	Set forth in Exhibit 14	290	NKSJ HOLDINGS, INC. Seventh Issue Share Options	Set forth in Exhibit 15

(8)	Sompo Japan Insurance Inc. Ninth Issue Share Options	Set forth in Exhibit 16	282	NKSJ HOLDINGS, INC. Eighth Issue Share Options	Set forth in Exhibit 17

(9)	Sompo Japan Insurance Inc. Tenth Issue Share Options	Set forth in Exhibit 18	363	NKSJ HOLDINGS, INC. Ninth Issue Share Options	Set forth in Exhibit 19

(10)	Sompo Japan Insurance Inc. Eleventh Issue Share Options	Set forth in Exhibit 20	365	NKSJ HOLDINGS, INC. Tenth Issue Share Options	Set forth in Exhibit 21

(11)	Sompo Japan Insurance Inc. Twelfth Issue Share Options	Set forth in Exhibit 22	324	NKSJ HOLDINGS, INC. Eleventh Issue Share Options	Set forth in Exhibit 23

(12)	Sompo Japan Insurance Inc. Thirteenth Issue Share Options	Set forth in Exhibit 24	316	NKSJ HOLDINGS, INC. Twelfth Issue Share Options	Set forth in Exhibit 25

(13)	Sompo Japan Insurance Inc. Fourteenth Issue Share Options	Set forth in Exhibit 26	403	NKSJ HOLDINGS, INC. Thirteenth Issue Share Options	Set forth in Exhibit 27

(14)	Sompo Japan Insurance Inc. Fifteenth Issue Share Options	Set forth in Exhibit 28	382	NKSJ HOLDINGS, INC. Fourteenth Issue Share Options	Set forth in Exhibit 29

(15)	Sompo Japan Insurance Inc. Sixteenth Issue Share Options	Set forth in Exhibit 30	2,973	NKSJ HOLDINGS, INC. Fifteenth Issue Share Options	Set forth in Exhibit 31

(16)	Sompo Japan Insurance Inc. Seventeenth Issue Share Options	Set forth in Exhibit 32	7,471	NKSJ HOLDINGS, INC. Sixteenth Issue Share Options	Set forth in Exhibit 33

(2)	At the time of the Share Exchange, CCC Holdings shall deliver to the holders of the share options issued by Company BBB set forth in Column (1) of rows 1 through 6 of the table below, in exchange for the relevant share options, share options of the CCC Holdings set forth in Column (2) of rows 1 through 6 of the table below, in the same number as the total number of the relevant share options issued by Company BBB as of the end of the day immediately preceding the Incorporation Date of CCC Holdings, provided that if on or after October 1, 2009, in the case of share options set forth in Column (1) of rows 1 through 5 of the table below, or on or after October 8, 2009, in the case of share options set forth in Column (1) of row 6 of the table below and in each case no later than the day immediately preceding the Incorporation Date of CCC Holdings, share options have been extinguished in their entirety or in part as a result of exercise or other reasons, number of share options that have been thereby extinguished shall respectively be deducted from the relevant numbers set forth in the columns corresponding to “Number”.

	Column (1)			Column (2)
	Name	Terms	Number	Name	Terms

(1)	NIPPONKOA Insurance Company, Limited March 2005 Issue Share Options (Stock Compensation-Type Stock Option)	Set forth in Exhibits 34 and 46	236	NKSJ HOLDINGS, INC. Seventeenth Issue Share Options	Set forth in Exhibits 35 and 47

(2)	NIPPONKOA Insurance Company, Limited March 2006 Issue Share Options (Stock Compensation-Type Stock Option)	Set forth in Exhibits 36 and 46	255	NKSJ HOLDINGS, INC. Eighteenth Issue Share Options	Set forth in Exhibits 37 and 47

(3)	NIPPONKOA Insurance Company, Limited March 2007 Issue Share Options (Stock Compensation-Type Stock Option)	Set forth in Exhibits 38 and 48	131	NKSJ HOLDINGS, INC. Nineteenth Issue Share Options	Set forth in Exhibits 39 and 49

(4)	NIPPONKOA Insurance Company, Limited March 2008 Issue Share Options (Stock Compensation-Type Stock Option)	Set forth in Exhibits 40 and 48	144	NKSJ HOLDINGS, INC. Twentieth Issue Share Options	Set forth in Exhibits 41 and 49

(5)	NIPPONKOA Insurance Company, Limited March 2009 Issue Share Options (Stock Compensation-Type Stock Option)	Set forth in Exhibits 42 and 48	289	NKSJ HOLDINGS, INC. Twenty-First Issue Share Options	Set forth in Exhibits 43 and 49

(6)	NIPPONKOA Insurance Company, Limited October 2009 Issue Share Options (Stock Compensation-Type Stock Option)	Set forth in Exhibits 44 and 48	408	NKSJ HOLDINGS, INC. Twenty-Second Issue Share Options	Set forth in Exhibits 45 and 49

2.

(1)    At the time of the Share Exchange, CCC Holdings shall respectively allot share options set forth in Column (2) of rows 1 through 16 of the table of Article 6.1 (1) to each of the holders of the share options issued by Company AAA set forth in Column (1) of rows 1 through 16 of the table of Article 6.1 (1) that is stated or recorded in the final share option registry of Company AAA as of the end of the day immediately prior to the Incorporation Date of CCC Holdings, in a ratio of one share option of CCC Holdings per share option issued by Company BBB that is held by such holder.

(2)    At the time of the Share Exchange, CCC Holdings shall respectively allot share options set forth in Column (2) of rows 1 through 6 of the table of Article 6.1 (2) to each of the holders of the share options issued by Company BBB set forth in Column (1) of rows 1 through 6 of the table of Article 6.1 (2) that is stated or recorded in the final share option registry of Company BBB as of the end of the day immediately prior to the Incorporation Date of CCC Holdings, in a ratio of one share option of CCC Holdings per share option issued by Company BBB that is held by such holder.

Article 7.	Incorporation Date of CCC Holdings

The date on which incorporation of CCC Holdings is to be registered (herein the “Incorporation Date of CCC Holdings”) shall be April 1, 2010, provided that if necessary in view of the progress of the proceedings of the Share Exchange or for other reasons, this date may be changed by discussion between Company AAA and Company BBB.

Article 8.	General Meeting of Shareholders to Approve the Plan

1.	Company AAA shall hold an extraordinary shareholders meeting on December 22, 2009, and request a resolution regarding approval of the Plan as well as matters that are necessary for the Share Exchange.

2.	Company BBB shall hold an extraordinary shareholders meeting on December 22, 2009, and request a resolution regarding approval of the Plan as well as matters that are necessary for the Share Exchange.

3.	If necessary in view of the progress of the proceedings of the Share Exchange or for other reasons, the date of the extraordinary shareholders meetings set forth in the preceding two paragraphs may be changed by discussion between Company AAA and Company BBB.

Article 9.	Listing of Shares, Shareholder Registry Administrator

1.	On the Incorporation Date of CCC Holdings, CCC Holdings plans to make a listing on the Tokyo Stock Exchange and the Osaka Stock Exchange of the shares that it will issue.

2.	The shareholder registry administrator of CCC Holdings shall be as follows:

Daiko Clearing Services Corporation, Tokyo Branch Office
14-9, Nihon-bashi Kabutocho, Chuo-ku, Tokyo
(Head Office: 4-6 Kitahama 2-chome, Chuo-ku, Osaka City, Osaka)

Article 10.	Dividends of Surplus

1.	Company AAA may pay a dividend of surplus up to a maximum of ¥20 per share and a total maximum of ¥19,700,000,000 to the shareholders and the registered pledgees who are registered in the final shareholder registry as of March 31, 2010.

2.	Company BBB may pay a dividend of surplus up to a maximum of ¥8 per share and a total maximum of ¥6,100,000,000 to the shareholders and registered pledgees who are registered in the final shareholder registry as of March 31, 2010.

3.	Except as prescribed in the preceding two paragraphs, neither Company AAA nor Company BBB shall be permitted during the period from the preparation of the Plan through the Incorporation Date of CCC Holdings to make a resolution of dividends of surplus with the record date being a day that is before the Incorporation Date of CCC Holdings.

Article 11.	Management, Etc., of Corporate Assets

During the period from the preparation of the Plan through the Incorporation Date of CCC Holdings, Company AAA and Company BBB shall execute their respective businesses and manage and operate their respective assets with the care of a conscientious manager. If an act will have a significant impact on the assets or rights or obligations of Company AAA or Company BBB, Company AAA or Company BBB, as the case may be, shall carry out the same only after notifying the other party.

Article 12.	Validity of Plan

The Plan shall become invalid if the resolution of approval of the Plan and necessary matters for the Share Exchange cannot be obtained at the shareholders meeting of Company AAA or Company BBB as set forth in Article 8, or authorizations or permits, etc., cannot be obtained from relevant authorities as prescribed by foreign or domestic laws or regulations (including the coming into effect, etc., of filings with relevant authorities) or if the Business Integration Agreement dated October 30, 2009 entered into by and between Company AAA and Company BBB with respect to the Share Exchange is cancelled or ceases to be effective.

Article 13.	Amendment of Terms of Share Exchange and Suspension or Cancellation of Share Exchange

If, during the period after the preparation of the Plan through the Incorporation Date of CCC Holdings, (i) a material change occurs in the financial position or management position of Company AAA or Company BBB, (ii) it becomes apparent that a situation has occurred that would present a significant impediment to implementation of the Share Exchange, or (iii) it otherwise becomes difficult to achieve the objectives of the Plan, Company AAA and Company BBB may after mutual discussion amend the terms of the Share Exchange, or other substance of the Plan, or suspend or cancel the Share Exchange.

Article 14.	Matters for Consultation

In addition to the matters set forth in the Plan, Company AAA and Company BBB shall discuss and determine, in accordance with the intent of the Plan, matters that are not prescribed in the Plan and other matters that are necessary for the Share Exchange.

Exhibit 1

Articles of Incorporation of NKSJ Holdings, Inc.

Chapter 1    General Provisions

(Company Name)

Article 1	The Company shall be called NKSJ Holdings Kabushiki Kaisha.

2	In English, the Company will be indicated as NKSJ Holdings, Inc.

(Purposes)

Article 2	The purpose of the Company shall be to engage in the following business activities:

(1)	Management and administration of the companies that are made subsidiaries pursuant to the applicable provisions of the Insurance Business Law, including, but not limited to, casualty insurance companies and life insurance companies; and

(2)	Any other businesses that are incidental to the business provided for in the preceding subparagraph.

(Location of Head Office)

Article 3	The head office of the Company shall be located in Shinjuku-ku, Tokyo.

(Corporate Organs)

Article 4	The Company shall have the following Corporate Organs in addition to the shareholders meeting and the directors.

(1)	A board of directors;

(2)	Corporate auditors;

(3)	A board of corporate auditors; and

(4)	Accounting auditors.

(Method of Public Notice)

Article 5	The method of public notice used by the Company shall be electronic public notice, provided that if due to a mishap or other unavoidable reason public notice by electronic means is not possible, the Company will give public notice by publication in the Nihon Keizai Shinbun.

Chapter 2    Shares

(Total Number of Authorized Shares)

Article 6	The total number of authorized shares of the Company shall be 5,000,000,000 shares.

(Acquisition of Treasury Shares)

Article 7	The Company may, in accordance with Article 165, Paragraph 2 of the Corporation Law, and pursuant to resolution by the board of directors, acquire shares of the Company by way of market transactions or other methods.

(Number of Shares Constituting One Unit)

Article 8	Shares constituting one unit of shares of the Company shall be one thousand shares.

(Rights in Relation to Shares Less than One Unit)

Article 9	A shareholder of the Company may not exercise any rights in respect of shares less than one unit other than the following:

(1)	Rights described in Article 189, Paragraph 2 of the Corporation Law,

(2)	Rights to make a request as prescribed in Article 166, Paragraph 1 of the Corporation Law,

(3)	The right to receive an allotment of shares for subscription or share options for subscription corresponding to the number of shares held by the shareholder, and

(4)	The right to make a request as prescribed in the following article.

(Increased Purchase Request in Relation to Shares less than One Unit)

Article 10	A shareholder of the Company may, in accordance with the share handling regulations established by a resolution of the board of directors (the “Share Handling Regulations”), make a request to the Company to sell the shareholder shares in an amount that combined with the shares less than one unit that the shareholder holds would total shares of one unit.

(Shareholder Registry Administrator)

Article 11	The Company shall appoint a shareholder registry administrator.
2	The shareholder registry administrator and the associated administrative office shall be determined by a resolution of the board of directors and public notice shall be made thereof.

3	The preparation and keeping of and other administrative work associated with the shareholder registry administrator and the share options registry shall be delegated to the shareholder registry administrator and shall not be handled by the Company.

(Share Handling Regulations)

Article 12	The handling of the Company’s shares and procedures in connection with the exercise of rights of a shareholder shall be conducted in accordance with the Share Handling Regulations, in addition to laws or regulations or these Articles of Incorporation.

Chapter 3    General Shareholders Meeting

(Convening a Shareholders Meeting)

Article 13	An ordinary shareholders meeting of the Company shall be convened within three months after the end of each business year, while an extraordinary shareholders meeting may be convened as necessary.

(Record Date for Shareholders Meeting)

Article 14	The Company shall consider the shareholders of the Company that are recorded in the final shareholder registry as of March 31 of each year to be the shareholders that are able to exercise votes at the ordinary shareholders meeting in connection with that business year.

2.	The record date in connection with the voting rights in an extraordinary shareholders meeting shall be determined by resolution of the board of directors, and public notice thereof shall be made at least two weeks prior to that record date.

(Person With Right to Convene Meetings and Chairperson)

Article 15	The Director and President shall convene a shareholders meeting and shall be the chairperson thereof.

2.	If the Director and President is unavailable, another director shall convene the shareholders meeting and be the chairperson thereof, in accordance with an order of precedence as shall be determined in advance by the board of directors.

(Presentations of Shareholders Meeting Reference Materials Deemed to Have Been Provided by Disclosure on the Internet)

Article 16	When convening a shareholders meeting, the Company may employ the method of using the Internet in the manner prescribed by the Ordinance of the Ministry of Justice to disclose the information in connection with the matters that are to be stated in the reference documents of the shareholders meeting, business reports, financial statements and consolidated financial statements. In this event, the Company shall deem the information to have been provided to shareholders.

(Method of Passing Resolutions)

Article 17	Except where prescribed otherwise according to laws or regulations or these Articles of Incorporation, a resolution at a shareholders meeting shall be made by a majority of the voting rights of shareholders who are eligible to exercise voting rights and are present at the meeting.

2	A resolution set forth in Article 309, Paragraph 2 of the Corporation Law may be passed by a two thirds or greater majority of all of the voting rights exercised at a meeting where shareholders having one third or more of all of the voting rights of the shareholders who are eligible to exercise voting rights are present.

(Exercise of Voting Rights by Proxy)

Article 18	A shareholder may exercise its voting rights through one proxy who shall be another shareholder holding voting rights.

2.	The shareholder or proxy of such shareholder shall submit to the Company documentation evidencing the authority of proxy, for each shareholders meeting.

Chapter 4    Directors and the Board of Directors

(Number of Directors)

Article 19	The number of directors appointed to the Company shall be not greater than fifteen.

(Method of Election)

Article 20	The directors shall be elected by a shareholders meeting.

2	A resolution to elect a director may be passed by exercise of a majority of the voting rights at a meeting where shareholders having one third or more of all of the voting rights of the shareholders authorized to exercise voting rights are present.

3	Cumulative voting shall not be allowed in a resolution to elect a director.

(Term of Office)

Article 21	The term of office of a director shall be until the time of the conclusion of the ordinary shareholders meeting that is held in connection with the final business year that ends within one year from the election of the director concerned.

(Representative Director and Executive Directors)

Article 22.	The board of directors shall, by its resolution, elect a representative director.

2.	The board of directors may, by its resolution, elect a single director and chairman and a single director and president.

(Person With Right to Convene the Meeting of the Board of Directors and the Chairman of the Board)

Article 23	Except as otherwise prescribed by laws or regulations, the Director and President shall convene meetings of the board of directors and shall be the chairperson thereof.

2.	If the Director and President is unavailable, another director shall convene the meeting of the board of directors and become the chairperson thereof, in accordance with an order of precedence as shall be determined in advance by the board of directors.

(Convocation of Meeting of the Board of Directors)

Article 24	Notice that a meeting of the board of directors will be convened shall be given to each director and each corporate auditor at least three days prior to the date of the meeting, provided, however, that this period may be reduced when necessary due to an emergency.

2	If the consent of all directors and corporate auditors has been obtained, a meeting of the board of directors may be convened without taking the procedures of convocation.

(Method of Resolution by the Board Of Directors)

Article 25	A resolution of the board of directors may be passed by a majority of the directors present at a meeting attended by a majority of the directors with authority to vote on the resolution.

2	The Company shall deem that a resolution of the board of directors has been passed when the requirements of Article 370 of the Corporation Law have been fulfilled.

(Board of Directors Regulations)

Article 26	Except as otherwise prescribed by laws or regulations or these Articles of Incorporation, the operation of the board of directors shall be governed by the Board of Directors Regulations established by a resolution of the board of directors.

(Remuneration, Etc.)

Article 27	Remuneration, bonuses and other compensation received from the Company as consideration for duties performed (the “Remuneration, etc.”) for directors shall be determined pursuant to a resolution of a shareholders meeting.

(Release from Liability of Directors)

Article 28	The Company may, pursuant to a resolution of its board of directors and in accordance with Article 426, Paragraph 1 of the Corporation Law, release a director (including a person who was a director) from liability for damages caused by a breach of duty as a director, to the extent permitted by laws or regulations.

(Agreement Limiting Liability of Outside Directors)

Article 29	The Company may, in accordance with Article 427, Paragraph 1 of the Corporation Law, enter into an agreement with an outside director limiting liability for damages caused by a breach of such outside director’s duties. In this event, the maximum liability pursuant to said agreement shall be the amount as prescribed by laws or regulations.

Chapter 5    Corporate Auditors and the Board of Corporate Auditors

(Number of Corporate Auditors)

Article 30	The number of corporate auditors of the Company shall not be greater than seven.

(Method of Election)

Article 31	The corporate auditors shall be elected by a shareholders meeting.

2	A resolution to elect a corporate auditor may be passed by exercise of a majority of the voting rights at a meeting where shareholders having one third or more of all of the voting rights of the shareholders authorized to exercise voting rights are present.

(Term of Office)

Article 32	The term of office of a corporate auditor shall be until the time of the conclusion of the ordinary shareholders meeting that is held in connection with the final business year that ends within four years from the election of the corporate auditor concerned.

(Convocation of a Meeting of the Board Of Corporate Auditors)

Article 33	Notice that a meeting of the board of corporate auditors will be convened shall be given to each corporate auditor at least three days prior to the date of the meeting, provided, however, that this period may be reduced when necessary due to an emergency.

2	If the consent of all corporate auditors has been obtained, a meeting of the board of corporate auditors may be convened without taking the procedures of convocation.

(Method of Resolution by the Board Of Corporate Auditors)

Article 34	A resolution of the board of corporate auditors may be passed by a majority of the corporate auditors.

2	The board of corporate auditors shall, by its resolution, elect full time corporate auditors.

(Board of Corporate Auditors Regulations)

Article 35	Except as otherwise prescribed by laws or regulations or these Articles of Incorporation, the operation of the board of corporate auditors shall be governed by the Board of Corporate Auditors Regulations established by a resolution of the board of corporate auditors.

(Remuneration, Etc.)

Article 36	Remuneration, etc. for corporate auditors shall be determined pursuant to a resolution of a shareholders meeting.

(Release from Liability of a Corporate Auditor)

Article 37	The Company may, pursuant to a resolution of its board of directors and in accordance with Article 426, Paragraph 1 of the Corporation Law, release a corporate auditor (including a person who was a corporate auditor) from liability for damages caused by a breach of duty as a corporate auditor, to the extent permitted by laws or regulations.

(Agreement Limiting Liability of Outside Corporate Auditors)

Article 38	The Company may, in accordance with Article 427, Paragraph 1 of the Corporation Law, enter into an agreement with an outside corporate auditor limiting liability for damages caused by a breach of such outside corporate auditor’s duties. In this event the maximum liability pursuant to said agreement shall be the amount as prescribed by laws or regulations.

Chapter 6    Accounting

(Business Year)

Article 39	The business year of the Company shall be for one year from April 1 of each year until March 31 of the following year.

(Dividends of Surplus)

Article 40	Dividends of surplus shall be paid to the shareholders or the registered pledgees who are registered in the final shareholder registry as of March 31 of each year.

(Interim Dividends)

Article 41	The Company may pursuant to a resolution of its board of directors pay a dividend of surplus in accordance with Article 454, Paragraph 5 of the Corporation Law, to the shareholders or the registered pledgees who are registered in the final shareholder registry as of September 30 of each year.

(Period of Limitations in Connection With Dividends, etc.)

Article 42	If the dividend assets are in cash, the Company shall be released from any duty to pay any such dividends that have not been collected even after an expiration of a full three years from the date on which payment commenced.

2	Interest shall not be paid on dividends of surplus.

Supplemental Provisions

(First Business Year)

Article 1	Notwithstanding the provisions of Article 39, the first business year of the Company shall be from the date of incorporation of the Company through March 31, 2011.

(Remuneration, Etc., of the Initial Directors and Corporate Auditors)

Article 2	The amount that shall be payable in cash to the initial directors out of the Remuneration, etc., of directors from the date of incorporation of the Company through the conclusion of the first ordinary shareholders meeting (the “Initial Cash Compensation”) shall be, notwithstanding the provisions of Article 27, not more than ¥400,000,000 per year (not including the salary as an employee in the event of an employee who also serves as a director).

2.	Notwithstanding the provisions of Article 36, the Initial Cash Compensation of the initial corporate auditors shall not exceed ¥110,000,000 per year.

3.	The amount of Remuneration, etc., in connection with share options that are allotted as stock compensation-type stock options, that is to be granted to the initial directors of the Company (excluding outside directors), out of the Remuneration, etc., of directors from the date of incorporation of the Company through the conclusion of the first ordinary shareholders meeting shall be, notwithstanding the provisions of Article 27 and Paragraph 1 of this Article, not more than ¥100,000,000 per year, and shall have the following substance:

(i)	Class and number of shares underlying share options

250,000 shares of common stock of the Company shall be the maximum number of shares for which the share options are to be issued within a single year. If, as a result of a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares in connection with the shares of common stock, it is appropriate to adjust the number of shares for which the share options are to be issued, the Company shall make such adjustment as the Company deems necessary.

(ii)	Total number of share options

2,500 options shall be the maximum number of share options that are to be issued within a single year. The number of shares for which each share option is to be issued (the “Potential Shares”) shall be 100 shares, provided that if an adjustment in the number of shares is made pursuant to (i) above, the same adjustment shall be made to the Potential Shares.

(iii)	Value of property to be contributed at the time of exercising the share options

The value of the property that is to be contributed at the time of exercising each share option shall be a paid in amount of ¥1 per share that can be obtained by exercising the share options, and this shall be multiplied by the number of Potential Shares.

(iv)	Period during Which the Share Options Can Be Exercised

Within 25 years from the day following the date on which share option is allotted.

(v)	Restriction to acquiring share options by assignment

Approval of the board of directors of the Company shall be required to acquire share options by way of an assignment.

(vi)	Conditions for exercise of share options

The meeting of the board of directors of the Company that resolves on the subscription requirements, etc., of the share options shall determine the conditions of exercise of the share options, such as that a holder of share options may only exercise the share options for a period of 10 days from the day following the date on which that holder forfeits his/her position as either a director or executive officer of the Company, and within the period set forth in (iv) above.

Article 3.	These Supplemental Provisions shall be deleted with the conclusion of the first ordinary shareholders meeting.

Exhibit 2

Terms of First Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

First Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options

Shares of common stock in Sompo Japan Insurance Inc. (the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Issue Price of Share Options

Free of consideration

4.	Date of Issue of Each Share Option

August 1, 2002

5.	Amount to Be Paid In at the Time of Exercise of Each Share Option

¥777,000

If the Company effects a share split or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A	=	Number of Shares Already Issued

B	=	Number of New Shares to Be Issued

C	=	Amount to Be Paid in Per Share

D	=	Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 28, 2004, through June 27, 2012

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the share options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Persons to whom ten (10) Share Options have been allotted shall not be permitted to exercise the Share Options in excess of a total amount of ¥12,000,000 of exercise price of the Share Options in connection with the exercise within a year (January 1 through December 31); and

(5)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Cancel Share Options and Conditions of Canceling (Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition)

(1)	If a merger agreement is approved in which the Company will be extinguished, or if a proposal approving share exchanges or share transfers in which the Company will become a wholly owned subsidiary is approved by a shareholders meeting, the Company may acquire the Share Options for no consideration.

(2)	If a holder of Share Options forfeits his or her position as either a director or an executive officer of the Company, the relevant Share Options may be acquired for no consideration in accordance with the conditions set forth in the “Agreement of Allotment of Share Options” prescribed in 7(5) above.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

10.	Issuing of Share Option Certificates

Certificates for Share Options shall be issued only on request by the holder of the Share Options.

11.	Amount That Cannot Be Added to Capital, Out of the Issue Price for New Shares Issued as a Result of Exercise of Share Options

¥388,000

12.	Other

In addition, if after the issue date the Company effects an absorption-type merger, consolidation-type merger, share exchanges, share transfers or company split, or if adjustment becomes otherwise necessary, the Company may within reasonable limits make such adjustments as are deemed necessary to the number of shares that are the object of Share Options, the amount to be paid-in, the exercise price, the period in which the share options may be exercised or other particulars, or may limit the exercise of share options, or void the right to exercise share options which have not been exercised.

Exhibit 3

Terms of First Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

First Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (the “Company”). The number of shares underlying each Share Option shall be 1,000 shares. The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥777,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A	=	Number of Shares Already Issued

B	=	Number of New Shares to Be Issued

C	=	Amount to Be Paid in Per Share

D	=	Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 27, 2012

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (the “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 4

Terms of Second Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Second Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options

Shares of common stock in Sompo Japan Insurance Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Issue Price of Share Options

Free of consideration

4.	Date of Issue of Each Share Option

November 1, 2002

5.	Amount to Be Paid In at the Time of Exercise of Each Share Option

¥712,000

If the Company effects a share split or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 28, 2004, through June 27, 2012

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Persons to whom Share Options have been allotted shall not be permitted to exercise the Share Options in excess of a total amount of ¥12,000,000 of exercise price of the Share Options in connection with the exercise within a year (January 1 through December 31); and

(5)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Cancel Share Options and Conditions of Canceling (Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition)

(1)	If a merger agreement is approved in which the Company will be extinguished, or if a proposal approving share exchanges or share transfers in which the Company will become a wholly owned subsidiary is approved by a shareholders meeting, the Company may acquire the Share Options for no consideration.

(2)	If a holder of Share Options forfeits his or her position as either a director or an executive officer of the Company, the relevant Share Options may be acquired for no consideration in accordance with the conditions set forth in the “Agreement of Allotment of Share Options” prescribed in 7(5) above.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

10.	Issuing of Share Option Certificates

Certificates for Share Options shall be issued only on request by the holder of the Share Options.

11.	Amount That Cannot Be Added to Capital, Out of the Issue Price for New Shares Issued as a Result of Exercise of Share Options

¥356,000

12.	Other

In addition, if after the issue date the Company effects an absorption-type merger, consolidation-type merger, share exchanges, share transfers or company split, or if adjustment becomes otherwise necessary, the Company may within reasonable limits make such adjustments as are deemed necessary to the number of shares that are the object of Share Options, the amount to be paid-in, the exercise price, the period in which the share options may be exercised or other particulars, or may limit the exercise of share options, or void the right to exercise share options which have not been exercised.

Exhibit 5

Terms of Second Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Second Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥712,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 27, 2012

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 6

Terms of Fourth Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Fourth Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options

Shares of common stock in Sompo Japan Insurance Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Issue Price of Share Options

Free of consideration

4.	Issue Date of Each Share Option

May 1, 2003

5.	Amount to Be Paid In at the Time of Exercise of Each Share Option

¥581,000

If the Company effects a share split or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 28, 2004, through June 27, 2012

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Persons to whom ten (10) Share Options have been allotted shall not be permitted to exercise the Share Options in excess of a total amount of ¥12,000,000 of exercise price of the Share Options in connection with the exercise within a year (January 1 through December 31); and

(5)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Cancel Share Options and Conditions of Canceling (Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition)

(1)	If a merger agreement is approved in which the Company will be extinguished, or if a proposal approving share exchanges or share transfers in which the Company will become a wholly owned subsidiary is approved by a shareholders meeting, the Company may acquire the Share Options for no consideration.

(2)	If a holder of Share Options forfeits his or her position as either a director or an executive officer of the Company, the relevant Share Options may be acquired for no consideration in accordance with the conditions set forth in the “Agreement of Allotment of Share Options” prescribed in 7(5) above.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

10.	Issuing of Share Option Certificates

Certificates for Share Options shall be issued only on request by the holder of the Share Options.

11.	Amount That Cannot Be Added to Capital, Out of the Issue Price for New Shares Issued as a Result of Exercise of Share Options

¥290,000

12.	Other

In addition, if after the issue date the Company effects an absorption-type merger, consolidation-type merger, share exchanges, share transfers or company split, or if adjustment becomes otherwise necessary, the Company may within reasonable limits make such adjustments as are deemed necessary to the number of shares that are the object of Share Options, the amount to be paid-in, the exercise price, the period in which the share options may be exercised or other particulars, or may limit the exercise of share options, or void the right to exercise share options which have not been exercised.

Exhibit 7

Terms of Third Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Third Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥581,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 27, 2012

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share exchange plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 8

Terms of Fifth Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Fifth Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options

Shares of common stock in Sompo Japan Insurance Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Issue Price of Share Options

Free of consideration

4.	Issue Date of Each Share Option

June 1, 2003

5.	Amount to Be Paid In at the Time of Exercise of Each Share Option

¥574,000

If the Company effects a share split or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 28, 2004, through June 27, 2012

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Persons to whom ten (10) Share Options have been allotted shall not be permitted to exercise the Share Options in excess of a total amount of ¥12,000,000 of exercise price of the Share Options in connection with the exercise within a year (January 1 through December 31); and

(5)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Cancel Share Options and Conditions of Canceling (Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition)

(1)	If a merger agreement is approved in which the Company will be extinguished, or if a proposal approving share exchanges or share transfers in which the Company will become a wholly owned subsidiary is approved by a shareholders meeting, the Company may acquire the Share Options for no consideration.

(2)	If a holder of Share Options forfeits his or her position as either a director or an executive officer of the Company, the relevant Share Options may be acquired for no consideration in accordance with the conditions set forth in the “Agreement of Allotment of Share Options” prescribed in 7(5) above.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

10.	Issuing of Share Option Certificates

Certificates for Share Options shall be issued only on request by the holder of the Share Options.

11.	Amount That Cannot Be Added to Capital, Out of the Issue Price for New Shares Issued as a Result of Exercise of Share Options

¥287,000

12.	Other

In addition, if after the issue date the Company effects an absorption-type merger, consolidation-type merger, share exchanges, share transfers or company split, or if adjustment becomes otherwise necessary, the Company may within reasonable limits make such adjustments as are deemed necessary to the number of shares that are the object of Share Options, the amount to be paid-in, the exercise price, the period in which the share options may be exercised or other particulars, or may limit the exercise of share options, or void the right to exercise share options which have not been exercised.

Exhibit 9

Terms of Fourth Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Fourth Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥574,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 27, 2012

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share exchange plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 10

Terms of Sixth Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Sixth Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options

Shares of common stock in Sompo Japan Insurance Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Issue Price of Share Options

Free of consideration

4.	Issue Date of Each Share Option

August 1, 2003

5.	Amount to Be Paid In at the Time of Exercise of Each Share Option

¥735,000

If the Company effects a share split or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 28, 2005, through June 27, 2013

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Persons to whom five (5) Share Options have been allotted shall not be permitted to exercise the Share Options in excess of a total amount of ¥12,000,000 of exercise price of the Share Options in connection with the exercise within a year (January 1 through December 31); and

(5)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Cancel Share Options and Conditions of Canceling (Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition)

(1)	If a merger agreement is approved in which the Company will be extinguished, or if a proposal approving share exchanges or share transfers in which the Company will become a wholly owned subsidiary is approved by a shareholders meeting, the Company may acquire the Share Options for no consideration.

(2)	If a holder of Share Options forfeits his or her position as either a director or an executive officer of the Company, the relevant Share Options may be acquired for no consideration in accordance with the conditions set forth in the “Agreement of Allotment of Share Options” prescribed in 7(5) above.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

10.	Issuing of Share Option Certificates

Certificates for Share Options shall be issued only on request by the holder of the Share Options.

11.	Amount That Cannot Be Added to Capital, Out of the Issue Price for New Shares Issued as a Result of Exercise of Share Options

¥367,000

12.	Other

In addition, if after the issue date the Company effects an absorption-type merger, consolidation-type merger, share exchanges, share transfers or company split, or if adjustment becomes otherwise necessary, the Company may within reasonable limits make such adjustments as are deemed necessary to the number of shares that are the object of Share Options, the amount to be paid-in, the exercise price, the period in which the share options may be exercised or other particulars, or may limit the exercise of share options, or void the right to exercise share options which have not been exercised.

Exhibit 11

Terms of Fifth Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Fifth Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥735,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 27, 2013

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options.

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 12

Terms of Seventh Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Seventh Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options

Shares of common stock in Sompo Japan Insurance Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Issue Price of Share Options

Free of consideration

4.	Date of Issue of Each Share Option

February 2, 2004

5.	Amount to Be Paid In at the Time of Exercise of Each Share Option

¥901,000

If the Company effects a share split or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 28, 2005, through June 27, 2013

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Persons to whom five (5) Share Options have been allotted shall not be permitted to exercise the Share Options in excess of a total amount of ¥12,000,000 of exercise price of the Share Options in connection with the exercise within a year (January 1 through December 31); and

(5)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Cancel Share Options and Conditions of Canceling (Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition)

(1)	If a merger agreement is approved in which the Company will be extinguished, or if a proposal approving share exchanges or share transfers in which the Company will become a wholly owned subsidiary is approved by a shareholders meeting, the Company may acquire the Share Options for no consideration.

(2)	If a holder of Share Options forfeits his or her position as either a director or an executive officer of the Company, the relevant Share Options may be acquired for no consideration in accordance with the conditions set forth in the “Agreement of Allotment of Share Options” prescribed in 7(5) above.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

10.	Issuing of Share Option Certificates

Certificates for Share Options shall be issued only on request by the holder of the Share Options.

11.	Amount That Cannot Be Added to Capital, Out of the Issue Price for New Shares Issued as a Result of Exercise of Share Options

¥450,000

12.	Other

In addition, if after the issue date the Company effects an absorption-type merger, consolidation-type merger, share exchanges, share transfers or company split, or if adjustment becomes otherwise necessary, the Company may within reasonable limits make such adjustments as are deemed necessary to the number of shares that are the object of Share Options, the amount to be paid-in, the exercise price, the period in which the share options may be exercised or other particulars, or may limit the exercise of share options, or void the right to exercise share options which have not been exercised.

Exhibit 13

Terms of Sixth Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Sixth Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥901,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 27, 2013

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 14

Terms of Eighth Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Eighth Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options

Shares of common stock in Sompo Japan Insurance Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Issue Price of Share Options

Free of consideration

4.	Date of Issue of Each Share Option

August 2, 2004

5.	Amount to Be Paid In at the Time of Exercise of Each Share Option

¥1,167,000

If the Company effects a share split or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1 Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 30, 2006, through June 29, 2014

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Persons to whom five (5) Share Options have been allotted shall not be permitted to exercise the Share Options in excess of a total amount of ¥12,000,000 of exercise price of the Share Options in connection with the exercise within a year (January 1 through December 31); and

(5)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Cancel Share Options and Conditions of Canceling (Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition)

(1)	If a merger agreement is approved in which the Company will be extinguished, or if a proposal approving share exchanges or share transfers in which the Company will become a wholly owned subsidiary is approved by a shareholders meeting, the Company may acquire the Share Options for no consideration.

(2)	If a holder of Share Options forfeits his or her position as either a director or an executive officer of the Company, the relevant Share Options may be acquired for no consideration in accordance with the conditions set forth in the “Agreement of Allotment of Share Options” prescribed in 7(5) above.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

10.	Issuing of Share Option Certificates

Certificates for Share Options shall be issued only on request by the holder of the Share Options.

11.	Amount That Cannot Be Added to Capital, Out of the Issue Price for New Shares Issued as a Result of Exercise of Share Options

¥583,000

12.	Other

In addition, if after the issue date the Company effects an absorption-type merger, consolidation-type merger, share exchanges, share transfers or company split, or if adjustment becomes otherwise necessary, the Company may within reasonable limits make such adjustments as are deemed necessary to the number of shares that are the object of Share Options, the amount to be paid-in, the exercise price, the period in which the share options may be exercised or other particulars, or may limit the exercise of share options, or void the right to exercise share options which have not been exercised.

Exhibit 15

Terms of Seventh Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Seventh Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥1,167,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 29, 2014

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 16

Terms of Ninth Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Ninth Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options

Shares of common stock in Sompo Japan Insurance Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Issue Price of Share Options

Free of consideration

4.	Date of Issue of Each Share Option

February 1, 2005

5.	Amount to Be Paid In at the Time of Exercise of Each Share Option

¥1,082,000

If the Company effects a share split or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 30, 2006, through June 29, 2014

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Persons to whom five (5) Share Options have been allotted shall not be permitted to exercise the Share Options in excess of a total amount of ¥12,000,000 of exercise price of the Share Options in connection with the exercise within a year (January 1 through December 31); and

(5)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Cancel Share Options and Conditions of Canceling (Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition)

(1)	If a merger agreement is approved in which the Company will be extinguished, or if a proposal approving share exchanges or share transfers in which the Company will become a wholly owned subsidiary is approved by a shareholders meeting, the Company may acquire the Share Options for no consideration.

(2)	If a holder of Share Options forfeits his or her position as either a director or an executive officer of the Company, the relevant Share Options may be acquired for no consideration in accordance with the conditions set forth in the “Agreement of Allotment of Share Options” prescribed in 7(5) above.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

10.	Issuing of Share Option Certificates

Certificates for Share Options shall be issued only on request by the holder of the Share Options.

11.	Amount That Cannot Be Added to Capital, Out of the Issue Price for New Shares Issued as a Result of Exercise of Share Options

¥541,000

12.	Other

In addition, if after the issue date the Company effects an absorption-type merger, consolidation-type merger, share exchanges, share transfers or company split, or if adjustment becomes otherwise necessary, the Company may within reasonable limits make such adjustments as are deemed necessary to the number of shares that are the object of Share Options, the amount to be paid-in, the exercise price, the period in which the share options may be exercised or other particulars, or may limit the exercise of share options, or void the right to exercise share options which have not been exercised.

Exhibit 17

Terms of Eighth Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Eighth Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of Shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥1,082,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 29, 2014

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 18

Terms of Tenth Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Tenth Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options

Shares of common stock in Sompo Japan Insurance Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Issue Price of Share Options

Free of consideration

4.	Date of Issue of Each Share Option

August 1, 2005

5.	Amount to Be Paid In at the Time of Exercise of each Share Option

¥1,148,000

If the Company effects a share split or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 29, 2007, through June 28, 2015

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below;

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Cancel Share Options and Conditions of Canceling (Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition)

(1)	If a merger agreement is approved in which the Company will be extinguished, or if a proposal approving share exchanges or share transfers in which the Company will become a wholly owned subsidiary is approved by a shareholders meeting, the Company may acquire the Share Options for no consideration.

(2)	If a holder of Share Options forfeits his or her position as either a director or an executive officer of the Company, the relevant Share Options may be acquired for no consideration in accordance with the conditions set forth in the “Agreement of Allotment of Share Options” prescribed in 7(4) above.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

10.	Issuing of Share Option Certificates

Certificates for Share Options shall be issued only on request by the holder of the Share Options.

11.	Amount That Cannot Be Added to Capital, Out of the Issue Price for New Shares Issued as a Result of Exercise of Share Options

¥574,000

12.	Other

In addition, if after the issue date the Company effects an absorption-type merger, consolidation-type merger, share exchanges, share transfers or company split, or if adjustment becomes otherwise necessary, the Company may within reasonable limits make such adjustments as are deemed necessary to the number of shares that are the object of Share Options, the amount to be paid-in, the exercise price, the period in which the share options may be exercised or other particulars, or may limit the exercise of share options, or void the right to exercise share options which have not been exercised.

Exhibit 19

Terms of Ninth Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Ninth Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥1,148,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 28, 2015

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 20

Terms of Eleventh Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Eleventh Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options

Shares of common stock in Sompo Japan Insurance Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Issue Price of Share Options

Free of consideration

4.	Date of Issue of Each Share Option

February 1, 2006

5.	Amount to Be Paid In at the Time of Exercise of Each Share Option

¥1,665,000

If the Company effects a share split or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 29, 2007, through June 28, 2015

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below;

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Cancel Share Options and Conditions of Canceling (Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition)

(1)	If a merger agreement is approved in which the Company will be extinguished, or if a proposal approving share exchanges or share transfers in which the Company will become a wholly owned subsidiary is approved by a shareholders meeting, the Company may acquire the Share Options for no consideration.

(2)	If a holder of Share Options forfeits his or her position as either a director or an executive officer of the Company, the relevant Share Options may be acquired for no consideration in accordance with the conditions set forth in the “Agreement of Allotment of Share Options” prescribed in 7(4) above.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

10.	Issuing of Share Option Certificates

Certificates for Share Options shall be issued only on request by the holder of the Share Options.

11.	Amount That Cannot Be Added to Capital, Out of the Issue Price for New Shares Issued as a Result of Exercise of Share Options

¥832,000

12.	Other

In addition, if after the issue date the Company effects an absorption-type merger, consolidation-type merger, share exchanges, share transfers or company split, or if adjustment becomes otherwise necessary, the Company may within reasonable limits make such adjustments as are deemed necessary to the number of shares that are the object of Share Options, the amount to be paid-in, the exercise price, the period in which the share options may be exercised or other particulars, or may limit the exercise of share options, or void the right to exercise share options which have not been exercised.

Exhibit 21

Terms of Tenth of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Tenth Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥1,665,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 28, 2015

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 22

Terms of Twelfth Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Twelfth Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in Sompo Japan Insurance Inc. (hereinafter the “Company”).

The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

470,000 yen

4.	Date of Allotment of Share Option

August 7, 2006

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥1,598,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 29, 2008, through June 28, 2016

Provided that in cases where a recipient of an allotment of Share Options is an executive officer of the Company and number of Share Options allotted to him or her does not exceed 5, period during which the Share Options can be exercised shall be from July 22, 2008 through June 28, 2016.

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amending of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 23

Terms of Eleventh Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Eleventh Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥1,598,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 28, 2016

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 24

Terms of Thirteenth Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Thirteenth Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in Sompo Japan Insurance Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

¥515,000

4.	Date of Allotment of Each Share Option

February 15, 2007

5.	Value of Property to Be Contributed at the Time of Exercise of Each Share Option or Method for Calculating of that Value

¥1,623,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 29, 2008, through June 28, 2016

Provided that in cases where a recipient of an allotment of Share Options is an executive officer of the Company and number of Share Options allotted to him or her does not exceed 5, period during which the Share Options can be exercised shall be from January 27, 2009 through June 28, 2016.

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amending of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

10.	Matters regarding the capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of stated capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 25

Terms of Twelfth Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Twelfth Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥1,623,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 28, 2016

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be issued delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 26

Terms of Fourteenth Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Fourteenth Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in Sompo Japan Insurance Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

¥379,000

4.	Date of Allotment of Share Option

August 13, 2007

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥1,547,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 28, 2009, through June 27, 2017

Provided that in cases where a recipient of an allotment of Share Options is an executive officer of the Company and number of Share Options allotted to him or her does not exceed 5, period during which the Share Options can be exercised shall be from July 28, 2009 through June 27, 2017.

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amending of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 27

Terms of Thirteenth Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Thirteenth Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥1,547,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 27, 2017

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 28

Terms of Fifteenth Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Fifteenth Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in Sompo Japan Insurance Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

¥236,000

4.	Date of Allotment of Share Option

February 12, 2008

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥990,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 28, 2009, through June 27, 2017

Provided that in cases where a recipient of an allotment of Share Options is an executive officer of the Company and number of Share Options allotted to him or her does not exceed 5, period during which the Share Options can be exercised shall be from January 26, 2010 through June 27, 2017.

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amending of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of stated capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 29

Terms of Fourteenth Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Fourteenth Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥990,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 27, 2017

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amending of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 30

Terms of Sixteenth Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Sixteenth Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in Sompo Japan Insurance Inc. (the “Company”). The number of shares underlying each Share Option shall be 100 shares. The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares with respect to the shares of common stock of the Company after the date of allotment and moreover in addition to the preceding, adjustment shall be made within reasonable limits to the number of shares that are to be issued in the event of a cause that otherwise makes adjustment to these shares unavoidable; provided, however, that said adjustments shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

¥94,000

4.	Date of Allotment of Each Share Option

August 11, 2008

5.	Value of Property to Be Contributed at the Time of Exercise of Each Share Option or Method for Calculating of that Value

The value of the property to be contributed at the time of exercising each of the Share Options shall be an amount paid in of ¥1 per share that can be received by exercising the Share Options, which shall be multiplied by the number of shares to be issued to obtain the relevant amount.

6.	Period during Which the Share Options Can Be Exercised

From August 12, 2008, through August 11, 2033

7.	Conditions of Exercise of the Share Options

(1)	Share Options may be exercised only within a period of 10 days commencing on the day following the date on which a holder of Share Options forfeits his or her position as either a director or executive officer of the Company (and only through the last day of the exercise period set forth in 6 above) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below;

(2)	A holder of Share Options may exercise the Share Options they have been allotted on or after August 11, 2008 (stock compensation-type stock options) only in their entirety of all Share Options that are held. Exercise in part shall not be permitted;

(3)	A holder of Share Options shall not be permitted to effect assignment, creation of pledge or other disposal in favor of a third party in relation to the Share Options;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amending of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Assignment of Share Options

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (the “Restructured Company”) shall be delivered to existing holders of the Share

Options as of the time the Corporate Restructuring comes into effect (the “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which Share Options May be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be issued to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 31

Terms of Fifteenth Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Fifteenth Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 100 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares with respect to the shares of common stock of the Company after the date of allotment, and moreover in addition to the preceding, adjustment shall be made within reasonable limits to the number of shares that are to be issued in the event of a cause that otherwise makes adjustment to these shares unavoidable; provided, however, that said adjustments shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Each Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Each Share Option or Method for Calculating of that Value

The value of the property to be contributed at the time of exercising each of the Share Options shall be an amount paid in of ¥1 per share that can be received by exercising the Share Options, which shall be multiplied by the number of shares to be issued to obtain the relevant amount.

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through August 11, 2033

7.	Conditions of Exercise of the Share Options

(1)	Share Options may be exercised only within a period of 10 days commencing on the day following the date on which a holder of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc. (and only within the exercise period set forth in 6 above);

(2)	A holder of Share Options may exercise the Share Options they have been allotted based on their position as Director of Executive Officer of Sompo Japan Insurance, Inc. (stock compensation-type stock options) only in their entirety of all Share Options that are held. Exercise in part shall not be permitted;

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amending of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of stated capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be issued to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 32

Terms of Seventeenth Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Seventeenth Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in Sompo Japan Insurance Inc. (the “Company”). The number of shares underlying each Share Option shall be 100 shares. The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares with respect to the shares of common stock of the Company after the date of allotment and moreover in addition to the preceding, adjustment shall be made within reasonable limits to the number of shares that are to be issued in the event of a cause that otherwise makes adjustment to these shares unavoidable; provided, however, that said adjustments shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

¥62,300

4.	Date of Allotment of Each Share Option

August 10, 2009

5.	Value of Property to Be Contributed at the Time of Exercise of each Share Option or Method for Calculating of that Value

The value of the property to be contributed at the time of exercising each of the Share Options shall be an amount paid in of ¥1 per share that can be received by exercising the Share Options, which shall be multiplied by the number of shares to be issued to obtain the relevant amount.

6.	Period during Which the Share Options Can Be Exercised

From August 11, 2009, through August 10, 2034

7.	Conditions of Exercise of the Share Options

(1)	Share Options may be exercised only within a period of 10 days commencing on the day following the date on which a holder of Share Options forfeits his or her position as either a director or executive officer of the Company (and only through the last day of the exercise period set forth in 6 above) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below;

(2)	A holder of Share Options may exercise the Share Options they have been allotted on or after August 11, 2008 (stock compensation-type stock options) only in their entirety of all Share Options that are held. Exercise in part shall not be permitted;

(3)	A holder of Share Options shall not be permitted to effect assignment, creation of pledge or other disposal in favor of a third party in relation to the Share Options;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amending of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Assignment of Share Options

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (the “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which the Share Options Can be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be issued to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 33

Terms of Sixteenth Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Sixteenth Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (the “Company”). The number of shares underlying each Share Option shall be 100 shares. The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares with respect to the shares of common stock of the Company after the date of allotment, and moreover in addition to the preceding, adjustment shall be made within reasonable limits to the number of shares that are to be issued in the event of a cause that otherwise makes adjustment to these shares unavoidable; provided, however, that said adjustments shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Each Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Each Share Option or Method for Calculating of that Value

The value of the property to be contributed at the time of exercising each of the Share Options shall be an amount paid in of ¥1 per share that can be received by exercising the Share Options, which shall be multiplied by the number of shares to be issued to obtain the relevant amount.

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through August 10, 2034

7.	Conditions of Exercise of the Share Options

(1)	Share Options may be exercised only within a period of 10 days commencing on the day following the date on which a holder of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc. (and only within the exercise period set forth in 6 above);

(2)	A holder of Share Options may exercise the Share Options they have been allotted based on their position as Director of Executive Officer of Sompo Japan Insurance, Inc. (stock compensation-type stock options) only in their entirety of all Share Options that are held. Exercise in part shall not be permitted;

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amending of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (the “Restructured Company”) shall be delivered to existing holders of the Share

Options as of the time the Corporate Restructuring comes into effect (the “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be issued to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 34

Terms of March 2005 Issue Share Options of NIPPONKOA Insurance Co., Ltd.

(Stock Compensation-Type Stock Option)

1.	Name of Share Options

March 2005 Issue Share Options of NIPPONKOA Insurance Co., Ltd. (Stock Compensation-Type Stock Option)

2.	Issue Price of Each Share Option

Free of consideration

3.	Date of Issue of Each Share Option

March 15, 2005

4.	Period during Which the Share Options Can Be Exercised

From March 16, 2006 through June 29, 2024

5.	Others

As set forth in Exhibit 46 “Terms (Common Matters) of Share Options Issued in March 2005 and March 2006 of NIPPONKOA Insurance Co., Ltd. (Share Options in the Form of Compensation in Stock)”

Exhibit 35

Terms of Seventeenth Issue Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Seventeenth Issue Share Options of NKSJ Holdings, Inc.

2.	Amount to be Paid-in of Share Option for Subscription and Method for Calculation Thereof, or Statement That Payment Is Not Required

Free of consideration

3.	Date of Issue of Each Share Option

April 1, 2010

4.	Period during Which the Share Options Can Be Exercised

From April 1, 2010 through June 29, 2024

5.	Others

As set forth in Exhibit 47 “Terms (Common Matters) of Seventeenth Issue and Eighteenth Issue Share Options of NKSJ Holdings, Inc.”

Exhibit 36

Terms of March 2006 Issue Share Options of NIPPONKOA Insurance Co., Ltd.

(Stock Compensation-Type Stock Option)

1.	Name of Share Options

March 2006 Issue Share Options of NIPPONKOA Insurance Co., Ltd. (Stock Compensation-Type Stock Option)

2.	Issue Price of Each Share Option

Free of consideration

3.	Date of Issue of Each Share Option

March 15, 2006

4.	Period during Which the Share Options Can Be Exercised

From March 16, 2007 through June 29, 2025

5.	Others

As set forth in Exhibit 46 “Terms (Common Matters) of Share Options Issued in March 2005 and March 2006 of NIPPONKOA Insurance Co., Ltd. (Share Options in the Form of Compensation in Stock)”

Exhibit 37

Terms of Eighteenth Issue Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Eighteenth Issue Share Options of NKSJ Holdings, Inc.

2.	Amount to be Paid-in of Share Option for Subscription and Method for Calculation Thereof, or Statement That Payment Is Not Required

Free of consideration

3.	Date of Issue of Each Share Option

April 1, 2010

4.	Period during Which the Share Options Can Be Exercised

From April 1, 2010 through June 29, 2025

5.	Others

As set forth in Exhibit 47 “Terms (Common Matters) of Seventeenth Issue and Eighteenth Issue Share Options of NKSJ Holdings, Inc.”

Exhibit 38

Terms of March 2007 Issue Share Options of NIPPONKOA Insurance Co., Ltd.

(Stock Compensation-Type Stock Option)

1.	Name of Share Options

March 2007 Issue Share Options of NIPPONKOA Insurance Co., Ltd. (Stock Compensation-Type Stock Option)

2.	Amount to be Paid-in of Share Option for Subscription and Method for Calculation Thereof, or Statement That Payment Is Not Required

Amount to be paid in with respect to each Share Option for Subscription: ¥934,000

3.	Date of Issue of Each Share Option

March 27, 2007

4.	Period during Which the Share Options Can Be Exercised

From March 28, 2007 through March 27, 2027

5.	Others

As set forth in Exhibit 48 “Terms (Common Matters) of Share Options Issued in March 2007, March 2008, March 2009, and October 2009 of NIPPONKOA Insurance Co., Ltd. (Share Options in the Form of Compensation in Stock)”

Exhibit 39

Terms of Nineteenth Issue Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Nineteenth Issue Share Options of NKSJ Holdings, Inc.

2.	Amount to be Paid-in of Share Option for Subscription and Method for Calculation Thereof, or Statement That Payment Is Not Required

Free of consideration

3.	Date of Issue of Each Share Option

April 1, 2010

4.	Period during Which the Share Options Can Be Exercised

From April 1, 2010 through March 27, 2027

5.	Others

As set forth in Exhibit 49 “Terms (Common Matters) of Nineteenth through Twenty-Second Issue Share Options of NKSJ Holdings, Inc.”

Exhibit 40

Terms of March 2008 Issue Share Options of NIPPONKOA Insurance Co., Ltd.

(Stock Compensation-Type Stock Option)

1.	Name of Share Options

March 2008 Issue Share Options of NIPPONKOA Insurance Co., Ltd. (Stock Compensation-Type Stock Option)

2.	Amount to be Paid-in of Share Option for Subscription and Method for Calculation Thereof, or Statement That Payment Is Not Required

Amount to be paid in with respect to each Share Option for Subscription: ¥703,000

3.	Date of Issue of Each Share Option

March 17, 2008

4.	Period during Which the Share Options Can Be Exercised

From March 18, 2008 through March 17, 2028

5.	Others

As set forth in Exhibit 48 “Terms (Common Matters) of Share Options Issued in March 2007, March 2008, March 2009, and October 2009 of NIPPONKOA Insurance Co., Ltd. (Share Options in the Form of Compensation in Stock)”

Exhibit 41

Terms of Twentieth Issue Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Twentieth Issue Share Options of NKSJ Holdings, Inc.

2.	Amount to be Paid-in of Share Option for Subscription and Method for Calculation Thereof, or Statement That Payment Is Not Required

Free of consideration

3.	Date of Issue of Each Share Option

April 1, 2010

4.	Period during Which the Share Options Can Be Exercised

From April 1, 2010 through March 17, 2028

5.	Others

As set forth in Exhibit 49 “Terms (Common Matters) of Nineteenth through Twenty-Second Issue Share Options of NKSJ Holdings, Inc.”

Exhibit 42

Terms of March 2009 Issue Share Options of NIPPONKOA Insurance Co., Ltd.

(Stock Compensation-Type Stock Option)

1.	Name of Share Options

March 2009 Issue Share Options of NIPPONKOA Insurance Co., Ltd. (Stock Compensation-Type Stock Option)

2.	Amount to be Paid-in of Share Option for Subscription and Method for Calculation Thereof, or Statement That Payment Is Not Required

Amount to be paid in with respect to each Share Option for Subscription: ¥530,000

3.	Date of Issue of Each Share Option

March 16, 2009

4.	Period during Which the Share Options Can Be Exercised

From March 17, 2009 through March 16, 2029

5.	Others

As set forth in Exhibit 48 “Terms (Common Matters) of Share Options Issued in March 2007, March 2008, March 2009, and October 2009 of NIPPONKOA Insurance Co., Ltd. (Share Options in the Form of Compensation in Stock)”

Exhibit 43

Terms of Twenty-First Issue Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Twenty-First Issue Share Options of NKSJ Holdings, Inc.

2.	Amount to be Paid-in of Share Option for Subscription and Method for Calculation Thereof, or Statement That Payment Is Not Required

Free of consideration

3.	Date of Issue of Each Share Option

April 1, 2010

4.	Period during Which the Share Options Can Be Exercised

From April 1, 2010 through March 16, 2029

5.	Others

As set forth in Exhibit 49 “Terms (Common Matters) of Nineteenth through Twenty-Second Issue Share Options of NKSJ Holdings, Inc.”

Exhibit 44

Terms of October 2009 Issue Share Options of NIPPONKOA Insurance Co., Ltd. (Stock Compensation-Type Stock Option)

1.	Name of Share Options

October 2009 Issue Share Options of NIPPONKOA Insurance Co., Ltd. (Stock Compensation-Type Stock Option)

2.	Amount to be Paid-in of Share Option for Subscription and Method for Calculation Thereof, or Statement That Payment Is Not Required

Amount to be paid in with respect to each Share Option for Subscription: ¥533,000

3.	Date of Issue of Each Share Option

October 7, 2009

4.	Period during Which the Share Options Can Be Exercised

From October 8, 2009 through October 7, 2029

5.	Others

As set forth in Exhibit 48 “Terms (Common Matters) of Share Options Issued in March 2007, March 2008, March 2009, and October 2009 of NIPPONKOA Insurance Co., Ltd. (Share Options in the Form of Compensation in Stock)”

Exhibit 45

Terms of Twenty-Second Issue Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Twenty-Second Issue Share Options of NKSJ Holdings, Inc.

2.	Amount to be Paid-in of Share Option for Subscription and Method for Calculation Thereof, or Statement That Payment Is Not Required

Free of consideration

3.	Date of Issue of Each Share Option

April 1, 2010

4.	Period during Which the Share Options Can Be Exercised

From April 1, 2010 through October 7, 2029

5.	Others

As set forth in Exhibit 49 “Terms (Common Matters) of Nineteenth through Twenty-Second Issue Share Options of NKSJ Holdings, Inc.”

Exhibit 46

Terms (Common Matters) of Share Options Issued in March 2005 and March 2006 of

NIPPONKOA Insurance Co., Ltd. (Share Options in the Form of Compensation in Stock)

1.	Class and Number of Shares to Be Issued on Exercise of the Share Options

The type of shares of NIPPONKOA Insurance Co., Ltd. (the “Company”) to be issued on exercise of the Share Options shall be shares of common stock. The number of shares to be issued on exercise of each Share Option shall be 1,000 shares. The number of the shares that are to be issued on exercise of each Share Option shall be adjusted using the following formula in the event that the Company makes a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares to be issued on exercise of Share Options that have not been exercised at that time, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation of shares) ratio

In the event that the Company effects an absorption-type merger or consolidation type merger with another company and the Share Options are succeeded, or in the event that the Company effects an incorporation-type company split or absorption-type company split, the Company will make such adjustments as are deemed necessary to the number of shares.

2.	Amount to be paid-in at the Time of Exercise of the Share Options,

The amount to be paid-in at the time of exercising each of the Share Options shall be ¥1 per share that can be received by exercising the Share Option, which shall be multiplied by the number of shares to be issued per share option to obtain the relevant amount.

3.	Conditions of Exercise of the Share Options

(1)	Notwithstanding the provisions of “4. Period during Which the Share Options Can Be Exercised” (the “Exercise Period”) of Exhibit 34 and Exhibit 36, a holder of Share Options may exercise the Share Options only within the period of the date on which one year expires from the day following the date on which such holder forfeits his or her position as either a director (including an executive officer (shikko-yaku) in the event that the Company converts to a company with committees in the future) or executive officer (shikko-yakuin) of the Company (the “Commencement Date of Exercise”), through whichever occurs earlier of the expiration of seven years from the day following the date on which the relevant holder forfeits his or her position, or the last day of the Exercise Period;

(2)	Notwithstanding (1) above, if the Commencement Date of Exercise has not arrived for a holder of Share Options by the last day of the same month of the year prior to the last day of the Exercise Period, the holder may exercise the Share Options from the first day of the following month.

(3)	Exercise in part of a single Share Option shall not be permitted; and

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the relevant director or executive director.

4.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

The Company may acquire the Share Options for no consideration, if a shareholders meeting of the Company approves a proposal to approve a merger agreement in which the Company will be the company that is extinguished, or if a shareholders meeting approves a resolution to approve an agreement of share exchanges or share transfers, in which the Company will become a wholly owned subsidiary.

5.	Restriction on Assignment of Share Options

Approval by a resolution of the board of directors of the Company shall be required in connection with acquiring Share Options by way of an assignment.

6.	Amount to Be Added to Capital Out of the Issue Price of the Relevant Shares in the Event of Issuing Shares as a Result of Exercise of the Share Options

The amount to be added to the capital shall be one yen per share of stock issued.

Exhibit 47

Terms (Common Matters) of the Seventeenth and Eighteenth Issue Share Options of NKSJ

Holdings, Inc.

1.	Class and Number of Shares to Be Issued on Exercise of the Share Options

The type of shares of NKSJ Holdings, Inc. (the “Company”) to be issued on exercise of each Share Options shall be shares of common stock. The number of shares to be issued on exercise of each Share Option shall be 900 shares. The number of the shares that are to be issued on exercise of each Share Option shall be adjusted using the following formula in the event that the Company makes a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares to be issued on exercise of Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation of shares) ratio

The number of shares after adjustment shall apply from the day following the record date of a share split in the case of a share split, and from the day of effect in the case of a consolidation of shares.

In the event that the Company effects an absorption-type merger or consolidation type merger with another company and that the Share Options are succeeded to, or in the event that the Company effects an incorporation-type company split or absorption-type company split, the Company will make such adjustments as are deemed necessary to the number of shares.

Moreover if the Company will adjust the number of shares to be issued in respect of each Share Option, the Company shall, by the day before the date on which the adjusted number of shares becomes effective, give notice to persons holding Share Options (the “Holder(s) of Share Options”) that are stated in the Share Options Registry, or give public notice, of the adjusted number of shares, provided that if notice or public notice cannot be made by the day prior to the taking effect thereof, the notice or public notice shall be made promptly after the date of effect.

2.	Value of Property to Be Contributed at the Time of Exercise of Each Share Option or Method for Calculating of that Value

The value of property to be contributed at the time of exercising each of the Share Options shall be an amount paid in of ¥1 per share that can be received by exercising the Share Option (the “Exercise Price”), which shall be multiplied by the number of shares to be issued per share option to obtain the relevant amount.

3.	Conditions of Exercise of the Share Options

(1)	Notwithstanding the provisions of “4. Period during Which the Share Options Can Be Exercised” (the “Exercise Period”) of Exhibit 35 and Exhibit 37, the Holder of Share Options may exercise the Share Options only within the period of the date on which one year expires from the day following the date on which the holder forfeits his or her position as either a director (including an executive officer (shikko-yaku) in the event that the Company converts to a company with committees in the future) or executive officer (shikko-yakuin) of the Company (the “Commencement Date of Exercise”) through whichever occurs earlier of the expiration of seven years from the Commencement Date of Exercise, or the last day of the Exercise Period;

(2)	Notwithstanding (1) above, if the Commencement Date of Exercise has not arrived for the Holder of Share Options by the last day of the same month of the year prior to the last day of the Exercise Period, the Holder of Share Options may exercise the Share Options from the first day of the following month through the last day of Exercise Period.

(3)	Exercise in part of a single Share Option shall not be permitted;

(4)	The Holder of Share Options shall not be permitted to exercise the Share Options if such Holder is covered by any of the following:

(i)	A resolution by the board of directors has been made to dismiss an executive officer pursuant to the Disciplinary Regulations of NIPPONKOA Insurance Co., Ltd. (including internal regulations of the same intent as may exist from time to time);

(ii)	If other cause exists that is similar to (i) above;

(iii)	Final sentencing has been imposed of imprisonment without work or heavier penalty;

(iv)	If a resolution is made at the board of directors of the Company to effect an Absorption-Type Merger in which the Company will become the company that is extinguished (excluding cases in which the surviving company will succeed to the obligations in connection with the Share Options); and

(v)	If the board of directors of the Company has made a resolution to conduct a share exchanges or share transfers, in which the Company will become a wholly owned subsidiary (excluding cases in which the company that will be the wholly owning parent company will succeed to the obligations in connection with the Share Options)

(5)	A person who inherits Share Options shall not be permitted to exercise the Share Options if the Holder of Share Options immediately prior to the succession is covered under any of (4)(i) through (iii).

4.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1)	If a shareholders meeting of the Company approves a proposal set forth in (i) through (v) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(i)	A proposal to approve a merger agreement in which the Company will be extinguished;

(ii)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(iii)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(iv)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(v)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

(2)	If the Holder of Share Options or a person who has inherited the same is covered by 3 (4) or 3 (5) above, the Company may immediately acquire the Share Options for no consideration.

5.	Restriction on Acquisition of Share Options by Assignment

Approval by a resolution of the board of directors of the Company shall be required in connection with acquiring Share Options by way of an assignment.

6.	Matters Concerning Stated Capital and Capital Reserves to Be Increased in the Event of the Issue of Shares as a Result of Exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

7.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (the “Restructured Company”) shall be delivered to existing Holders of the Share Options as of the time immediately prior to the Corporate Restructuring that comes into effect (the “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the Holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 1. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

This shall be determined in accordance with 2. above

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the Exercise Period provided in 3.(1) above, or the effective date of the Corporate Restructuring, through the final date of Exercise Period provided in 3.(1) above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 6. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 4. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 3. above.

8.	Determination of Fractional Amounts of Less Than a Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the Holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

9.	Procedures for Exercising the Share Options

(1)	If the Holder of Share Options will exercise the Share Options, such Holder shall pay into the bank account designated by the Company the amount obtained by multiplying the Exercise Price by the number of shares to be issued for the Share Options that are to be exercised, and shall also submit to the Company an Application (Request) to Exercise Share Options in the prescribed form.

(2)	If the Holder of Share Options as set forth in (1) above exercises share options, the Company shall without delay deliver the shares unless the conditions of exercise set forth in 3. above have not been met.

(3)	In addition to the provisions of (1) and (2), if the Holder of Share Options will exercise the Share Options, such Holder must comply with such methods as are designated by the Company.

10.	Handling After Retirement

(1)	At the time that the Holder of Share Options becomes no longer an officer of NIPPONKOA Insurance Co., Ltd., he or she must notify the Company in writing of his or her address after retirement from his or her position as officer.

(2)	If after retirement the Holder of Share Options will change his or her address to an address outside of Japan, he or she must at the time of retirement from office notify the Company in writing of a contact address within Japan after he or she leaves office.

(3)	If the Holder of Share Options does not give notice of his or her address after retirement, his or her address as of the time or his or her retirement shall be deemed to be his or her address or domestic contact address after retirement. If the Holder of Share Options changes his or her address after his or her retirement and within the Exercise Period provided in 3. (1) above, but does not give notice after the change of his or her address or domestic contact address, the last notified address in Japan shall be deemed to be the address or domestic contact address after retirement.

11.	Exercise of Share Options by Heir

(1)	In the event of the death of the Holder of Share Options the heir (including the donee if such exists. The same shall apply hereinafter) may exercise the Share Options, in accordance with the following.

(2)	The heirs of the Holder of Share Options must all jointly give notice in writing of the following matters, promptly after the inheritance commences. The same shall apply if any change occurs in a matter set forth in (ii) through (iv):

(i)	Date of commencement of the inheritance;

(ii)	The names and addresses of the heirs and the name of the representative of the heirs, provided that if agreement on division of the estate have been settled, this shall be the name and address of the person who succeeds to the Share Options as a result of the agreement on division of the estate (the “Share Option Successor(s)”), and if there is more than one Share Option Successor, the name of the person who will be the representative thereof (the “Representative of the Share Option Successors”);

(iii)	The content of the agreement on division of the estate in connection with the Share Options and the date on which agreement was settled in the event that the agreement on division of the estate has been settled; and

(iv)	Such matters as are prescribed by the Company in addition to (i) through (iii).

(3)	At the time of making the notification set forth in (2) the heirs of the Holder of Share Options shall attach the certified copy of removal from family registry, the agreement on division of assets, the powers of attorney by each of the heirs to the representative of the heirs, seal certificate of each of the heirs as well as such other documents as are designated by the Company;

(4)	All heirs shall exercise the rights in connection with the Share Options jointly through the representative of the heirs, provided that if agreement on division of the estate has been settled, the Share Option Successor (or if there is more than one Share Option Successor, the Representative of the Share Option Successors) shall exercise the rights in connection with the Share Options;

(5)	The heirs shall be jointly and severally responsibility for the amounts to be paid in and any and all obligations they have to the Company in connection with and the Share Options in the event that they have exercised the Share Options, provided that if agreement on division of assets has been settled, the Share Option Successors shall jointly and severally incur responsibility to perform these obligations.

(6)	If an inheritance commences in connection with an heir, the heir(s) thereof shall not succeed to the Share Options; and

(7)	The exercise conditions prescribed in connection with the Holder of Share Options shall apply mutatis mutandis in connection with the heirs to the Holder of Share Options, or the representative of the heirs, as well as the Share Option Successors and the Representative of the Share Option Successors.

12.	Prohibition Against Assignment

The Holder of Share Options shall not be permitted to effect assignment, creation of pledge or other disposal in connection with the Share Options.

13.	Method of Expressions of Intent and Notices

(1)	The Company shall make expressions of intent and notices to the Holders of Share Options in accordance with any of the methods set forth in each of the following:

(i)	A method of direct delivery in writing to the Holder of Share Options;

(ii)	A method of sending a document addressed to the address or domestic contact address of the Holder of Share Options;

(iii)	If the Holder of Share Options has individually consented in writing, a method of sending an email message addressed to the email address designated by the Holder of Share Options, or other method of transmitting information by electromagnetic means.

(2)	A document set forth in (1) (i) shall be deemed to have arrived at the time it would normally have arrived at the address or domestic contact address of the Holder of Share Options. A transmission of information by email or other method of transmitting information by email or other electromagnetic means as prescribed in (1) (iii) shall be deemed to have arrived at the time the Holder of Share Options would normally have been able to have access to the information by computer, etc.; and

(3)	The Holder of Share Options may revoke the consent set forth in (1) (iii). If the Holder of Share Options will revoke the consent of (1) (iii), he or she shall notify the Company in writing to that effect. This notification shall have future effect from the time that it arrives at the Company. The same shall apply in the event of changing the email address that the Holder of Share Options has designated in (1) (iii), as well as changing the other method of transmitting information by electromagnetic means.

14.	Enactment of Detailed Regulations

(1)	The Company may in order to specify detailed matters in connection with the Share Options enact “Detailed Rules in Connection With Agreements of Allotment of Share Options” (the “Detailed Rules”) and may as necessary amend or abolish the same.

(2)	The Company shall provide the Detailed Rules for inspection during normal business hours if a request is made by the Holder of Share Options.

15.	Amendment

(1)	If the content of these stipulations is found not to comply with the Income Tax Act, the Corporation Tax Act or other tax law, or the Corporation Law, or the Financial Instruments and Exchange Act or other relevant law or regulation, or will not comply with such relevant law or regulation as a result of subsequent amendment, the Company may propose amendment to the stipulations hereof, by notifying the Holders of Share Options.

(2)	The Company shall in the event of making a proposal as set forth in (1) state in the notice of (1) the content of the proposal, the deadline for making an objection, the scheduled date of effect of amendment, and a statement to the effect that if a written objection is not made by the deadline the proposal shall be deemed to have been accepted. The period through the deadline for making an objection shall be at least two weeks from the date the notice is dispatched.

(3)	If the Holder of Share Options does not make a written objection by the deadline set forth in (2), the Holder of Share Options shall be deemed to have accepted the proposal of the Company as set forth in (2), and the content stipulated herein shall be amended as of the scheduled date of effect of amendment as set forth in (2), and in accordance with the proposal by the Company.

16.	Handling of Taxes

The Holders of Share Options shall at their own responsibility and expense pay income tax and all other taxes and public duties that are imposed as a result of subscribing to and exercising the Share Options as well as selling the shares that they have acquired as a result of exercising the same.

17.	Governing Law and Jurisdiction

(1)	Japanese law shall be the governing law in connection with the Share Options.

(2)	The Tokyo District Court shall have exclusive jurisdiction over any dispute arising in connection with the Share Options.

Exhibit 48

Terms (Common Matters) of Share Options Issued in March 2007, March 2008, March 2009, and October 2009 of NIPPONKOA Insurance Co., Ltd. (Share Options in the Form of Compensation in Stock)

1.	Class and Number of Shares to Be Issued on Exercise of the Share Options

The type of shares of NIPPONKOA Insurance Co., Ltd. (the “Company”) to be issued on exercise of the Share Options shall be shares of common stock. The number of shares to be issued on exercise of each Share Option shall be 1,000 shares. The number of the shares that are to be issued on exercise of each Share Option shall be adjusted using the following formula in the event that the Company makes a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares to be issued on exercise of Share Options that have not been exercised at that time, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation of shares) ratio

In the event that the Company effects an absorption-type merger or consolidation type merger with another company and the Share Options are succeeded, or in the event that the Company effects an incorporation-type company split or absorption-type company split, the Company will make such adjustments as are deemed necessary to the number of shares.

2.	Amount to Be Paid in at the Time of Exercise of a Share Option

The amount to be paid-in at the time of exercising each of the Share Options shall be ¥1 per share that can be received by exercising the Share Option, which shall be multiplied by the number of shares to be issued to obtain the relevant amount.

3.	Conditions of Exercise of the Share Options

(1)	A holder of Share Options may exercise the Share Options only within the period that is within 10 days from the day following the date on which such holder forfeits his or her position as either a director (including an executive officer (shikko-yaku) in the event that the Company converts to a company with committees in the future) or executive officer (shikko-yakuin) (and that is also no later than the last day of “4. Period during Which the Share Options Can Be Exercised” (the “Exercise Period”) of Exhibit 40, Exhibit 42, and Exhibit 44), provided that if the date of commencement of exercise of the Share Options occurs as a result of the death of the holder of the Share Options, the heirs may exercise the Share Options only within six months after the commencement date of the exercise of the Share Options (and no later than the last day of the Exercise Period). In this event Share Options of the same type that are allotted during or after March 2007 may only be exercised one time in the entirety of all of the Share Options that are held by the holder of Share Options or his or her heir. Exercise in part thereof shall not be permitted.

In the event that a holder of Share Options or his or her heir does not exercise the Share Options during the above period in which they may be exercised, or if the commencement date of exercise of Share Options has not occurred by the last day of the Exercise Period, the exercise of these Share Options shall not be permitted, and the relevant Share Options shall be extinguished in accordance with Article 287 of the Corporation Law;

(2)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the relevant director or executive officer.

4.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

5.	Restriction on Assignment of Share Options

Approval by a resolution of the board of directors of the Company shall be required in connection with acquiring Share Options by way of an assignment.

6.	Amount to Be Added to Capital Out of the Issue Price of the Relevant Shares in the Event of Issuing Shares as a Result of Exercise of the Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

7.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time immediately prior to the Corporate Restructuring that comes into effect ( “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-

Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 1. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of property to be contributed at the time of exercising each of the Share Options to be delivered shall be an amount to be paid-in after restructuring of one yen per share of the Restructured Company to be delivered by exercising the Share Option to be delivered, which shall be obtained by multiplying by the number of shares of the Restructured Company to be issued per share option to obtain the relevant amount, that is subject to (3) above.

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the Exercise Period provided in 3. (1) above or the effective date of the Corporate Restructuring, through the final date of the Exercise Period provided in 3. (1) above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 6. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 4. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 3. above.

8.	Determination of Fractional Amounts of Less Than a Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 49

Terms (Common Matters) of the Nineteenth Through the Twenty-Second Issue of Share Options of NKSJ Holdings, Inc.

1.	Class and Number of Shares to Be Issued on Exercise of the Share Options

The type of shares shall be shares of common stock of NKSJ Holdings, Inc. (the “Company”) to be issued on exercise of each Share Options shall be shares of common stock. The number of shares to be issued on exercise of each Share Option shall be 900 shares. The number of the shares that are to be issued on exercise of each Share Option shall be adjusted using the following formula in the event that the Company makes a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares to be issued on exercise of Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation of shares) ratio

The number of shares after adjustment shall apply from the day following the record date of a share split in the case of a share split, and from the day of effect in the case of a consolidation of shares.

In the event that the Company effects an absorption-type merger or consolidation type merger with another company and that the Share Options are succeeded to, or in the event that the Company effects an incorporation-type company split or absorption-type company split, the Company will make such adjustments as are deemed necessary to the number of shares.

Moreover if the Company will adjust the number of shares to be issued in respect of each Share Option, the Company shall, by the day before the date on which the adjusted number of shares becomes effective, give notice to persons holding Share Options (the “Holder(s) of Share Options”) that are stated in the Share Options Registry, or give public notice, of the [adjusted number of shares], provided that if notice or public notice cannot be made by the day prior to the taking effect thereof, the notice or public notice shall be made promptly after the date of effect.

2.	Value of Property to Be Contributed at the Time of Exercise of Each Share Option, or Method of Calculation Thereof

The value of the property to be contributed at the time of exercising each of the Share Options shall be an amount paid in of one yen per share that can be received by exercising the Share Option (the “Exercise Price”), which shall be multiplied by the number of shares to be issued to obtain the relevant amount.

3.	Conditions of Exercise of the Share Options

(1)	A Holder of Share Options may exercise the Share Options only within the period that is within 10 days from the day following the date on which such holder forfeits his or her position as either a director (including an executive officer in the event that the Company converts to a company with committees in the future) or executive officer of NIPPONKOA Insurance Co., Ltd. (the “Commencement Date of the Exercise of the Share Options”) (and that is also no later than the last day of “2. Period during Which the Share Options Can Be Exercised” (the “Exercise Period”) of Exhibit 39, Exhibit 41, Exhibit 43 and Exhibit 45), provided that if the above terms of exercise is satisfied as a result of the death of the Holder of Share Options, the heirs may exercise the Share Options only within six months after the commencement date of the exercise of the Share Options (and no later than the last day of the Exercise Period). In this event Share Options of the same type that are allotted during or after March 2007 may only be exercised one time in the entirety of all of the Share Options that are held by the Holder of Share Options or his or her heir. Exercise in part thereof shall not be permitted.

(2)	A Holder of Share Options or his or her heir may exercise one time with respect to the Share Options with the same Commencement Date of the Exercise of the Share Options, and may not exercise a part of the Share Options. In the event that a Holder of Share Options or his or her heir does not exercise the Share Options during the above period in which they may be exercised, or if the Commencement Date of Exercise of the Share Options has not occurred by the last day of the Exercise Period, the exercise of such Share Options shall not be permitted, and the relevant Share Options shall be extinguished in accordance with Article 287 of the Corporation Law.

(3)	A Holder of Share Options shall not be permitted to exercise the Share Options if the holder is covered by any of the following:

(i)	A resolution by the board of directors has been made to dismiss an executive officer pursuant to the Disciplinary Regulations of NIPPONKOA Insurance Co., Ltd. (including internal regulations of the same intent as may exist from time to time);

(ii)	If other cause exists that is similar to (i) above;

(iii)	Final sentencing has been imposed of imprisonment without work or heavier penalty;

(iv)	If a resolution is made at the board of directors of the Company to effect an Absorption-Type Merger in which the Company will become the company that is extinguished (excluding cases in which the surviving company will succeed to the obligations in connection with the Share Options); and

(v)	If the board of directors of the Company has made a resolution to conduct a share exchanges or share transfers, in which the Company will become a wholly owned subsidiary (excluding cases in which the company that will be the wholly owning parent company will succeed to the obligations in connection with the Share Options)

(4)	A person who inherits Share Options shall not be permitted to exercise the Share Options if the Holder of Share Options immediately prior to the succession is covered under any of (3) (i) through (iii).

4.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1)	If a shareholders meeting of the Company approves a proposal set forth in (i) through (v) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(i)	A proposal to approve a merger agreement in which the Company will be extinguished;

(ii)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(iii)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(iv)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(v)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

(2)	If the Holder of Share Options or a person who has inherited the same is covered by 3 (3) or 3 (4) above, the Company may immediately acquire the Share Options for no consideration.

5.	Restriction on Acquisition of Share Options by Assignment

Approval by a resolution of the board of directors of the Company shall be required in connection with acquiring Share Options by way of an assignment.

6.	Matters Concerning Stated Capital and Capital Reserves to Be Increased in the Event of the Issue of Shares as a Result of Exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

7.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing Holders of the Share Options as of the time immediately prior to the Corporate Restructuring that comes into effect (the “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the Holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 1. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

This shall be determined in accordance with 2. above

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the Exercise Period provided in 3.(1) above or the effective date of the Corporate Restructuring, through the final date of the Exercise Period provided in 3.(1) above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 6. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 4. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 3. above.

8.	Determination of Fractional Amounts of Less Than a Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the Holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

9.	Procedures for Exercising the Share Options

(1)	If the Holder of Share Options will exercise the Share Options, such Holder shall pay into the bank account designated by the Company the amount obtained by multiplying the Exercise Price by the number of shares to be issued for the Share Options that are to be exercised, and shall also submit to the Company an Application (Request) to Exercise Share Options in the prescribed form.

(2)	If the Holder of Share Options as set forth in (1) above exercises share options, the Company shall without delay deliver the shares unless the conditions of exercise set forth in 3. above have not been met.

(3)	In addition to the provisions of (1) and (2), if the Holder of Share Options will exercise the Share Options, such Holder must comply with such methods as are designated by the Company.

10.	Handling After Retirement

(1)	At the time that the Holder of Share Options becomes no longer an officer of NIPPONKOA Insurance Co., Ltd., he or she must notify the Company in writing of his or her address after retirement from his or her position as officer.

(2)	If after retirement the Holder of Share Options will change his or her address to an address outside of Japan, he or she must at the time of retirement from office notify the Company in writing of a contact address within Japan after he or she leaves office.

(3)	If the Holder of Share Options does not give notice of his or her address after retirement, his or her address as of the time or his or her retirement shall be deemed to be his or her address or domestic contact address after retirement. If the Holder of Share Options changes his or her address after his or her retirement and within the Exercise Period provided in 3. (1) above, but does not give notice after the change of his or her address or domestic contact address, the last notified address in Japan shall be deemed to be the address or domestic contact address after retirement.

11.	Exercise of Share Options by Heir

(1)	In the event of the death of the Holder of Share Options the heir (including the donee if such exists. The same shall apply hereinafter) may exercise the Share Options, in accordance with the following.

(2)	The heirs of the Holder of Share Options must all jointly give notice in writing of the following matters, promptly after the inheritance commences. The same shall apply if any change occurs in a matter set forth in (ii) through (iv):

(i)	Date of commencement of the inheritance;

(ii)	The names and addresses of the heirs and the name of the representative of the heirs, provided that if agreement on division of the estate have been settled, this shall be the name and address of the person who succeeds to the Share Options as a result of the agreement on division of the estate (the “Share Option Successor(s)”), and if there is more than one Share Option Successor, the name of the person who will be the representative thereof (hereinafter the “Representative of the Share Option Successors”);

(iii)	The content of the agreement on division of the estate in connection with the Share Options and the date on which agreement was settled in the event that the agreement on division of the estate has been settled; and

(iv)	Such matters as are prescribed by the Company in addition to (i) through (iii).

(3)	At the time of making the notification set forth in (2) the heirs of the Holder of Share Options shall attach the certified copy of removal from family registry, the agreement on division of assets, the powers of attorney by each of the heirs to the representative of the heirs, seal certificate of each of the heirs as well as such other documents as are designated by the Company;

(4)	All heirs shall exercise the rights in connection with the Share Options and other rights in connection with the Share Options pursuant to other agreements jointly through the representative of the heirs, provided that if agreement on division of the estate has been settled, the Share Option Successor (or if there is more than one Share Option Successor, the Representative of the Share Option Successors) shall exercise the rights in connection with the Share Options and other rights in connection with the Share Options pursuant to other agreements;

(5)	The heirs shall be jointly and severally responsibility for the amounts to be paid in and any and all obligations they have to the Company in connection with and the Agreement in the event that they have exercised the Share Options, provided that if agreement on division of assets has been settled, the Share Option Successors shall jointly and severally incur responsibility to perform these obligations.

(6)	If an inheritance commences in connection with an heir, the heir(s) thereof shall not succeed to the Share Options; and

(7)	The exercise conditions prescribed in connection with the Holder of Share Options shall apply mutatis mutandis in connection with the heirs to the Holder of Share Options, or the representative of the heirs, as well as the Share Option Successors and the Representative of the Share Option Successors.

12.	Prohibition Against Assignment

The Holder of Share Options shall not be permitted to effect assignment, creation of pledge or other disposal in connection with the Share Options.

13.	Method of Expressions of Intent and Notices

(1)	The Company shall make expressions of intent and notices to the Holders of Share Options in accordance with any of the methods set forth in each of the following:

(i)	A method of direct delivery in writing to the Holder of Share Options;

(ii)	A method of sending a document addressed to the address or domestic contact address of the Holder of Share Options;

(iii)	If the Holder of Share Options has individually consented in writing, a method of sending an email message addressed to the email address designated by the Holder of Share Options, or other method of transmitting information by electromagnetic means.

(2)	A document set forth in (1)(i) shall be deemed to have arrived at the time it would normally have arrived at the address or domestic contact address of the Holder of Share Options. A transmission of information by email or other method of transmitting information by email or other electromagnetic means as prescribed in (1)(iii) shall be deemed to have arrived at the time the Holder of Share Options would normally have been able to have access to the information by computer, etc.; and

(3)	The Holder of Share Options may revoke the consent set forth in (1) (iii). If the Holder of Share Options will revoke the consent of (1) (iii), he or she shall notify the Company in writing to that effect. This notification shall have future effect from the time that it arrives at the Company. The same shall apply in the event of changing the email address that the Holder of Share Options has designated in (1)(iii), as well as changing the other method of transmitting information by electromagnetic means.

14.	Enactment of Detailed Regulations

(1)	The Company may in order to specify detailed matters in connection with the Share Options enact “Detailed Rules in Connection With Agreements of Allotment of Share Options” (the “Detailed Rules”) and may as necessary amend or abolish the same.

(2)	The Company shall provide the Detailed Rules for inspection during normal business hours if a request is made by the Holder of Share Options.

15.	Amendment

(1)	If the content of these stipulations is found not to comply with the Income Tax Act, the Corporation Tax Act or other tax law, or the Corporation Law, or the Financial Instruments and Exchange Act or other relevant law or regulation, or will not comply with such relevant law or regulation as a result of subsequent amendment, the Company may propose amendment to the stipulations hereof, by notifying the Holders of the Share Options.

(2)	The Company shall in the event of making a proposal as set forth in (1) state in the notice of (1) the content of the proposal, the deadline for making an objection, the scheduled date of effect of amendment, and a statement to the effect that if a written objection is not made by the deadline the proposal shall be deemed to have been accepted. The period through the deadline for making an objection shall be at least two weeks from the date the notice is dispatched.

(3)	If the Holder of Share Options does not make a written objection by the deadline set forth in (2), the Holder of Share Options shall be deemed to have accepted the proposal of the Company as set forth in (2), and the content stipulated herein shall be amended as of the scheduled date of effect of amendment as set forth in (2), and in accordance with the proposal by the Company.

16.	Handling of Taxes

The Holders of Share Options shall at their own responsibility and expense pay income tax and all other taxes and public duties that are imposed as a result of subscribing to and exercising the Share Options as well as selling the shares that they have acquired as a result of exercising the same.

17.	Governing Law and Jurisdiction

(1)	Japanese law shall be the governing law in connection with the Share Options.

(2)	The Tokyo District Court shall have exclusive jurisdiction over any dispute arising in connection with the Share Options.

Financial Statements etc. relating to the latest Business Year

(Business Year ended on March 31, 2009) of NIPPONKOA Insurance Company, Limited

Business Year 2008 (April 1, 2008 to March 31, 2009) Business Report

1. Matters Concerning the Current Status of NIPPONKOA

(1)	Business Progress and Results

In business year 2008, the Japanese economy saw a drop in exports and production due to the turmoil in the financial markets and a downturn in the global economy stemming from the subprime loan problem in the United States and experienced a sharp decline due to factors such as worsening employment and income environment caused by a significant drop in corporate earnings and a fall in consumer spending.

In this increasingly competitive business environment, in the non-life insurance industry, there has been no growth in automobile insurance, which is NIPPONKOA’s main product, due to a decline in new car sales and there has been a significant drop in compulsory automobile liability insurance due to revised insurance premium rates. Further, NIPPONKOA has taken measures to prevent the reoccurrence of the problems with an aim of regaining customer trust and has proceeded with respect to issues such as failures to pay incidental claims in the past business year, improper non-payments of claims for third-sector products, and inappropriate calculation of premiums for fire and other insurance.

Based on the business improvement plan formulated by NIPPONKOA in April 2007 after it became subject to an administrative order from the Financial Services Agency in March 2007, NIPPONKOA has proceeded with improving and strengthening its internal structures such as management control system, claims payment management system, and compliance system, and has taken steps to review and strengthen its insurance soliciting system in order to prevent problems such as inappropriate calculation of premiums for fire and other insurance.

Based on the steady implementation of these measures, NIPPONKOA, with the aims of restoring customer trust and improving customer satisfaction, has developed the following measures.

First, in order to improve operational quality, all customer complaints that are received by NIPPONKOA are being consolidated by the Quality Control Department and NIPPONKOA is working to create a quality improvement cycle by examining the appropriateness of the processes of product development, policy solicitation, policy management, and insurance payments. Further, we have proceeded to Phase 2 of our Quality Improvement Program, which began in November 2007, and the entire company has worked to develop measures that are aimed at attaining a product and service standard with which our customers are satisfied.

With respect to its business operations for customers, NIPPONKOA has made efforts to ensure that its agencies provide each customer with an explanation of material matters and confirm the customer’s intentions at the time of concluding an insurance agreement. NIPPONKOA has also commenced a Risk Checking Service, which recommends the optimal coverage for each customer upon confirmation and analysis of the full picture of risks and insurance coverage of the customer. Further, NIPPONKOA has made efforts to create a sales network with superior business and sales capabilities by introducing and implementing a system to update the qualifications of sales agents marketing non-life insurance products and an insurance product education system, which includes conducting a variety of training programs and holding regular meetings with sales agencies.

Overseas, NIPPONKOA established a representative office in Moscow in October 2008 in order to strengthen the position of its insurance service in Russia. NIPPONKOA also obtained permission to establish a local subsidiary that is wholly-owned by NIPPONKOA in Shenzhen, Guangdong, China. In Thailand, NIPPONKOA acquired 10% of the shares of Navakij Insurance Public Company Limited in March 2009 and has strengthened the position of its services in Thailand.

In December 2008, NIPPONKOA reached an agreement with Zurich Insurance Company Ltd. to commence discussions aimed at forming a business alliance that is expected to operate principally in the corporate insurance sector in Japan.

With respect to product development, NIPPONKOA has reviewed the coverage of its automobile insurance, which is its main product. The revised product has integrated and abolished special conditions and made improvements to pamphlets and materials to customers. With respect to NIPPONKOA’s Kurashi-no-Anshin-Hoken (a combined policy including fire, personal injury and personal liability insurance), NIPPONKOA has revised its products in response to calls from its customers for products that are more understandable by, for example, simplifying special conditions and has reviewed its sales plans and the details of its coverage, as well as reviewing its insurance premiums.

With respect to claims handling, NIPPONKOA has, as part of its automobile insurance, launched a Out-of-hours Initial Response Service, which is a 24-hour response service, to meet demands for enhanced services outside of business hours. NIPPONKOA is also working to improve customer satisfaction by, for example, continuously implementing its updated internal qualification system for staff members who are in charge of making insurance payments and improving its business capabilities, as well as promoting prompt payments and improving the quality of its claims handling service by conducting its business from the perspective of customers through the Continuation and Education of the Three Challenges for Claims Handlings.

With respect to corporate social responsibility (CSR) measures, NIPPONKOA has set CO2 emission reduction targets and is working to make independent reductions in order to contribute to the prevention of global warming, and NIPPONKOA has made a Carbon Neutral Declaration under which it will aim to reduce its CO2 emissions to zero by business year 2012 through the offsetting of its CO2 emissions against emission credits and other rights. The Company has also introduced a system where it contributes a certain amount to purchase emissions credits obtained by natural energy development projects (Carbon Offset), whenever a customer chooses to receive his or her automobile insurance policy and terms and conditions in digital format through the Web Confirmation Provision instead of on paper or whenever a customer who is involved in an automobile accident chooses recycled parts (eco-parts), NIPPONKOA also held the “Eco-Safe Driving Contest,” which was a contest for corporate automobile users, in order to promote the spread of “Eco-Safe Driving” as a means of reducing fuel consumption and preventing traffic accidents. NIPPONKOA is also working to protect forests and has established NIPPONKOA Forest projects in Nagano Prefecture and Kochi Prefecture. In June 2008, NIPPONKOA signed a new agreement for Corporate Forest Protection in Miyazaki Prefecture and established a new forest protection project called “NIPPONKOA Miyazaki Nishimerano-Mori”. NIPPONKOA made a commitment to the Minister of the Environment to make continuous efforts with respect to these environmental issues and in November 2008 NIPPONKOA became the first company in the insurance industry to receive the “Eco-First Company” certification.

Although NIPPONKOA conducted business activities through these policies, NIPPONKOA’s results for the previous business year were as described below as a result of an increase in revaluation losses on securities that were recorded due to a collapse of share markets and other markets both in Japan and overseas.

Firstly, with respect to operating income, underwriting income amounted to ¥849.4 billion, investment income amounted to ¥59 billion, and other operating income amounted to ¥2.2 billion, so NIPPONKOA’s operating income amounted to ¥910.7 billion, which is a decrease of ¥26.1 billion from the previous business year.

Meanwhile, with respect to operating expenses, underwriting expenses amounted to ¥724.5 billion, investment losses including revaluation loss on securities amounted to ¥63.2 billion, operating and administrative expenses amounted to ¥124.7 billion, and other ordinary expenses amounted to ¥0.9 billion, so NIPPONKOA’s ordinary expenses amounted to ¥913.5 billion, which is a decrease of ¥6.5 billion from the previous business year.

As a result, NIPPONKOA recorded an ordinary loss of ¥2.85 billion. By adding special gains and losses, including a reversal of reserve for price fluctuations for possible price fluctuation risks such as decline in share prices, and deducting total income taxes after application of tax-effect accounting from the ordinary loss, the net income amounted to ¥10.11 billion, which is an increase of ¥2.23 billion from the previous business year.

Underwriting

Of NIPPONKOA’s underwriting income, the net premiums written amounted to ¥653.4 billion, which is a decrease of 5.2% compared to the previous business year. Meanwhile, of NIPPONKOA’s underwriting expenses, the net losses paid amounted to ¥400.7 billion, so NIPPONKOA’s net loss ratio is 66.7%, which is an increase of 1.3 points on the previous business year.

Further, the operating and administrative expenses pertaining to underwriting amounted to ¥118.7 billion, so the net expense ratio is 35.1%, which is an increase of 0.2 points on the previous business year. By adding or subtracting deposit premiums from policyholders, maturity refunds to policyholders, reversal of outstanding claims and reversal of underwriting reserves to the amounts in above, underwriting income amounted to ¥5.4 billion, which is an increase of ¥19.4 billion compared to the previous business year.

Insurance by Type

Fire and allied lines insurance

Due to a decrease in new policies related to housing loans and similar products, the net premiums written amounted to ¥95.8 billion, which is a decrease of 0.1% from the previous business year. Meanwhile, the net loss ratio is 47.9%, which is a decrease of 0.9 points compared to the previous business year.

Marine insurance

Due to a fall in trade because of the global recession, the overall marine insurance net premiums written of NIPPONKOA amounted to ¥16.5 billion, which is a decrease of 13.5% on the previous business year. Meanwhile, the net loss ratio is 42.9%, which is an increase of 1.1 points compared to the previous business year.

Personal accident insurance

Due to the discontinuation of sales of new personal medical insurance policies and other factors, the net premiums written amounted to ¥52.8 billion, which is a decrease of 6.1% compared to the previous business year. Meanwhile, the net loss ratio is 66.9%, which is an increase of 6.1 points compared to the previous business year.

Voluntary automobile insurance

Due to a decrease of new policy contracts, resulting from a decline of new car sales, and a decrease of policy prices, resulting from down-sizing of vehicles, the net premiums written amounted to ¥325.1 billion, which is a decrease of 1.9% compared to the previous business year. Meanwhile, the net loss ratio is 66.9%, which is a decrease of 1.5 points compared to the previous business year.

Compulsory automobile liability insurance

Due to downward revision of premium rates, the net premiums written amounted to ¥80.9 billion, which is a decrease of 21.2% compared to the previous business year. Meanwhile, the net loss ratio is 97.3%, which is an increase of 18.8 points compared to the previous business year.

Other insurance

As a result of a decrease in income from products such as movable property insurance and inland marine insurance, the total net premiums written for other insurance amounted to ¥82 billion, which is a decrease of 1.7% compared to the previous year. Meanwhile, the net loss ratio for other insurance is 62.7%, which is a decrease of 2.3 points compared to the previous business year.

Investments

As of the end of the current business year, NIPPONKOA’s total assets amounted to ¥2,671.7 billion and the investment assets of NIPPONKOA amounted to ¥2,412.8 billion.

In managing its assets, NIPPONKOA has appropriately controlled market risks and promoted investments that are profitable over the long term, and has also continued to make efforts to improve its portfolio including share sales in order to increase its investment efficiency and reduce price fluctuation risks. Further, in investing insurance funds entrusted to NIPPONKOA by its policyholders, NIPPONKOA has worked to secure stable earnings mainly from government bonds, highly rated corporate bonds, and loans to prime borrowers. However, as a result of factors such as a decline in interest income on foreign securities, NIPPONKOA’s interest and dividend income has dropped to ¥51.1 billion, which is a decline of ¥1.8 billion compared to the previous business year, and with the ongoing difficult investment environment, NIPPONKOA recorded a revaluation loss on securities of ¥35.9 billion.

Issues to be Addressed by NIPPONKOA

Given the possible worsening of the global recession, it is difficult to present an optimistic outlook of Japan’s economy.

While competition continues to increase in the non-life insurance industry, NIPPONKOA is required to take steps to ensure that the problems concerning insurance benefit payments and insurance solicitation do not reoccur and to work to establish customers' trust as soon as possible.

NIPPONKOA has steadily implemented the business improvement plan that it formulated in April 2007, and it is now aiming to become a company that is able to secure continuous and stable income based on the three pillars of its new medium-term business plan, which began in business year of 2009: “Contribution to Society,” “Quality Improvement,” and “Profitability Improvement.” By focusing on its customers in all of its activities, working to improve its operational quality, and performing its corporate social responsibilities, NIPPONKOA is aiming to become a company that is chosen and genuinely trusted by customers.

In March 2009, NIPPONKOA and SOMPO JAPAN INSURANCE INC. signed a Memorandum of Understanding under which they agreed to establish a joint holding company through a joint share exchange and to conduct a business integration, subject to the approval of each party’s shareholders’ meeting and relevant regulatory authorities,.

The two companies share the strengths nurtured through 120 years of their respective histories. As a new group they will focus on their business in Japan and further strengthen product development, claims handling capability, and IT capability. Through its combined distribution channels, the group will provide an increasing number of customers with security and service of the highest quality and will seek to provide a broad range of solutions to people’s lives and corporate activities in the areas of health, medical care, and environment that transcend the conventional framework of insurance business.

By quickly taking maximum advantage of the synergy effect of this business integration, NIPPONKOA will pursue greater profitability and efficiency and will maximize its shareholder value NIPPONKOA will work to achieve continuous growth and improve its corporate value while at the same time aiming to contribute to society. Thus, NIPPONKOA calls for the continued support of its shareholders.

(Notes)	Numerical figures contained in this report (including those contained in the tables below) are expressed and calculated as follows:
(1)	Amounts such as net premiums written shown have been rounded down, while percentages such as rates of change have been rounded to the nearest number.
(2)	Net loss ratio = (net losses paid + loss adjustment expenses) / net premiums written
(3)	Net expense ratio = (net commissions and brokerage expenses + operating and administrative expenses related to insurance underwriting) / net premiums written

(2) Changes in Status of Assets and Profits and Losses

Items	2005	2006	2007	2008 (Current business year)
	Millions of Yen	Millions of Yen	Millions of Yen	Millions of Yen
Net premiums written	708,319	703,371	688,892	653,400
Fire and allied lines	106,088	104,351	95,880	95,828
Marine	17,990	19,241	19,193	16,593
Personal accident	59,756	59,293	56,306	52,859
Voluntary automobile	338,116	335,636	331,294	325,120
Compulsory automobile liability	107,218	103,735	102,776	80,938
Other	79,148	81,112	83,440	82,058
Interest and dividends	51,279	56,693	53,009	51,124
Underwriting income (loss)	1,108	(35,747)	(14,042)	5,445
Ordinary profit (loss)	26,798	24,538	16,769	(2,851)
Net income	13,273	13,425	7,877	10,111
Net loss ratio	62.7%	65.5%	65.4%	66.7%
Net expense ratio	35.7%	35.5%	34.9%	35.1%

Investment assets	3,311,493	3,240,212	2,818,984	2,412,896
Total assets	3,477,787	3,393,056	2,974,225	2,671,715

Net income per share	¥16.31	¥16.75	¥10.19	¥13.34

Note	Investment assets are the aggregate sum of bank deposits, call loans, receivables under resale agreements, monetary receivables bought, money in trust, investments in securities, loans, land and buildings.

(3) Status of Branch Offices and Agencies

Category	End of Previous Business Year	End of Current Business Year	Changes during Current Business Year (Δ is a reduction)
	Number	Number	Number
Branch Offices	59	61		2
Branch Companies	185	172		Δ13
Sales Offices	27	29		2
Overseas Branch Offices	—	—		—
Overseas Representative Offices	26	26		—

Total	297	288		Δ9

Agencies	32,012	29,852	Δ	2,160
Overseas Agencies	5	5		—

Total	32,017	29,857	Δ	2,160

Note	The number of branch offices for the end of the previous business year includes the Kansai Regional Headquarters.

(4) Status of Employees

Category	End of Previous Business Year	End of Current Business Year	Changes during Current Business Year (Δ is a reduction)	As of End of Current Business Year
				Average Age	Average Years of Service	Average Monthly Salary
				Years-old	Years	In Thousands of Yen
Office Workers	8,544	8,554	10	41.0	12.6	450
Sales Staff	61	54	Δ7	55.6

Notes
1.	The number of employees does not include executive officers, employees on leave of absence, etc.

2.	The number of employees means the number of current staff (excluding staff who have been seconded to other companies, but including staff who have been seconded from other companies).

3.	The average monthly salary is the average monthly salary as of March 2009 (including overtime pay) and does not include bonuses.

4.	The average age and the average years of service are presented by truncating second decimal places.

(5) Status of Major Lenders

Not applicable

(6) Status of Funding

Not applicable

(7) Status of Capital Investments

a. Gross Capital Investments

(Millions of Yen)
Gross capital investment	7,644

b. New Installation of Important Equipment

Not applicable

(8) Status of Significant Parent Companies and Subsidiaries (as of March 31, 2009)

a. Status of Parent Company

Not applicable

b. Status of Subsidiaries

Name of Company	Location	Major lines of business	Date of establishment	Capital amount			Percentage of voting rights in subsidiaries held by the company	Other
NIPPONKOA Life Insurance Company, Limited	Chuo-ku, Tokyo	Life insurance	August 8, 1996		¥20,000 million		100.0%	—
Sonpo 24 Insurance Company Limited	Toshima-ku, Tokyo	Casualty (non-life) insurance	Dec 6, 1999		¥19,000 million		100.0%	—
Nippon Insurance Company of Europe Limited	London, UK	Casualty (non-life) insurance	June 10, 1974		¥£15 million 2,106 million	*	100.0%	—
NIPPONKOA Insurance Company (Europe) Limited	London, UK	Casualty (non-life) insurance	March 31, 1977	£ ¥	20 million 2,809 million	*	100.0%	—
NIPPONKOA Insurance Company (Asia) Limited	Hong Kong, China	Casualty (non-life) insurance	Feb 20, 1991	HKD ¥	50 million 633 million	*	90.0%	—

Notes

1.	Only the significant subsidiaries are listed in this table.

2.	The exchange rate at the end of the current business year was used to calculate the yen figures indicated with “*” in the “Capital amount” column.

(9) Status of the Assignment and Acceptance of Assignment of Businesses etc.

Not applicable

(10) Other Important Matters Relating to the Current Status of NIPPONKOA

Business integration with SOMPO JAPAN INSURANCE INC.

In the face of the declining birthrate and aging society—the significant challenges Japan faces in the medium to long-term period—as well as of increased risks associated with depopulating society, deteriorating global climate change, and in response to the diversified consumer demands amidst the individuals’ lifestyle changes, Japanese companies are urged to take proper actions and contribute to social safety and to customers’ sense of security.

Based on this shared perspective, NIPPONKOA and SOMPO JAPAN INSURANCE INC. (Head Office: 1-26-1, Nishi-Shinjuku, Shinjuku-ku, Tokyo, Representative: Masatoshi Sato, President and Representative Director) resolved at their respective Meetings of the Board of Directors held on March 13, 2009 to integrate their operations through the establishment of a joint holding company through a joint share exchange, subject to approval by shareholders’ meetings of each company and regulatory approval, and entered a memorandum of understanding to this end.

Details of the planned share exchange and the particulars of the joint holding company have yet to be determined but will be determined further to consultation between the two companies. The share exchange ratio is scheduled to be announced during July 2009 with the aim of establishing the joint holding company in April 2010.

The joint holding company will pursue the realization of a “new solutions service group” as outlined below in order to earn the overwhelming support of stakeholders, and will place “ making all value judgments from the perspective of customers, providing customers with security and service of the highest-quality and contributing to social welfare” at the core of its management vision.

1. The group which seeks to provide the highest-quality security and service

The group will further strengthen the product development, the claims handling capacity, and the IT capability while providing an increasing number of customers with the security and service of the highest quality through the combined distribution channels of the group.

2. The group with focus on its business in Japan

The group will focus on their business in Japan and enhance the brand value of the Parties in Japan as well as by sharing the business platform, improve the group management efficiency and further bolster their competitiveness.

3. The group which provides a broad range of solutions friendly to the society and the environment

The group will seek to provide a broad range of solutions to people’s lives and corporate activities in the areas of health, medical care and environment that transcend the conventional framework of insurance business. By maintaining proactive communications with various stakeholders, the group will seek to fulfill their corporate social responsibility (CSR) and aim to achieve a sound balance between the environment and the business management through adoption of measures designed for global warming.

4. The group which seeks to maximize the shareholder value

The group will seek to maximize their shareholder value efficiently allocating the management resources to business areas with growth potential including the overseas insurance business and the asset management business and improving business efficiency in the group, and will aim to realize fair and sustainable return to their shareholders. The group will also further strive to achieve transparency in corporate governance and seek to establish brand recognition for the group underpinned by profitability, growth potential, trust and soundness.

5. The group with a free, vigorous, open and energetic corporate culture

The group will effectively use their know-how and revitalize the organization through the provision of opportunities for employee interactions at various levels and regions as well as joint learning opportunities. The group will aim to build up a group where agents and employees can feel satisfied with their work and grow together as the best partners.

6. The group independent from the influence of any corporate or financial groups

As an independent group, the group will establish equal and friendly relationships with any corporate or financial group.

2. Matters Relating to Company Executives

(1) Overview of Company Executives (as of March 31, 2009)

Name	Position and Job Description	Important Concurrent Posts	Other
Makoto Hyodo	President and Representative Director Chief Executive Officer

Atau Kadokawa	Representative Director Executive Deputy President Assistant to the President Officer in charge of Internal Audit, Risk Management, Compliance, and Claims Payment Management

Kazuo Hashimoto	Representative Director Executive Deputy President Assistant to the President Officer in charge of Quality Control and Corporate Planning (excluding Corporate Research & Development and IR)

Tatsuhiro Ishikawa	Independent Director	Attorney at Law and Professor, at Asia University

Masahiko Okabe	Independent Director	Chairman and Representative Director, of Nippon Express Co., Ltd.

Yoji Wakui	Independent Director	Chairman and Director, of Japan Tobacco Inc.

Junichiro Sano	Independent Director	Chairman and Director, of Dalton Investments KK

Tetsuo Shinohara	Senior Managing Executive Officer Kansai Regional Chief Operating Officer

Masaya Futamiya	Director Managing Executive Officer Officer in charge of Corporate Planning (Corporate Research & Development and IR),, Public Relations, General Affairs,, and Commercial Lines Underwriting

Teizou Suzuki	Managing Executive Officer Chubu Regional Chief Operating Officer

Yasuo Watabe

Managing Executive Officer

Motors Account Marketing Headquarters’ Chief Operating Officer (Officer in charge of automobile manufacturers account marketing)

Officer in charge of Commercial Account Marketing Dept. I

Name	Position and Job Description	Important Concurrent Posts	Other
Akinobu Yoshimori	Managing Executive Officer General Manager of Sales Promotion Dept. Officer in charge of Marketing Planning, Sales Promotion, and Agency Development

Tetsuya Yamada	Managing Executive Officer Officer in charge of Reinsurance, International,, Commercial Account Marketing Dept.II, and Logistics Sales Dept.

Yasuhide Fujii	Director Managing Executive Officer Officer in charge of Accounting, Information Technology Planning, Information Systems and. Business Process Reengineering

Takashi Kashio	Managing Executive Officer Officer in charge of Commercial Account Marketing Dept. IV., Commercial Account Marketing Dept. V. and Government & Public Account Marketing Dept.

Yoshitoshi Sukigara	Managing Executive Officer Officer in charge of Special Task

Takayuki Naito	Director Managing Executive Officer Chief Investment Officer (CIO)

Yuichi Yamaguchi	Managing Executive Officer Officer in charge of Claims Management,, Marine Claims Management,, Headquarters Claims Service Dept., and Mortgage Administration Dept.

Toshihiko Miyasaka	Managing Executive Officer Officer in charge of Logistics, Cannels Promotion, Yokohama Bayside Branch, and Commercial Account Marketing Dept. III.

Yoshinori Tsukimoto	Executive Officer General Manager of Chiba Branch

Kazufumi Yunome	Executive Officer General Manager of Personal Product Lines Insurance Dept. Officer in charge of Personal Product Lines Insurance

Name	Position and Job Description	Important Concurrent Posts	Other
Shunsuke Onoda	Executive Officer Kanto Regional Chief Operating Officer and General Manager of Mito Branch

Koji Yamamoto	Executive Officer Metropolitan Regional Chief Operating Officer

Takaaki Sakai	Executive Officer Chugoku, Shikoku Regional Chief Operating Officer

Takeo Seko	Executive Officer Tohoku Regional Chief Operating Officer

Hiroji Sanpei	Executive Officer General Manager of Marketing Planning Dept.

Jun Kimura	Executive Officer Kyushu Regional Chief Operating Officer

Takaya Isogai	Executive Officer General Manager of Human Resources Dept. Officer in charge of Human Resources

Osamu Sasaki	Executive Officer Hokkaido Regional Chief Operating Officer

Toshiyuki Sho	Full-Time Corporate Auditor

Kenji Ito	Full-Time Corporate Auditor

Kozue Shiga	Independent Corporate Auditor	Attorney at Law

Katsuro Ohishi	Independent Corporate Auditor	President and Representative Director, Taiyo Life Insurance Company	See Note 1

Sumitaka Fujita	Independent Corporate Auditor	Adviser, Itochu Corporation	See Note 2

Yoji Wakui	(Corporate Auditor)		Resigned from post of Corporate Auditor and assumed post of Director on June 26, 2008

Name	Position and Job Description	Important Concurrent Posts	Other
Akihisa Hashimoto	(Managing Executive Officer)		Resigned from post of Managing Executive Officer on March 25, 2009

Kazuo Mii	(Executive Officer)		Resigned from post of Executive Officer on March 25, 2009

Notes

1.	From July 1999 until February 2002, Corporate Auditor, Katsuro Ohishi served as an officer in charge of the Finance Department (Investment Planning) at Taiyo Mutual Life Insurance Company (now Taiyo Life Insurance Company) and has knowledge of financial and accounting matters.

2.	From July 1998 until June 2006, Corporate Auditor, Sumitaka Fujita served as an officer in charge of the Finance Division and the General Accounting Control Division and as the Chief Financial Officer (CFO) at Itochu Corporation and has knowledge of financial and accounting matters.
3.	Managing Executive Officer, Yoshitoshi Sukigara and Executive Officer, Yoshinori Tsukimoto both resigned on March 31, 2009. Akira Yamami and Yoshitaka Ajiki both assumed the office of Executive Officer on April 1, 2009.

(2) Remuneration for Directors and Corporate Auditors

	(Unit: Millions of Yen)

Category	Number of officers for Payment	Remuneration
Directors	13	¥293 million (Includes a sum other than remuneration of ¥0)
Corporate Auditors	8	¥73 million (Includes a sum other than remuneration of ¥0)
Total	20	¥366 million (Includes a sum other than remuneration of ¥0)

Notes

1.

The above includes three directors and three corporate auditors who resigned from their respective posts at the end of the 64th Annual Shareholders’ Meeting held on June 26, 2008 and the amounts of remuneration pertaining to their respective terms of service. Yoji Wakui resigned from the post as corporate auditor and assumed the post of director at the same time, so he is included in both categories of the number of officers for payment because he is counted as a corporate auditor for the term of service as a corporate auditor and as a director for the term of service as a director.

2.	The maximum amounts of remuneration approved at the Annual Shareholders’ Meeting are as follows:

Directors:	¥ 400 million per year and remuneration as share options of ¥200 million per year
Corporate Auditors:	¥8 million per month

3.	There is no remuneration or consideration for the performance of other duties as employees for directors who concurrently work as employees.

4.	The above includes an amount of remuneration as share options and the amount of such remuneration is as follows.

¥67 million (Directors: ¥67 million; Corporate Auditors: ¥0

5.	The above includes an amount allocated for an allowance pertaining performance-based remuneration for the current business year and the amount of such remuneration is as follows.

¥2 million (Directors: ¥2 million; Corporate Auditors: ¥0)

6.	In addition to the above, in accordance with the resolution passed at the 60th Annual Shareholders’ Meeting held on June 29, 2004 (resolution for cutoff payment in connection with the elimination of the system of retirement benefits for directors and corporate auditors): retirement allowances have been recorded as an outstanding amount in past business years. The amount paid during the current business year and the outstanding balance as of the end of the current business year is as follows.

	Number of officers for Payment	Amount paid during the current business year	Outstanding amount as of the end of the current business year
Directors	3	¥279 million	¥66 million
Corporate Auditors	1	¥1 million	¥6 million
Total	4	¥279 million	¥72 million

Among the above, the number of directors and corporate auditors who received payment for the current business year is one (director). That person is not an independent director.

7.	In addition to the above, a pension has been paid as part of the retirement allowance to be paid to directors and corporate auditors who retired before the end of the 59th Annual Shareholders’ Meeting held on June 27, 2003, and the amount paid during the current business year and the outstanding balance as of the end of the current business year is as follows. None of the directors or corporate officers who received these payments is an independent director or a corporate officer.

	Number of officers for Payment	Amount paid during the current business year	Outstanding amount as of the end of the current business year
Retired Directors	66	¥216 million	¥844 million
Retired Corporate Auditors	12	¥25 million	¥91 million
Total	78	¥242 million	¥935 million

3. Matters Relating to Independent Directors and Corporate Auditors

(1) Concurrent Posts and Other Circumstances of Independent Directors and Corporate Auditors (as of March 31, 2009)

Name	Concurrent posts and other circumstances
Tatsuhiro Ishikawa (Independent Director)

Independent Director, Hayashikane Sangyo Co., Ltd.

Independent Director, Tokushu Tokai Holdings Co., Ltd.

Independent Corporate Auditor, Totetsu Kogyo Co., Ltd.

Independent Corporate Auditor, Seiko Epson Corporation

Independent Corporate Auditor, The Hokkaido Bank, Ltd.

Masahiko Okabe (Independent Director)

Chairman and Representative Director, Nippon Express Co., Ltd.

Independent Director, Asahi Mutual Life Insurance Co.

Nippon Express Co., Ltd. is a shareholder of NIPPONKOA (shareholding ratio of 4.4%) and NIPPONKOA conducts transactions with Nippon Express Co., Ltd. such as delegating transportation, entrusting goods with Nippon Express Co., Ltd.

Kozue Shiga (Independent Corporate Auditor)	Independent Corporate Auditor, Tokushu Tokai Holdings Co., Ltd. Independent Corporate Auditor, FX PRIME Corporation

Katsuro Ohishi (Independent Corporate Auditor)

President and Representative Director, Taiyo Life Insurance Company

Director, T&D Holdings, Inc.

Taiyo Life Insurance Company is a shareholder of NIPPONKOA (shareholding ratio of 2.2%), and NIPPONKOA conducts transactions with Taiyo Life Insurance Company such as leasing real property from Taiyo Life Insurance Company and delegating non-life insurance solicitation agency services to Taiyo Life Insurance Company.

Sumitaka Fujita (Independent Corporate Auditor)	Independent Director, Furukawa Electric Co., Ltd. Independent Director, Orient Corporation

(2) Main Activities of Independent Directors and Corporate Auditors

Name	Term of service	Record of Attendance at Meetings of the Board of Directors and Meetings of the Board of Corporate Auditors	Remarks Made at Meetings of the Board of Directors and Meetings of the Board of Corporate Auditors and Other Activities
Tatsuhiro Ishikawa (Independent Director)	6 years, 9 months	Meetings of the Board of Directors Attended 19 times out of 26 meetings.

Based not only on his experience and knowledge not only as a legal expert but also as an executive of a prosecution organization and as an independent director as well as an independent corporate auditor of many companies, during discussions and reporting at meetings of the Board of Directors, Mr. Ishikawa makes valuable remarks and statements with respect to a broad range of matters such as alliances between insurance companies and agents, internal auditing of appropriate solicitation frameworks, sales at bank agents by Sonpo 24 Insurance Company Limited, derivatives transactions, measures to realize medium-term business plans for the next period, and the business integration with SOMPO JAPAN INSURANCE INC. and Mr. Ishikawa makes significant contributions to the improvement of the business execution of NIPPONKOA.

Mr. Ishikawa also expresses valuable opinions from time to time to the representative director and others in a capacity through various opportunities other than meeting of the Board of Directors.

Name	Term of service	Record of Attendance at Meetings of the Board of Directors and Meetings of the Board of Corporate Auditors	Remarks Made at Meetings of the Board of Directors and Meetings of the Board of Corporate Auditors and Other Activities
Masahiko Okabe (Independent Director)	4 years, 9 months	Meetings of the Board of Directors Attended 21 times out of 26 meetings.

Based on his experience and knowledge as a manager of a leading company in another business category, during discussions and reporting at meetings of the Board of Directors, Mr. Okabe makes valuable remarks and statements with respect to a broad range of matters such as causes of complaints, training of agents, formulation of a new medium-term business plan that utilizes NIPPONKOA’s merits and features, educating officers, employees, and agents about the new medium-term business plan, the alliance with Zurich Insurance Company Ltd., and the business integration with SOMPO JAPAN INSURANCE INC. and Mr. Okabe makes significant contributions to the improvement of the business execution of NIPPONKOA.

Mr. Okabe also expresses valuable opinions from time to time to the representative director and others in a capacity through various opportunities other than meetings the Board of Directors.

Yoji Wakui (Independent Director)	9 months	Meetings of the Board of Directors Attended 23 times out of 26 meetings. (of which, he attended 5 times out of 6 meetings during his term of service as a Corporate Auditor)

Based on his experience and knowledge as an executive of the former Ministry of Finance and as a manager of a leading company in another business category, during discussions and reporting at meetings of the Board of Directors, Mr. Wakui makes valuable remarks and statements with respect to a broad range of matters such as the valuation of securities held by NIPPONKOA, the impact of lower compulsory automobile liability insurance rates, training of independent agents, and distinguishing between medium-term and long-term plans with respect to the new medium-term business plan and Mr. Wakui makes significant contributions to the improvement of the business execution of NIPPONKOA.

Mr. Wakui also expresses valuable opinions from time to time to the representative director and others in a capacity through various opportunities other than meetings of the Board of Directors.

Junichiro Sano (Independent Director)	9 months	Meetings of the Board of Directors Attended 19 times out of 20 meetings.

Based on his experience working at Japanese and foreign financial institutions and his knowledge as a leading institutional investor, during discussions and reporting at meetings of the Board of Directors, Mr. Sano makes efforts to cultivate managerial awareness to realize an improvement of shareholder value and corporate value through discussion and makes valuable remarks and statements with respect to a broad range of matters such as asset investments, the formulation of a medium-term business plan, and the business integration with SOMPO JAPAN INSURANCE INC. and Mr. Sano makes significant contributions to the improvement of the business execution of NIPPONKOA.

Mr. Sano also expresses valuable opinions from time to time to the representative director and others in a capacity through various opportunities other than meetings of the Board of Directors with an awareness of his role as a bridge between foreign institutional investors and the management.

Name	Term of service	Record of Attendance at Meetings of the Board of Directors and Meetings of the Board of Corporate Auditors	Remarks Made at Meetings of the Board of Directors and Meetings of the Board of Corporate Auditors and Other Activities
Kozue Shiga (Independent Corporate Auditor)	4 years, 9 months	Meetings of the Board of Directors Attended 23 times out of 26 meetings. Meetings of the Board of Corporate Auditors Attended 14 times out of 15 meetings.

Based on his experience and knowledge as a legal expert, during discussions and reporting at meetings of the Board of Directors and meetings of the Board of Corporate Auditors, Ms. Shiga makes valuable remarks and statements with respect to a broad range of matters such as system risk analyses, the results and actual condition of customer surveys, the long-term growth strategy, handling of electronic share certificates, balancing understandability and differentiation in product development, persuasiveness and certainty with respect to reaching the numerical targets in the new medium-term business plan, dealing with the jury system, and the business integration with SOMPO JAPAN INSURANCE INC. and Ms. Shiga makes significant contributions to the improvement of the business execution of NIPPONKOA.

Ms. Shiga also expresses valuable opinions from time to time when exchanging opinions with the representative director or officers in charge of certain businesses in a capacity through various opportunities other than meetings of the Board of Directors or meetings of the Board of Corporate Auditors.

Katsuro Ohishi (Independent Corporate Auditor)	9 months	Meetings of the Board of Directors Attended 16 times out of 20 meetings. Meetings of the Board of Corporate Auditors Attended 7 times out of 10 meetings.

Based on his experience and knowledge as a manager of a separate leading company, during discussions and reporting at meetings of the Board of Directors and meetings of the Board of Corporate Auditors, Mr. Ohishi makes valuable remarks and statements with respect to a broad range of matters such as improving business quality through internal auditing, risk management in product development, risk management in asset investment, formulation of a new medium-term business plan from the perspective of customers, the business integration with SOMPO JAPAN INSURANCE INC., and auditing methods in the investment sector to deal with environmental changes, and Mr. Ohishi makes significant contributions to the improvement of the business execution of NIPPONKOA.

Mr. Ohishi also expresses valuable opinions from time to time when exchanging opinions with the representative director or officers in charge of certain businesses in a capacity through various opportunities other than meetings of the Board of Directors or meetings of the Board of Corporate Auditors.

Name	Term of service	Record of Attendance at Meetings of the Board of Directors and Meetings of the Board of Corporate Auditors	Remarks Made at Meetings of the Board of Directors and Meetings of the Board of Corporate Auditors and Other Activities
Sumitaka Fujita (Independent Corporate Auditor)	9 months	Meetings of the Board of Directors Attended 15 times out of 20 meetings. Meetings of the Board of Corporate Auditors Attended 8 times out of 10 meetings.

Based on his experience and knowledge as a manager of a leading company in another business category, during discussions and reporting at meetings of the Board of Directors and meetings of the Board of Corporate Auditors, Mr. Fujita makes valuable remarks and statements with respect to a broad range of matters such as management of asset investments by asset, risk management of asset investments, income and expenditure progress management by regional headquarters, own stock acquisition policy, setting of targets in the new medium-term business plan and managing the achievement of those targets, impact of economic trends on management, the alliance with Zurich Insurance Company Ltd., dealing with international accounting standards, and how to hold management meetings, strategy meetings, and other meetings, and Mr. Fujita makes significant contributions to the improvement of the business execution of NIPPONKOA.

Mr. Fujita also expresses valuable opinions from time to time when exchanging opinions with the representative director or officers in charge of certain businesses in a capacity through various opportunities other than meetings of the Board of Directors or meetings of the Board of Corporate Auditors.

(3) Contracts for Limitation of Liability

Name	Overview of the Contracts for Limitation of Liability

Tatsuhiro Ishikawa

(Independent Director)

Masahiko Okabe

(Independent Director)

Yoji Wakui

(Independent Director)

Junichiro Sano

(Independent Director)

Kozue Shiga

(Independent Corporate Auditor)

Katsuro Ohishi

(Independent Corporate Auditor)

Sumitaka Fujita

(Independent Corporate Auditor)

NIPPONKOA executed with each independent directors and corporate auditors listed to the left a contract for limitation of liability with the following terms and conditions.

If an Independent Director (or Independent Corporate Auditor) fails to perform his or her duties and NIPPONKOA consequently incurs damage, and there was no misconduct or gross negligence on the part of such independent director or independent corporate auditor in performing his or her duties, the maximum liability that such independent director or independent corporate auditor will owe to NIPPONKOA will be the higher of ¥10 million or the minimum liability amount under the Companies Act, and NIPPONKOA will waive any liability amount that exceeds that amount.

Each contract for limitation of liability provides that after the execution of the contract either (i) in the case of independent directors, that the independent director must perform his or her duties in good faith and with the due care of a good manager as an independent director or (ii) in the case of an independent corporate auditor, that the independent corporate auditor must perform his or her duties in good faith and perform his or her obligations as an independent corporate auditor from a fair and independent perspective.

(4) Remuneration of Independent Directors and Corporate Auditors

Category	Number of directors/ corporate auditors for Payment	Remuneration Received from NIPPONKOA	Remuneration Received from Parent Companies of NIPPONKOA
(Unit: Millions of Yen)
Independent Directors	4 Independent Directors	¥33 million (Includes a sum other than remuneration of ¥0)	—

Independent Corporate Auditors	5 Independent Corporate Auditors	¥25 million (Includes a sum other than remuneration of ¥0)	—

Total Remuneration	8 Independent Officers	¥58 million (Includes a sum other than remuneration of ¥0)	—

Notes

1.	The above includes two independent corporate auditors who resigned from their respective posts at the end of the 64th Annual Shareholders’ Meeting held on June 26, 2008 and the amounts of remuneration, etc. pertaining to their respective terms of service. Yoji Wakui resigned from the post as independent corporate auditor and assumed the post of independent director at the same time, so he is included in both categories of the number of officers for payment because he is counted as an independent corporate auditor for the term of service as an independent corporate auditor and as an independent director for the term of service as an independent director.

2.	There is no performance-based remuneration or remuneration as share options that is to be paid to any independent directors and corporate auditors.

3.	In addition to the above, in accordance with the resolution passed at the 60th Annual Shareholders’ Meeting held on June 29, 2004 (resolution for cutoff payment in connection with the elimination of the system of retirement benefits for directors and corporate auditors): retirement allowances have been recorded as an outstanding amount in past business years. The amount paid during the current business year and the outstanding balance of the unpaid amount to independent directors and corporate auditors as of the end of the current business year is as follows. No payments were made to any independent directors during the current business year. Further, independent corporate auditors are not applicable for payment.

	Number of officers for Payment	Outstanding amount as of the end of the current business year
Independent Directors	1 Independent Director	¥1 million

(5) Opinion of Independent Directors and Corporate Auditors

Not applicable

4. Matters Relating to Equity Shares (as of March 31, 2009)

(1) Number of Shares

Number of Authorized Shares:	1,500,000,000 shares
Number of Outstanding Shares:	816,743,000 shares

(2) Number of Shareholders at the End of the Current Business Year: 17,259

(3) Major Shareholders

	Investment in NIPPONKOA
Name of Shareholder	Number of Shares Held	Percentage of Ownership
	Thousands of shares	%
State Street Bank And Trust Company	71,581	8.8
Longleaf Partners Fund	63,701	7.8
Nippon Express Co., Ltd.	35,560	4.4
Japan Trustee Services Bank, Ltd. (Trust Account 4G)	34,428	4.2
Mellon Bank NA Treaty Client Omnibus	22,168	2.7
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	21,780	2.7
Japan Trustee Services Bank, Ltd. (Trust Account)	21,738	2.7
The Joyo Bank, Ltd.	19,990	2.4
Taiyo Life Insurance Company	18,203	2.2
The Chiba Bank, Ltd.	16,981	2.1

Note:	NIPPONKOA holds 64,339,000 shares of its own stock, but NIPPONKOA is excluded from the above list of major shareholders because these shares do not have voting rights.

5. Matters Relating to Share Options

(1) Share Options for Insurance Companies Held by Officers of the Insurance Companies on the Last Day of the Business Year

	Features of Share Options	Number of Share Option Holders
Directors (excluding Independent Directors)

(1) March 2005 Issue Share Options (Stock Compensation-Type Stock Option) (Note 1)

—Number of Share Options

Directors (excluding Independent Directors): 56 rights

Independent Directors: 4 rights

—Class and Number of Shares to Be Issued on Exercise of the Share Options:

Shares of common stock, 60,000 shares (1,000 shares per share option)

—Issue Price of Each Share Option: free of consideration

—Period during Which the Share Options Can Be Exercised: March 16, 2006 until June 29, 2024

(2) March 2006 Issue Share Options (Stock Compensation-Type Stock Option) (Note 1)

—Number of Share Options

Directors (excluding Independent Directors): 70 rights

Independent Directors: 4 rights

—Class and Number of Shares to Be Issued on Exercise of the Share Options:

Shares of common stock, 74,000 shares (1,000 shares per share option)

—Issue Price of Each Share Option: free of consideration

—Period during Which the Share Options Can Be Exercised: March 16, 2007 until June 29, 2025

(1): 4 (2): 5 (3)-(5): 6

Independent Directors

(3) March 2007 Issue Share Options (Stock Compensation-Type Stock Option)) (Note 2)

—Number of Share Options

Directors (excluding Independent Directors): 63 rights

Independent Directors: 4 rights

—Class and Number of Shares to Be Issued on Exercise of the Share Options:

Shares of common stock, 67,000 shares (1,000 shares per share option)

—Issue Price of Each Share Option: ¥934 per share

—Period during Which the Share Options Can Be Exercised: March 28, 2007 until March 27, 2027

(4) March 2008 Issue Share Options (Stock Compensation-Type Stock Option) (Note 2)

—Number of Share Options

Directors (excluding Independent Directors): 76 rights

Independent Directors: 0 rights

—Class and Number of Shares to Be Issued on Exercise of The Share Options:

Shares of common stock, 76,000 shares (1,000 shares per share option)

—Issue Price of Each Share Option: ¥703 per share

—Period during Which the Share Options Can Be Exercised: March 18, 2008 until March 17, 2028

(5) March 2009 Issue Share Options (Stock Compensation-Type Stock Option) (Note 2)

—Number of Share Options

Directors (excluding Independent Directors): 127 rights

Independent Directors: 0 rights

—Class and Number of Shares to be Issued on Exercise of the Share Options:

Shares of common stock, 127,000 shares (1,000 shares per share option)

—Issue Price of Each Share Option: ¥530 per share

— Period during Which the Share Options Can Be Exercised: March 17, 2009 until March 16, 2029

(1)-(3): 2 (4) and (5): 0

Corporate Auditors	—	—

Notes

1.	The share options in (1) and (2) above were issued to directors and executive officers of NIPPONKOA under particularly favorable conditions pursuant to the provisions of Article 280-20 and Article 280-21 of the former Commercial Code.

In addition to the above, the features of these share options are as follows.

—Amount to be paid-in at the Time of Exercise of the Share Options: ¥1 per share

—Main Conditions of Exercise of the Share Options

(a)	A holder of share options may exercise the share options only within the period of the date on which one year expires from the day following the date on which such holder forfeits his or her position as either a director (including an executive officer (shikko-yaku) in the event that NIPPONKOA converts to a company with committees in the future) or executive officer (shikko-yakuin) of NIPPONKOA (the “Commencement Date of Exercise”), through whichever occurs earlier of the expiration of seven years from the day following the date on which the relevant holder forfeits his or her position, or the last day of Period during Which the Share Options Can Be Exercised

(b)	Notwithstanding (a) above, if the Commencement Date of Exercise has not arrived for holders of Share Options by the last day of the same month of the year prior to the last day of the Exercise Period, the holder may exercise the Share Options from the first day of the following month.

—Restriction on Assignment of Share Options

Approval by a resolution of the board of directors of NIPPONKOA shall be required in connection with acquiring Share Options by way of an assignment.

—Causes for Which NIPPONKOA Can Acquire the Share Options and Conditions of Acquisition

NIPPONKOA may acquire the Share Options for no consideration, if a shareholders meeting of NIPPONKOA approves a proposal to approve a merger agreement in which NIPPONKOA will be the company that is extinguished, or if a shareholders meeting approves a resolution to approve an agreement of share exchanges or share transfers, in which NIPPONKOA will become a wholly-owned subsidiary.

2.	In addition to the above, the features of the share options described in (3), (4) and (5) are as follows.

—Amount to Be Paid in at the Time of Exercise of the Share Options: ¥1 per share

—Main Conditions of Exercise of the Share Options

A holder of Share Options may exercise the Share Options only within the period that is within 10 days from the day following the date on which such holder forfeits his or her position as either a director (including an executive officer (shikko-yaku) in the event that NIPPONKOA converts to a company with committees in the future) or executive officer (shikko-yakuin) (and that is also no later than the last day of the Period during Which the Share Options Can Be Exercised).

—Restriction on Assignment of Share Options

Approval by a resolution of the board of directors of NIPPONKOA shall be required in connection with acquiring Share Options by way of an assignment.

—Causes for Which NIPPONKOA Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of NIPPONKOA approves a proposal set forth in (a) through (e) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of NIPPONKOA is passed), NIPPONKOA may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(a)	A proposal to approve a merger agreement in which NIPPONKOA will be extinguished

(b)	A proposal to approve a company split agreement or a company sprit plan in which NIPPONKOA will be the splitting company

(c)	A proposal to approve an agreement of share exchanges or share transfer plan in which NIPPONKOA will become a wholly-owned subsidiary

(d)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by NIPPONKOA, the approval of NIPPONKOA is required for the acquisition of such shares by transfer

(e)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of NIPPONKOA is required for the acquisition of such shares by transfer, or NIPPONKOA may acquire all of the shares of such class by a resolution of a shareholders meeting.

3.	As of the last day of the business year, the total number of share options issued by NIPPONKOA including those that are held by parties other than officers of NIPPONKOA is 1,215 rights and the class and total number of shares subject to those share options is 1,215,000 shares of common stock.

(2) Share Options of NIPPONKOA Delivered to Employees During the Business Year March 2009 Share Issue Options (Stock Compensation-Type Stock Option)

	Features of Share Options	Number of Share Option Holders
Employees

—Number of Share Options: 244 rights

—Class and Number of Shares to Be Issued on Exercise of the Share Options:

Shares of common stock, 244,000 shares (1,000 shares per share option)

—Amount to Be Paid-in of Share Option for Subscription and Method for Calculation Thereof, or Statement That Payment Is Not Required : ¥530 per share

—Amount to Be Paid-in at the Time of Exercise of a Share Option: ¥1 per share

—Period during Which the Share Option Can Be Exercised: March 17, 2009 until March 16, 2029

—Main Conditions of Exercise of Share Options

A holder of Share Options may exercise the Share Options only within the period that is within 10 days from the day following the date on which such holder forfeits his or her position as either a director (including an executive officer (shikko-yaku) in the event that NIPPONKOA converts to a company with committees in the future) or executive officer (shikko-yakuin) (and that is also no later than the last day of the Period during Which the Share Options Can Be Exercised).

—Restriction on Assignment of Share Options

Approval by a resolution of the board of directors of NIPPONKOA shall be required in connection with acquiring Share Options by way of an assignment.

—Causes for Which NIPPONKOA Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of NIPPONKOA approves a proposal set forth in (a) through (e) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of NIPPONKOA is passed), NIPPONKOA may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(a) A proposal to approve a merger agreement in which NIPPONKOA will be extinguished

(b) A proposal to approve a company split agreement or a company sprit plan in which NIPPONKOA will be the splitting company

(c) A proposal to approve an agreement of share exchanges or share transfer plan in which NIPPONKOA will become a wholly owned subsidiary

(d) A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by NIPPONKOA, the approval of NIPPONKOA is required for the acquisition of such shares by transfer

(e) A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of NIPPONKOA is required for the acquisition of such shares by transfer, or NIPPONKOA may acquire all of the shares of such class by a resolution of a shareholders meeting.

Note: The above share options were granted to Executive Officers of NIPPONKOA.

20

Officers and Employees of Subsidiaries, etc.	—	—

6. Matters Relating to Accounting Auditors

(1) Overview of Accounting Auditors

Name	Remuneration for the current business year	Other
PricewaterhouseCoopers Aarata Designated Partner Takashi Sasaki Susumu Arakawa	¥96 million	NIPPONKOA is paying consideration for advisory services and other services pertaining to the conversion of account standards as services other than the services set out in Article 2(1) of the Certified Public Accountants Act (non-auditing services).

Notes

1.	The fees for auditing based on the Companies Act and auditing based on the Financial Instruments and Exchange Act are not classified in auditing contracts between NIPPONKOA and the accounting auditor; nor is it even possible to separate them, so the amount is presented as an aggregate sum.

2.	The total amount of the funds and other financial benefits paid by NIPPONKOA and its subsidiaries to the accounting auditor is ¥128 million.

(2) Contracts for Limitation of Liability

Not applicable

(3) Other Matters Relating to Accounting Auditors

(a)	Policy regarding decisions on dismissal or non-reappointment of accounting auditor

In addition to the dismissal of the accounting auditor by the Board of Company Auditors under Article 340 of the Companies Act, if the accounting auditor of NIPPONKOA is not in compliance with the Certified Public Account Law and other laws and ordinances or otherwise judged to be improper in that capacity, NIPPONKOA must, with the agreement or request of the Board of Company Auditors, submit an agenda relating to the dismissal or non-reappointment of the accounting auditor to the Shareholders’ Meeting.

(b)	Cases where a certified public accountant or audit corporation (including a person with an equivalent qualification in a foreign country) other than an insurance company’s accounting auditor carries out audits (limited to those as provided for in the Companies Act or the Financial Instrument and Exchange Act [including foreign laws and regulations equivalent to these laws]) of the accounting documentation (including items equivalent to this) of significant subsidiaries of such insurance company.

Among NIPPONKOA’s significant subsidiaries, Nippon Insurance Company of Europe Limited, NIPPONKOA Insurance Company (Europe) Limited and NIPPONKOA Insurance Company (Asia) Limited receive audits from audit corporations other than NIPPONKOA’s auditing accountants.

7. Basic Policy on what the Persons Controlling Financial and Business Policy Decisions ought to be

Not applicable

8. Systems for Ensuring the Adequacy of Operation of Business

NIPPONKOA has resolved the Basic Policy of Formation of systems to ensure the adequacy of operation of business in accordance with the Companies Act and the Ordinance for Enforcement of the Companies Act. An outline of the latest resolution is as follows.

(1)	Systems for keeping and managing information relating to directors and executive officers’ execution of their duties

NIPPONKOA manages and keeps information pertaining to the execution of duties by directors and executive officers (meaning documents and electronic records) based on the regulations covering information management under the supervision of the information storage and management officer (an officer responsible for general affairs) for a period of time specified by NIPPONKOA, taking the legally required retention period into account, allowing such information to be viewed promptly, for which task the retention department and manager must be appointed. Every year, the retention manager must report the status of the major retained information to the information storage and management officer on a regular basis.

(2)	Regulations and other systems pertaining to financial loss risk management

Pursuant to the Basic Risk Management Rule, NIPPONKOA classifies the risks it must manage in the course of its business operations into eight categories: insurance underwriting risk; asset management risk; system risk; administrative risk; domestic affiliate business risk; overseas business risk; disaster risk; and reputation risk.

NIPPONKOA formulates management rules related to each of these risk categories, and then divisions responsible for conducting respective work identify, analyze, evaluate and manage all such risks. The risk management status of each operating division is controlled using a comprehensive approach across the entire organization by the Risk Management Committee. In adopting this multilevel management approach, NIPPONKOA is building a risk management system directly linked to management decision-making and working to further strengthen its risk management functions. NIPPONKOA calls this risk management system “Comprehensive Risk Management.”

NIPPONKOA also implements an integrated risk management system to help maintain sound business management and to ensure the effective use of management resources as well as enhancing the profitability analysis method by assessing risk using the Dynamic Financial Analysis (DFA) model or by stress testing assuming specific putative events such as large-scale natural disasters. The status of execution and progress of the above-mentioned risk management is regularly reported to the Board of Directors and management meetings.

*	DFA Model: A model that repeatedly simulates profits and losses based on various economic scenarios to optimize the dynamic relationship between risks and returns of the entire company.

(3)	Systems to ensure that the directors and executive officers effectively carry out their duties

NIPPONKOA has adopted a system of corporate officers. By separating the roles of the corporate officers and the Board of Directors, NIPPONKOA aims to expedite prompt decision-making and implement effective operations.

The Board of Directors comprises about ten directors including independent directors (currently four independent directors) and the number of the members is appropriate for active discussions. In principle, the Board of Directors holds regular meetings twice a month, facilitating its prompt decision-making process.

NIPPONKOA provides details in the Rule for Organization’s Roles such items as the division of work duties, responsible managers, the scope of work authority, and details of work execution procedures, and assign the head of each organizational unit, thereby executing the duties under the supervision of the relevant executive officer responsible for such unit. In addition, the Management Committee—comprising the chief executive officer, corporate officers in charge of operations, full-time directors and others—convenes weekly in principle, to discuss important matters related to the execution of the duties. In doing so, the committee contributes to effective execution of the duties that is consistent with the basic policy of NIPPONKOA.

NIPPONKOA establishes the Strategy Committee and other committees as a cross-organizational consultation body, where the relevant executive officers and the head of each organizational unit and other related personnel participate to promptly discuss solutions regarding matters and problems faced by NIPPONKOA.

NIPPONKOA formulates medium-term business plans, taking into account issues and problems of NIPPONKOA and future projections of changes in the environment, etc. Based on these plans, NIPPONKOA prescribes annual plans and necessary measures and ensures that its employees share such information in order to perform their duties effectively in line with the basic policy of NIPPONKOA.

(4)	Systems to ensure that directors, executive officers, and employees perform their duties in compliance with relevant laws and ordinances and the Articles of Incorporation

NIPPONKOA formulates the Compliance Rule that stipulate its fundamental policy, action standards, and compliance-promotion system in order to create a corporate culture in deference to compliance (compliance with laws and ordinances) and ensures the appropriate execution of the duties, and maintains the system as follows in accordance with the rule.

To bolster its compliance systems, NIPPONKOA establishes the Compliance Committee as a cross-organizational consultation (advisory) body to promote company-wide compliance. Furthermore, NIPPONKOA establishes the Compliance Department as a department supervising the promotion of compliance, and regional compliance offices in the head office and each regional headquarters that belong to the Compliance Department, thereby promoting NIPPONKOA’s compliance promotion system.

NIPPONKOA formulates a compliance program every year and carries out compliance training for its officers and employees, in order to improve their knowledge of compliance in the laws and ordinances related to the insurance business, internal rules and all the relevant regulations, and to promote the efforts to rectify and prevent reoccurrence of the problems revealed by complaints, auditing and inspections, etc.

NIPPONKOA also distributes a Compliance Manual as a primer to promote compliance to all of its officers and employees, which explains laws and ordinances and internal rules to be complied, the handling of complaints, how to handle improper actions when discovered, and ensure that they gain full knowledge of compliance.

NIPPONKOA obligates its officers and employees to report any improper actions whenever found, and ensures that such reporting is made under the reporting system formulated by NIPPONKOA. NIPPONKOA also sets up a compliance desk in a specific third-party organization, to receive reports from anonymous persons when they find it difficult to report under NIPPONKOA’s own reporting system, and operates it as the “Internal Reporting Hotline System.” NIPPONKOA appropriately treats improper actions once they occur in accordance with its internal rules, and take disciplinary actions strictly and equally on such a officer or employee and his/her supervisor in accordance with the rules such as the Employment Rule and the Disciplinary Rule Regarding Executive Officers.

NIPPONKOA establishes the basic policy in the Compliance Rule that declares “NIPPONKOA addresses antisocial forces which threaten orders and safety of the society with an adamant attitude.” NIPPONKOA also formulates the Basic Policy to Prevent Injury caused by Antisocial Forces, and works to develop a internal system to execute such policy. NIPPONKOA also cooperates with lawyers, police, etc. to fight against antisocial forces.

The status of the progress of compliance, including the status of the execution of the foregoing, is reported regularly to the Board of Directors and the Management Committee.

Further, the Board of Directors, including independent directors, monitors to see whether the execution of duties by directors is in compliance with laws and ordinances and the Articles of Incorporation. The execution of duties by directors is also subject to the audit by corporate auditors.

(5)	Systems to ensure the reliability and properness of financial reporting

NIPPONKOA establishes procedures for internal control pertaining to NIPPONKOA’s financial reporting. In doing so, NIPPONKOA complies with relevant laws and ordinances, as well as evaluations and auditing standards that are generally accepted as fair and reasonable and handle them appropriately under the supervision of the President.

Specifically, NIPPONKOA establishes a necessary structure regarding company-wide internal control system and the operational process control system pertaining to financial reporting, and develops a system to appropriately carry out the effective evaluation of its internal control system under the Internal Control Rule Regarding Financial Reporting, the Rule Regarding Securities Report and Confirmation Documents and other relevant regulations.

(6)	Internal Audit System

NIPPONKOA establishes the Internal Audit Department, which is independent from other organizational units, as an internal auditing unit.

The purpose of internal auditing conducted by the Internal Audit Department is to “investigate and evaluate the appropriateness and effectiveness of the internal control system as a whole, including the status of compliance with laws and ordinances and internal rules pertaining to the entire business of NIPPONKOA and the status of risk management, and thereby to ensure financial soundness and appropriate operations of NIPPONKOA.”

Internal auditing is conducted to inspect the sales division, the claims services division, the asset management division, and regional headquarters, and focuses on verifying compliance with laws and ordinances, the insurance solicitation management system and the risk management system. Internal auditing is also conducted to audit self-assessments of assets that have been retained to secure the financial soundness of the assets held by NIPPONKOA. The results of these audits are reported to the audited divisions, and NIPPONKOA implements follow-up audits to ensure the effectiveness of the improvement measures. The results of each audit are also regularly reported to the Board of Directors and the Management Committee.

In order to improve the quality of the administrative work performance in the sales division and the claims services division and to reduce the risk of improper actions arising from internal administrative duties, NIPPONKOA conducts administrative inspections and self-inspections on operations.

(7)	Systems to ensure the properness of operation of the business group comprised of NIPPONKOA and its subsidiaries

The group as a whole and each group company will ensure proper business operation with the aim of improving corporate value based on the Corporate Philosophy and the Guiding Principles that are shared by the group companies.

NIPPONKOA will operate and manage its subsidiaries by, in addition to properly exercising its shareholder rights in each subsidiary, establishing regulations covering the operation and management of domestic insurance subsidiaries, domestic non-insurance subsidiaries, and overseas subsidiaries, having advance discussions on business plans and important business operations of each subsidiary, receiving appropriate reports from each subsidiary on matters such as financial details and business performance, and providing guidance and management to a department which is in charge of managing each subsidiary and the controlling departments that is involved with compliance and risk management. In order to ensure the effectiveness of the management by a department in charge, when necessary, a general manager of each such department will also serve as a part-time director of the supervised subsidiary.

The internal auditing department of NIPPONKOA will also ensure the properness of the businesses of the subsidiaries, to the extent permitted by law, by conducting direct audits and by receiving reports from the internal auditing department of each subsidiary. In order to ensure that each overseas subsidiary complies with local laws, local accounting auditors will conduct external audits of each overseas subsidiary and NIPPONKOA will receive the results of each audit.

(8)	Systems for Ensuring the Effectiveness of Audit by Corporate Auditors

(i)	Matters concerning employees who are required to assist corporate auditors in the performance of their duties

NIPPONKOA establishes an exclusive secretariat for its corporate auditors and appoints at least one employee to exclusively perform the duties of that secretariat.

(ii)	Matters concerning the independence from directors of employees who are required to assist corporate auditors

Each employee appointed to the Corporate Auditor Secretariat must perform his or her duties under the instructions and orders of the corporate auditors. NIPPONKOA also determines personnel matters such as relocation and evaluations of each employee appointed to the Corporate Auditor Secretariat upon due consultation with the Corporate Auditors.

(iii)	Reporting systems to corporate auditors by directors, executive officers, and employees

(a)	Any director or executive officer who discovers with respect to the performance of his or her duties, any material fact that is in breach of any law or ordinances or the Articles of Incorporation of NIPPONKOA, any improper action, or any fact that is likely to give rise to significant damage to NIPPONKOA, is required to report immediately to the Board of Corporate Auditors.

(b)	Each director, executive officer, and employee is required to report to the corporate auditors on matters discussed at Meetings of the Board of Directors and Management Meetings, the status of notifications through the internal notification hotline system, the status of compliance, the status of risk and risk management, and the results of internal audits conducted by the internal audit department.

(c)	NIPPONKOA ensures there are opportunities for the corporate auditors to attend not only Meetings of the Board of Directors but also Management Meetings, the Compliance Committee, the Risk Management Committee, and any other meetings or committees where the Corporate Auditors determine it is necessary for them to attend.

(iv)	Systems to ensure that other audits by corporate auditors are conducted effectively

The following individuals must hold regular meetings with the corporate auditors:

(a)	Representative Directors

(b)	Executive Officers

(c)	Internal Auditing Department and Accounting Auditor

(d)	Representatives and Corporate Auditors of Important Subsidiaries and Affiliates

9. Matters Regarding the Accounting Advisor

Not applicable

10. Other Matters

Not applicable

Non-Consolidated Balance Sheet

As of March 31, 2009

(Millions of Yen)
ASSETS
Cash and bank deposits	92,440
Cash	60
Bank deposits	92,379
Call loans	15,000
Receivables under resale agreements	29,996
Monetary receivables bought	41,300
Money in trust	38,547
Investments in securities	1,848,982
Government bonds	452,234
Municipal bonds	61,731
Corporate bonds	356,457
Stocks	601,039
Foreign securities	354,705
Other securities	22,813
Loans	229,695
Policy loans	6,399
General loans	223,296
Tangible fixed assets	129,326
Land	68,165
Buildings	48,828
Leased assets	52
Construction in progress	5,394
Other tangible fixed assets	6,885
Intangible fixed assets	1,097
Other assets	156,536
Premiums receivable	350
Agents’ balances receivable	23,327
Foreign agents’ balances receivable	5,122
Co-insurance balances receivable	2,371
Reinsurance balances receivable	29,069
Foreign reinsurance balances receivable	4,933
Account receivable	11,528
Accrued revenue	5,552
Deposits	6,830
Deposits for earthquake insurance	43,639
Suspense payments	14,095
Derivative financial instruments	7,123
Other assets	2,592
Deferred tax assets	103,865
Reserve for doubtful accounts	(2,145)
Reserve for investment loss	(12,926)

Total assets	2,671,715

(Millions of Yen)
LIABILITIES
Underwriting fund	2,178,097
Outstanding claims	283,027
Underwriting reserves	1,895,069
Other liabilities	116,365
Co-insurance balances payable	1,366
Reinsurance balances payable	18,766
Foreign reinsurance balances payable	2,421
Payable under securities lending transactions	41,264
Loans payable	1,740
Accrued tax	2,498
Deposits payable	1,855
Deferred revenue	950
Account payable	26,280
Suspense receipts	6,764
Derivative financial instruments	12,400
Lease obligations	54
Other liabilities	0
Reserve for retirement benefits	21,708
Reserve for bonuses	5,631
Reserve for bonuses to directors	2
Statutory reserves	2,581
Reserve for price fluctuations	2,581

Total liabilities	2,324,386

NET ASSETS
Common stock	91,249
Capital surplus	46,702
Capital reserve	46,702

Retained earnings	168,249
Revenue reserve	36,947
Other retained earnings	131,302
Reserve for dividends	34,385
Reserve for extraordinary losses	54,000
Reserve for losses from foreign investments	0
Reserve for reduction entry	3,100
General reserve	25,962
Deferred retained earnings	13,854
Treasury stock	(58,122)
Total shareholders’ equity	248,078
Net unrealized gain on available-for-sale securities	95,091
Net deferred gains (losses) on hedge accounting	3,700
Total valuation and translation adjustments	98,792
Subscription rights to shares	458
Total net assets	347,329

Total liabilities and net assets	2,671,715

Notes to Non-consolidated Balance Sheet

1.	Accounting standards and methods for valuation of investments in securities are as follows:

(1)	Held-to-maturity bonds are carried at amortized cost.

(2)	Stocks of subsidiaries and affiliates are carried at cost determined by the moving-average method.

(3)	Marketable securities classified as available-for-sale are recorded according to their mark-to-market values based on the prices prevailing in the market on the balance sheet date. The unrealized gains/losses, net of tax, on the available-for-sale securities are recognized as a component of net assets. Cost for sale is calculated by the moving-average method.

(4)	Non-marketable securities classified as available-for-sale are recorded at cost determined by the moving-average method or the amortized cost method.

2.	Securities included in individually managed money in trust are valued by the market value method.

3.	Derivative transactions outstanding are accounted for by the market value method.

4.	Depreciation of tangible fixed assets (excluding leased assets) is charged under application of the declining-balance method. However, the straight-line method is applied to buildings (excluding connected installations) acquired on or after April 1, 1998.

5.	Reserve for doubtful accounts is provided under the application of the standards for asset self-assessment and the standards for write-offs and provisions as follows:

For loans to borrowers that are bankrupt, under special liquidation procedures, barred from bill clearing transactions, or that are otherwise in a state of legal or virtual bankruptcy, a reserve is provided in the amount equivalent to such loans net of the expected realizable collateral value and the estimated recoverable guarantee value.

For loans to borrowers that are found to be facing a material risk of going into bankruptcy in the future, a reserve is provided in the amount equivalent to such loans net of the expected realizable collateral value and the estimated recoverable guarantee value, with further adjustments made as deemed necessary under consideration of such borrowers' overall repayment capabilities.

For all other loans, a reserve is provided based on the actual default ratios derived from the defaults observed during certain past periods.

Furthermore, the divisions in charge of respective portfolios of assets evaluate the entire loan portfolio according to the standards for asset self-assessment, and the internal independent inspection department audits the results of the divisional assessments. The provisions made as described above are based on those audit findings.

6.	Reserve for investment loss is provided for the probable investment losses mainly concerning securities transactions based on the standards for asset self-assessment and the standards for write-offs and provisions.

7.	Reserve for retirement benefits is provided on the basis of estimated amounts of retirement benefit obligation and plan assets at the balance sheet date. Prior service cost is amortized by the straight-line method for a certain period (10 years) which shall not exceed the average remaining period of employees’ service. Any actuarial difference incurred in each year is amortized from the following year by the straight-line method for a certain period (10 years) which shall not exceed the average remaining period of employees' service.

8.	Reserve for bonuses is provided on the basis of the estimated amount for payment at the end of the term.

9.	Reserve for directors’ bonuses is provided on the basis of the estimated amount for payment at the end of the term.

10.	Reserve for price fluctuations is provided in accordance with Article 115 of the Insurance Business Law for loss from price fluctuations of stocks and other securities.

11.	Finance leases, other than those that are deemed to transfer the ownership of the leased assets to the lessees, those for which lease transactions took effect during a fiscal year that began prior to April 1, 2008, are accounted for by a method similar to the procedures used for ordinary operating leases.

(Changes in Accounting Procedures)

Although finance leases other than those that are deemed to transfer the ownership of the leased assets to the lessees had been accounted for by a method similar to the procedures used for ordinary operating leases, “Accounting Standard for Lease Transactions (ASBJ Statement on Accounting Standard No. 13),” and “the Guidance on the Accounting Standards for Lease Transactions (ASBJ Implementation Guidance on Accounting Standard No. 16)” became applicable regarding the financial statements for the current fiscal year, thereby applying the same accounting treatment for lease transactions as that for regular purchase/sale transactions beginning with transactions that take effect during the current fiscal year. Compared with the previous method of accounting, the effect of this change on ordinary profit and income before income taxes is immaterial.

12.	The deferral hedge accounting method is applied to hedging transactions for interest rate swaps to hedge cash flow fluctuation risk of bonds and loans with variable interest rates and interest fluctuation risk related to long term insurance contracts based on “The accounting and auditing treatment on the application of the financial products accounting standard to the insurance industry”(Japanese Institute of Certified Public Accountants Industry Audit Practice Committee Report No.26, hereafter Industry Audit Practice Committee Report No.26). Where certain transactions fulfill the required conditions for the application of the exceptional treatment for interest rate swaps, this treatment is applied to such transactions.

The fair value hedge accounting method is applied to foreign exchange forward contracts and currency option transactions in order to reduce the risk of foreign exchange rate fluctuation on foreign currency denominated assets. Where certain transactions fulfill the required conditions for the application of assignment accounting, this accounting is applied to such transactions.

Hedge effectiveness is judged by comparing the accumulated fluctuation of the market value or cash flows between each hedged item and the related hedging instrument for the period from the commencement of the hedge to the date of judgment. However, if the material conditions of the hedging instrument and the hedged item are the same and there is high effectiveness for each hedge transaction, the judgement for the effectiveness is omitted.

As for hedge effectiveness based on Industry Audit Practice Committee Report No.26, this is judged by monitoring the circumstance of the interest which effects the calculation of theoretical prices of both insurance debt as hedged item and interest rate swap as hedging instrument grouped by the remaining period.

13.	The accounting procedures applied are exclusive of consumption tax. However, loss adjustment expenses and operating and administrative expenses are treated inclusive of taxes.

Consumption taxes on assets not qualified for deduction are recorded in “Other assets” and amortized in equal amounts over 5 years.

14.	The amount of ¥41,308 million of securities extended based on securities lending agreements has been included in government bonds.

15. (1)	The Company’s loan portfolio contained “loans for bankrupt borrowers” in the amount of ¥11 million and “delinquent/overdue loans” in the amount of ¥1,695 million.

“Loans for bankrupt borrowers” comprise loans in a status compliant with the criteria set forth in the pertaining items of Article 96, Clause 1 of the Enforcement Ordinance of Corporation Tax Law for which the accrual of interest income for accounting purposes has been discontinued (excluding written-off delinquent loans, hereafter called “non-accrual loans”), given that the collection or settlement of principal and/or interest cannot be expected for reasons like principal and/or interest payments remaining past due for a specific term.

“Delinquent/overdue loans” are non-accrual loans other than “loans for bankrupt borrowers” and loans subject to interest payment forbearance for the purpose of facilitating the restructuring of, or for supporting, the borrowers.

(2)	There was no amount of “delinquent/overdue loans for three months or more” in the Company’s loan portfolio.

“Delinquent/overdue loans for three months or more” consist of loans for which the principal and/or interest is past due three months or more counting from the first day after the contractual due date, but exclude “loans for bankrupt borrowers” and “delinquent/overdue loans”.

(3)	The amount of “restructured loans” in the Company’s loan portfolio was ¥191 million.

“Restructured loans” comprise loans for which the lending conditions have been relaxed to facilitate the restructuring or support of the borrowers, such as reduction or exemption of interest rate, forbearance of interest payments and/or principal repayment, waiver of claims and other measures to the favor of the borrowers, but exclude “loans for bankrupt borrowers”, “delinquent/overdue loans” and “delinquent/overdue loans for three months or more”.

(4)	The aggregate of “loans for bankrupt borrowers”, “delinquent/overdue loans”, “delinquent/overdue loans for three months or more” and “restructured loans” totaled ¥1,897 million.

16.	Accumulated depreciation of tangible fixed assets was ¥137,870 million, and advanced depreciation of tangible fixed assets was ¥19,039 million.

17.	The Company held financial balances receivable from its subsidiaries and affiliates totaling ¥1,823 million. The Company had ¥455 million in financial balances payable towards its subsidiaries and affiliates.

18.	The total amount of deferred tax assets and liabilities were ¥180,510 million and ¥56,326 million, respectively.

The amount deducted from deferred tax assets, as valuation allowance was ¥20,318 million.

Main items for deferred tax assets were “Underwriting reserves” of ¥99,005 million, “Revaluation loss on securities” of ¥20,764 million, “Outstanding claims” of ¥16,736 million, “Software” of ¥9,292 million, and “Loss from revaluation of property and equipment” of ¥7,154 million.

Main item for deferred tax liabilities was “Net unrealized gain on available-for-sale securities and monetary receivables bought”, amounting to ¥50,828 million.

19.	In addition to the tangible fixed assets stated on the balance sheet, the Company uses electronic data processing equipment under leasing arrangements.

20.	The Company’s shareholdings in its subsidiaries and affiliates are valued at ¥57,691 million.

21.	Assets pledged as collateral amounts to ¥47 million in cash and bank deposits, ¥7,747 million in securities and ¥4,762 million in tangible fixed assets. The Company had obligations from loans secured by collateral in the amount of ¥1,740 million.

22.	Details of outstanding claims are as follows:

(Millions of Yen)
Outstanding claims (before deduction of reinsurance ceded, excluding (b))	272,747
Outstanding claims for reinsurance ceded	16,023

Net (a)	256,723
Outstanding claims for earthquake insurance and compulsory automobile liability insurance (b)	26,303

Total: (a)+(b)	283,027

23. Details of underwriting reserves are as follows:

(Millions of Yen)
Ordinary underwriting reserves (before deduction of reinsurance ceded)	534,795
Underwriting reserves for reinsurance ceded	15,433

Net (a)	519,362
Other underwriting reserves (b)	1,375,707

Total: (a)+(b)	1,895,069

24.	Net assets per share amounts to ¥461.01.

Net assets per share is calculated based on the following information at March 31, 2009:

Total net assets: ¥347,329 million, Amount to be deducted from net assets: ¥458 million of subscription rights to shares, Net assets attributable to common stock: ¥346,870 million, Number of shares of outstanding common stock: 752,404 thousand shares

25.	Of the securities pledged as collateral pertaining to derivative transactions, those for which the Company holds a right to dispose of them by sale or use as collateral at its discretion, amounts to ¥1,807 million, which the Company entirely owns.

26.	Details of retirement benefits are as follows:

(1)	Retirement benefit obligations and a breakdown of such obligations:

(Millions of Yen)
Retirement benefit obligations	(70,979)
Plan assets	44,268

Unfunded portion of retirement benefit obligations	(26,710)
Unrecognized prior service cost	(2,658)
Unrecognized actuarial difference	9,554

Net amount of retirement benefit obligation on the Balance Sheets	(19,813)
Prepaid pension cost	1,894

Reserve for retirement benefits	(21,708)

(2)	Basis for calculation of retirement benefit obligations:

The method of apportionment of the estimated funds for retirement benefit obligations over the period	Per amount basis, point basis
Discount rate	1.8%
Expected earnings ratio on investments
Corporate pension plan	1.5%
Trust fund for retirement benefit and pension plan	0.0%
Period for amortization of prior service cost	10 years
Period for amortization of actuarial difference	10 years

27.	The definitions of subsidiaries and affiliates noted above are based on Article 2-3 of the Order for Enforcement of the Insurance Business Law (No. 425 of the government ordinance in 1995).

28.	Amounts shown have been rounded down to full units of million yen.

Non-Consolidated Statement of Income

Year ended March 31, 2009

(Millions of Yen)
Operating income	910,706
Underwriting income	849,404
Net premiums written	653,400
Deposit premiums from policyholders	42,425
Investment income on deposit premiums	24,143
Reversal of outstanding claims	1,684
Reversal of underwriting reserves	127,712
Other underwriting income	38
Investment income	59,005
Interest and dividends	51,124
Investment income from money in trust	259
Gain on sale of securities	31,477
Redemption profit from securities	252
Other investment income	35
Transfer of investment income on deposit premiums	(24,143)
Other operating income	2,297
Operating expenses	913,558
Underwriting expenses	724,529
Net losses paid	400,790
Loss adjustment expenses	35,313
Commissions and brokerage expenses	110,378
Maturity refunds to policyholders	176,779
Dividends to policyholders	8
Loss on foreign exchange	1,053
Other underwriting expenses	205
Investment expenses	63,299
Investment loss from money in trust	4,495
Loss on sale of securities	8,830
Revaluation loss on securities	35,983
Redemption loss from securities	651
Expense for derivative financial instruments	6,298
Loss on foreign exchange	748
Provision for reserve for investment loss	2,770
Other investment expenses	3,521
Operating and administrative expenses	124,773
Other operating expense	956
Interest paid	130
Provision for reserve for doubtful accounts	68
Write off of bad debts	6
Other ordinary expenses	751

Ordinary loss	2,851

Special gains	18,414
Gain on sale of fixed assets	335
Reversal of statutory reserves	18,079
Reversal of reserve for price fluctuations	18,079
Special losses	933
Loss on sale and disposal of fixed assets	444
Impairment losses	489

Income before income taxes	14,630
Income taxes	6,728
Deferred tax adjustment	(2,210)
Total income taxes	4,518
Net income	10,111

Notes to Non-consolidated Statement of Income

1.	Total income and expenses from transactions with subsidiaries and affiliates amounted to ¥4,396 million and ¥26,941 million, respectively.

2.	Details of net premiums written are as follows:

(Millions of Yen)
Premiums written	756,188
Reinsurance premiums ceded	102,788

Net	653,400

3.	Details of net losses paid are as follows:

(Millions of Yen)
Losses paid	493,183
Reinsurance claims recovered	92,393

Net	400,790

4.	Details of commissions and brokerage expenses are as follows:

(Millions of Yen)
Commissions and brokerage expenses	118,521
Reinsurance commissions	8,143

Net	110,378

5.	Details of Provision for outstanding claims are as follows:

(Millions of Yen)
Provision for outstanding claims (before deduction of reinsurance ceded, excluding (b))	(4,549)
Provision for outstanding claims for reinsurance ceded	(3,585)

Net (a)	(963)
Provision for outstanding claims of earthquake insurance and compulsory automobile liability insurance (b)	(720)

Total (a)+(b)	(1,684)

( ) = reversal

6.	Details of Provision of underwriting reserves are as follows:

(Millions of Yen)
Provision of ordinary underwriting reserves (before deduction of reinsurance ceded)	(7,132)
Provision of underwriting reserves for reinsurance ceded	184

Net (a)	(7,317)
Other provision of underwriting reserves (b)	(120,395)

Total (a)+(b)	(127,712)
( ) = reversal

7.	Details of interest and dividends are as follows:

(Millions of Yen)
Interest on bank deposit	218
Interest on call loans	84
Interest on securities purchased under agreements to resell	49
Interest on monetary receivable bought	327
Interest and dividends from securities	43,378
Interest on loans	4,741
Rental income from real estate holdings	1,755
Other interest and dividends	568

Total	51,124

8.	“Investment income/loss from money in trust” included net unrealized losses in the amount of ¥5,551 million.

“Expense for derivative financial instruments” included net unrealized losses in the amount of ¥1,308 million.

9.	Basic net income and diluted net income per share are ¥13.34 and ¥13.32, respectively.

Net income per share is calculated based on the following information for the current period:

Net income: ¥10,111 million, Net income attributable to common stock: ¥10,111 million, Weighted average number of shares of common stock outstanding during the current period: 757,928 thousand shares, Number of increased shares of common stock after dilution: 999 thousand shares. There is no amount which is not attributable to common shareholders, nor dilution to net income for the current period.

10.	Expense for retirement benefit in “Loss adjustment expenses” and “Operating and administrative expenses” amounted to ¥4,986 million, details of which are as follows:

(Millions of Yen)
Service cost	1,921
Interest expense	1,315
Expected investment income	(408)
Amortization of prior service cost	(700)
Amortization of actuarial difference	730

Subtotal	2,858

Amount contributed to the defined contribution pension plan	2,127

Total	4,986

11.	Statutory tax rate for the reporting period was 36.10%, and the effective tax rate after application of tax-effect accounting was 30.88%. The difference between these two figures was attributable to non-taxable revenue including dividends received (minus 18.60%) , valuation allowance (9.11%) and the amount of non-deductible expenses for tax purposes such as entertainment allowance (2.55%).

12.	The details of the impairment of fixed assets in this fiscal year are as follows:

The fixed assets used in the insurance business operations, etc. are grouped together as a single fixed asset group, and leased properties and idle properties are grouped by individual properties.

The book values of the following properties, the profitability of which has decreased significantly due to falling land prices and other reasons were impaired to the recoverable amount. The amount of the resulting decrease has been accumulated within special loss from impairment losses on fixed assets amounting to ¥489 million.

			(Millions of Yen)
Use	Category	District	Impairment losses
			Land	Property	Others	Total
Leased properties	Land and buildings	4 properties, including property in Tokyo	1	121	95	218
Idle properties	Land and buildings	13 properties, including property in Fukui	210	60	—	270

Total			211	181	95	489

The recoverable amount is measured as the net sales value. The net sales value is measured by real estate appraisers.

13.	The details of transactions with related parties are as follows:

Directors and major individual shareholders:

					(Millions of Yen)
Attributes	Name	Ownership percentage with voting rights	Relationship with the related parties	Nature of transactions	Total transaction amount	Account	Ending balance
Director	Ken Matsuzawa	Direct: 0.0%	Former Chairman of the Board of the Company President of NIPPONKOA Welfare Foundation	Donation to NIPPONKOA Welfare Foundation	17	—	—

Director	Katsuro Oishi	Direct: 0.0%	Company Auditor Representative director and president of Taiyo Life Insurance Company	Real Estate Rental from Taiyo Life Insurance Company	478	Deposits	384

(Notes)	1.	The transaction amounts in the above table do not include consumption and other taxes.

2.	Trade terms and conditions as well as the policy governing thereon

(1)	The transactions with NIPPONKOA Welfare Foundation are so-called third party beneficiary transactions. Mr. Ken Matsuzawa held the office of director of the Company from April 1, 2008 to June 26, 2008, and transactions performed during the said period are listed in the table.

(2)	The transactions with Taiyo Life Insurance Company are so-called third party beneficiary transactions. The rent expenses are determined based on the actual rents in the surrounding neighborhood. Mr. Katsuro Oishi held the office of director of the Company from June 26, 2008 to March 31, 2009, and transactions performed during the said period are listed in the table. In addition to these transactions, the Company has commissioned Taiyo Life Insurance Company to act as our agent in nonlife insurance soliciting activities according to a nonlife insurance contract between the two companies. These transactions are not contained in the above table since the trade terms and conditions are clearly similar to those of other general transactions.

14.	Amounts shown have been rounded down to full units of million yen.

Non-Consolidated Statement of Changes in Net Assets

Year ended March 31, 2009

(Millions of Yen)
Shareholders’ equity
Common stock
Balance at March 31, 2008	91,249
Balance at March 31, 2009	91,249
Capital surplus reserves
Capital reserve
Balance at March 31, 2008	46,702
Balance at March 31, 2009	46,702
Other capital surplus reserve
Balance at March 31, 2008	—
Changes during this period
Disposal of treasury stock	(126)
Reclassification of negative other capital surplus reserve	126
Total change of during this period	—
Balance at March 31, 2009	—
Retained earnings
Revenue reserves
Balance at March 31, 2008	35,647
Changes during this period
Provision for revenue reserve	1,300
Total change of during this period	1,300
Balance at March 31, 2009	36,947
Other retained earnings
Reserve for dividends
Balance at March 31, 2008	34,385
Balance at March 31, 2009	34,385
Reserve for extraordinary losses
Balance at March 31, 2008	54,000
Balance at March 31, 2009	54,000
Reserve for losses from foreign investments
Balance at March 31, 2008	0
Changes during this period
Reversal of reserve for losses from foreign investments	(0)
Total change of during this period	(0)
Balance at March 31, 2009	0
Reserve for reduction entry
Balance at March 31, 2008	2,992
Changes during this period
Provision for reserve for reduction entry	152
Reversal of reserve for reduction entry	(44)
Total change of during this period	107
Balance at March 31, 2009	3,100
General reserve
Balance at March 31, 2008	25,962
Balance at March 31, 2009	25,962

(Millions of Yen)
Deferred retained earnings
Balance at March 31, 2008	10,994
Changes during this period
Provision for revenue reserve	(1,300)
Cash dividends	(5,716)
Reversal of reserve for losses from foreign investments	0
Provision for reserve for reduction entry	(152)
Reversal of reserve for reduction entry	44
Net income	10,111
Reclassification of negative other capital surplus reserve	(126)
Total change of during this period	2,860
Balance at March 31, 2009	13,854
Treasury stock
Balance at March 31, 2008	(51,592)
Changes during this period
Acquisition of treasury stock	(6,781)
Disposal of treasury stock	251
Total change of during this period	(6,530)
Balance at March 31, 2009	(58,122)
Total shareholders’ equity
Balance at March 31, 2008	250,340
Changes during this period
Cash dividends	(5,716)
Net income	10,111
Acquisition of treasury stock	(6,781)
Disposal of treasury stock	124
Total change of during this period	(2,261)
Balance at March 31, 2009	248,078
Valuation and translation adjustments
Net unrealized gain on available-for-sale securities
Balance at March 31, 2008	284,592
Changes during this period
Net change of items other than shareholders’ equity	(189,500)
Total change of during this period	(189,500)
Balance at March 31, 2009	95,091
Net deferred gains (losses) on hedge accounting
Balance at March 31, 2008	1,790
Changes during this period
Net change of items other than shareholders’ equity	1,909
Total change of during this period	1,909
Balance at March 31, 2009	3,700
Total valuation and translation adjustments
Balance at March 31, 2008	286,382
Changes during this period
Net change of items other than shareholders’ equity	(187,590)
Total change of during this period	(187,590)
Balance at March 31, 2009	98,792

(Millions of Yen)
Subscription rights to shares
Balance at March 31, 2008	408
Changes during this period
Net change of items other than shareholders’ equity	50
Total change of during this period	50
Balance at March 31, 2009	458
Total net assets
Balance at March 31, 2008	537,131
Changes during this period
Cash dividends	(5,716)
Net income	10,111
Acquisition of treasury stock	(6,781)
Disposal of treasury stock	124
Net change of items other than shareholders’ equity	(187,540)
Total change of during this period	(189,802)
Balance at March 31, 2009	347,329

Notes to Non-consolidated Statement of Changes in Net Assets

1.	The type and number of treasury stock are as follows:

	Previous fiscal year-end	Increase during the current period	Decrease during the current period	Current fiscal year-end
	(Thousands of shares)
Common stock	54,517	10,092	271	64,339

Total	54,517	10,092	271	64,339

(Note) 1.	Increase of 10,092 thousand shares in the number of treasury stock of common stock is due to the acquisition of 10,000 thousand shares based on the resolution by the Board of Directors on September 19, 2008 and the increase of 92 thousand shares resulting from purchase of fractional shares.

2.	Decrease of 271 thousand shares in the number of treasury stock of common stock is due to the decrease of 250 thousand shares resulting from the exercise of subscription rights to shares and the decrease of 21 thousand shares resulting from sale of fractional shares.

2.	Amounts shown have been rounded down to full units of million yen.

Consolidated Balance Sheet

As of March 31, 2009

(Millions of Yen)
ASSETS
Cash and bank deposits	113,074
Call loans	16,043
Receivables under resale agreements	29,996
Receivables under securities borrowing transactions	32,127
Monetary receivables bought	41,300
Money in trust	74,843
Investments in securities	2,134,547
Loans	242,215
Tangible fixed assets	129,928
Land	68,165
Buildings	48,920
Leased assets	52
Construction in progress	5,394
Other tangible fixed assets	7,395
Intangible fixed assets	1,146
Software	39
Other intangible fixed assets	1,107
Other assets	167,746
Deferred tax assets	108,748
Reserve for doubtful accounts	(2,195)

Total assets	3,089,523

LIABILITIES
Underwriting fund	2,557,377
Outstanding claims	290,239
Underwriting reserves	2,267,137
Other liabilities	155,289
Reserve for retirement benefits	22,007
Reserve for bonuses	6,127
Reserve for bonuses to directors	11
Statutory reserves	3,060
Reserve for price fluctuations	3,060
Deferred tax liabilities	37
Negative goodwill	146

Total liabilities	2,744,056

NET ASSETS
Common stock	91,249
Capital surplus	46,702
Retained earnings	169,993
Treasury stock	(58,122)
Total shareholders’ equity	249,822
Net unrealized gain on available-for-sale securities	97,349
Net deferred gains (losses) on hedge accounting	3,700
Foreign currency translation adjustment	(6,198)
Total valuation and translation adjustments	94,851
Subscription rights to shares	458
Minority interests	334
Total net assets	345,467

Total liabilities and net assets	3,089,523

Consolidated Statement of Income

Year ended March 31, 2009

(Millions of Yen)
Operating income	949,106
Underwriting income	878,563
Net premiums written	663,888
Deposit premiums from policyholders	42,425
Investment income on deposit premiums	24,155
Life insurance premiums	63,568
Reversal of outstanding claims	1,400
Reversal of underwriting reserves	81,420
Other underwriting income	1,706
Investment income	68,760
Interest and dividends	58,479
Investment income from money in trust	924
Gain on sale of securities	33,209
Redemption profit from securities	267
Other investment income	35
Transfer of investment income on deposit premiums	(24,155)
Other operating income	1,781
Operating expenses	952,149
Underwriting expenses	749,680
Net losses paid	406,234
Loss adjustment expenses	36,107
Commissions and brokerage expenses	116,647
Maturity refunds to policyholders	176,779
Dividends to policyholders	8
Life insurance losses and other payments	11,816
Other underwriting expenses	2,085
Investment expenses	60,541
Investment loss from money in trust	4,495
Loss on sale of securities	8,819
Revaluation loss on securities	36,000
Redemption loss from securities	651
Expense for derivative financial instruments	6,298
Other investment expenses	4,276
Operating and administrative expenses	140,827
Other operating expense	1,100
Interest paid	250
Provision for reserve for doubtful accounts	68
Write off of bad debts	6
Other ordinary expenses	775

Ordinary loss	3,043
Special gains	18,337
Gain on sale of fixed assets	335
Reversal of statutory reserves	18,002
Reversal of reserve for price fluctuations	18,002
Special losses	987
Loss on sale and disposal of fixed assets	498
Impairment losses	489

Income before income taxes and minority interests	14,307
Income taxes	8,429
Deferred tax adjustment	(4,118)
Total income taxes	4,311
Minority interests	24

Net income	9,971

Consolidated Statement of Changes in Net Assets

Year ended March 31, 2009

(Millions of Yen)
Shareholders’ equity
Common stock
Balance at March 31, 2008	91,249
Balance at March 31, 2009	91,249
Capital surplus reserves
Balance at March 31, 2008	46,702
Changes during this period
Disposal of treasury stock	(126)
Reclassification of negative other capital surplus reserve	126
Total change of during this period	—
Balance at March 31, 2009	46,702
Retained earnings
Balance at March 31, 2008	165,741
Changes during this period
Cash dividends	(5,716)
Net income	9,971
Reclassification of negative other capital surplus reserve	(126)
Effect of changes in accounting policies applied to foreign subsidiaries	124
Total change of during this period	4,252
Balance at March 31, 2009	169,993
Treasury stock
Balance at March 31, 2008	(51,592)
Changes during this period
Acquisition of treasury stock	(6,781)
Disposal of treasury stock	251
Total change of during this period	(6,530)
Balance at March 31, 2009	(58,122)
Total shareholders’ equity
Balance at March 31, 2008	252,099
Changes during this period
Cash dividends	(5,716)
Net income	9,971
Acquisition of treasury stock	(6,781)
Disposal of treasury stock	124
Effect of changes in accounting policies applied to foreign subsidiaries	124
Total change of during this period	(2,277)
Balance at March 31, 2009	249,822
Valuation and translation adjustments
Net unrealized gain on available-for-sale securities
Balance at March 31, 2008	289,992
Changes during this period
Net change of items other than shareholders’ equity	(192,642)
Total change of during this period	(192,642)
Balance at March 31, 2009	97,349
Net deferred gains (losses) on hedge accounting
Balance at March 31, 2008	1,790

(Millions of Yen)
Changes during this period
Net change of items other than shareholders’ equity	1,909
Total change of during this period	1,909
Balance at March 31, 2009	3,700
Foreign currency translation adjustment
Balance at March 31, 2008	(1,492)
Changes during this period
Net change of items other than shareholders’ equity	(4,705)
Total change of during this period	(4,705)
Balance at March 31, 2009	(6,198)
Total valuation and translation adjustments
Balance at March 31, 2008	290,291
Changes during this period
Net change of items other than shareholders’ equity	(195,439)
Total change of during this period	(195,439)
Balance at March 31, 2009	94,851
Subscription rights to shares
Balance at March 31, 2008	408
Changes during this period
Net change of items other than shareholders’ equity	50
Total change of during this period	50
Balance at March 31, 2009	458
Minority interests
Balance at March 31, 2008	398
Changes during this period
Net change of items other than shareholders’ equity	(64)
Total change of during this period	(64)
Balance at March 31, 2009	334
Total net assets
Balance at March 31, 2008	543,198
Changes during this period
Cash dividends	(5,716)
Net income	9,971
Acquisition of treasury stock	(6,781)
Disposal of treasury stock	124
Effect of changes in accounting policies applied to foreign subsidiaries	124
Net change of items other than shareholders’ equity	(195,453)
Total change of during this period	(197,731)
Balance at March 31, 2009	345,467

Basis of presenting for Consolidated Financial Statements

1.	The method of making the consolidated financial statements

The consolidated financial statements of the Company are made in accordance with the Corporate Accounting Rules (No. 13 of the Ministry of Justice ordinance in 2006) and Enforcement Regulations of the Insurance Business Law (No. 5 of the Ministry of Finance ordinance in 1996) implemented in relation to Article 118 of the Corporate Accounting Rules. The definitions of subsidiaries and affiliates are based on Article 2-3 of the Order for Enforcement of the Insurance Business Law Rules (No. 425 of the government ordinance in 1995).

2.	Scope of Consolidation

(1)	Consolidated subsidiaries (6)

NIPPONKOA Life Insurance Company Limited

SONPO 24 Insurance Company Limited

Nippon Insurance Company of Europe Limited

NIPPONKOA Insurance Company (Europe) Limited

NIPPONKOA Insurance Company (Asia) Limited

NIPPONKOA Management Services (Europe) Limited

(2)	Major non-consolidated subsidiaries

(Major non-consolidated subsidiary)

NIPPONKOA Claims Adjustment Company Limited

(Basis of non-consolidation)

Where the exclusion of subsidiaries from the scope of consolidation, by reason of the immateriality of their total assets, sales, net income and retained earnings, does not affect the reasonable interpretation of the financial position and operating results of an enterprise group, then those subsidiaries may be excluded from the scope of consolidation.

3.	Application of equity method

The equity method of accounting for investments in common shares of 17 non-consolidated subsidiaries and 4 affiliates has not been applied because the effect to consolidated net income and retained earnings are minor and those are also immaterial in the aggregate.

4.	Term-ends of consolidated foreign subsidiaries

Consolidated foreign subsidiaries are included on the basis of fiscal years ending on December 31, since the difference in the fiscal year ends does not exceed three months. As for major transactions occurring between the fiscal year ends of the consolidated foreign subsidiaries and the Company, necessary adjustments are made upon consolidation.

5.	Summary of significant accounting policies

(1)	Accounting standards and methods for valuation of investments in securities held by the Company and its domestic consolidated subsidiaries are as follows:

i.	Held-to-maturity bonds are carried at amortized cost

ii.	Underwriting reserves bonds are carried at amortized cost determined by the moving average method in accordance with “Temporary Treatment of Accounting and Auditing Concerning Underwriting Reserves Bonds in the Insurance Industry” (Japanese Institute of Certified Public Accountants Industry Audit Practice Committee Report No. 21).

The outline of risk management policy in relation to underwriting reserves bonds is as follows.

NIPPONKOA Life Insurance Company Limited sets up “policy reserve for single-premium whole-life” as a sub-category, and follows the management policy to match the duration of the policy reserve in the sub-category with the duration of underwriting reserves bonds corresponding to this sub-category within a certain range, to better manage the changes in the interest rate risk associated with the assets and liabilities.

iii.	Stocks of subsidiaries and affiliates are carried at cost determined by the moving-average method.

iv.	Marketable securities classified as available-for-sale are recorded according to their mark-to-market values based on the prices prevailing in the market on the balance sheet date. The unrealized gains/losses, net of tax, on the available-for-sale securities are recognized as a component of net assets. Cost for sale is calculated by the moving-average method.

v.	Non-marketable securities classified as available-for-sale are recorded at cost determined by the moving-average method or the amortized cost method.

(2)	Valuations of securities included in money in trust are as follows:

i.	Securities included in individually managed money in trust are valued by the market value method.

ii.	Securities included in individually managed money in trust not as trading securities or held-to-maturity securities are valued by the same method as available-for-sale securities.

(3)	Accounting standards and methods in valuation of derivative transactions

Derivative transactions outstanding are accounted for by the market value method.

(4)	The method of depreciation of tangible fixed assets

Depreciation of tangible fixed assets (excluding leased assets) held by the Company and its domestic consolidated subsidiaries are charged under application of the declining-balance method. However, the straight-line method is applied to buildings (excluding connected installations) acquired on or after April 1, 1998.

(5)	Major reserves

i.	Reserve for doubtful accounts

Reserve for doubtful accounts of the Company and its domestic consolidated subsidiaries is provided under the application of the standards for asset self-assessment and the standards for write-offs and provisions as follows:

For loans to borrowers that are bankrupt, under special liquidation procedures, barred from bill clearing transactions, or that are otherwise in a state of legal or virtual bankruptcy, a reserve is provided in the amount equivalent to such loans net of the expected realizable collateral value and the estimated recoverable guarantee value.

For loans to borrowers that are found to be facing a material risk of going into bankruptcy in the future, a reserve is provided in the amount equivalent to such loans net of the expected realizable collateral value and the estimated recoverable guarantee value, with further adjustments made as deemed necessary under consideration of such borrowers' overall repayment capabilities.

For all other loans, a reserve is provided based on the actual default ratios derived from the defaults observed during certain past periods.

Furthermore, the divisions in charge of respective portfolios of assets evaluate the entire loan portfolio according to the standards for asset self-assessment, and the internal independent inspection department audits the results of the divisional assessments. The provisions made as described above are based on those audit findings.

ii.	Reserve for investment loss

Reserve for investment loss of the Company and its domestic consolidated subsidiaries is provided for the probable investment losses mainly concerning securities transactions based on the standards for asset self-assessment and the standards for write-offs and provisions.

iii.	Reserve for retirement benefits

Reserve for retirement benefits of the Company and its domestic consolidated subsidiaries is provided on the basis of estimated amounts of retirement benefit obligation and plan assets at the balance sheet date. Prior service cost is amortized by the straight-line method for a certain period (10 years) which shall not exceed the average remaining period of employees' service. Any actuarial difference incurred in each year is amortized from the following year by the straight-line method for a certain period (10 years) which shall not exceed the average remaining period of employees' service.

iv.	Reserve for bonuses

Reserve for bonuses of the Company and its domestic consolidated subsidiaries is provided on the basis of the estimated amount for payment at the end of the term.

v.	Reserve for directors’ bonuses

Reserve for directors’ bonuses of the Company and its domestic consolidated subsidiaries is provided on the basis of the estimated amount for payment at the end of the term.

vi.	Reserve for price fluctuations

Reserve for price fluctuations of the Company and its domestic consolidated subsidiaries is provided in accordance with Article 115 of the Insurance Business Law for loss from price fluctuations of stocks and other securities.

(6)	The accounting procedure for consumption tax

The accounting procedures applied are exclusive of consumption tax. However, loss adjustment expenses and operating and administrative expenses are treated inclusive of taxes. Consumption taxes on assets not qualified for deduction are recorded in “Other assets” and amortized in equal amounts over 5 years.

(7)	Accounting standards of important finance leases

The Company’s finance leases, other than those that are deemed to transfer the ownership of the leased assets to the lessees, those for which lease transactions took effect during a consolidated fiscal year that began prior to April 1, 2008, are accounted for by a method similar to the procedures used for ordinary operating leases.

(Changes in Accounting Procedures)

Although the Company’s finance leases other than those that are deemed to transfer the ownership of the leased assets to the lessees had been accounted for by a method similar to the procedures used for ordinary operating leases, “Accounting Standard for Lease Transactions (ASBJ Statement on Accounting Standard No. 13),” and “the Guidance on the Accounting Standards for Lease Transactions (ASBJ Implementation Guidance on Accounting Standard No. 16)” became applicable regarding the financial statements for consolidated fiscal years beginning on or after April 1, 2008. The Company has adopted the Accounting Standard and the Guidance for the current fiscal year, thereby applying the same accounting treatment for lease transactions as that for regular purchase/sale transactions. The effect of this change on ordinary loss and income before income taxes and minority interests is immaterial.

(8)	Accounting standards of important hedging transactions

The deferral hedge accounting method is applied to hedging transactions for interest rate swaps to hedge cash flow fluctuation risk of bonds and loans with variable interest rates and interest fluctuation risk related to long term insurance contracts based on “The accounting and auditing treatment on the application of the financial products accounting standard to the insurance industry” (Japanese Institute of Certified Public Accountants Industry Audit Practice Committee Report No. 26, hereafter Industry Audit Practice Committee Report No. 26). Where certain transactions fulfill the required conditions for the application of the exceptional treatment for interest rate swaps, this treatment is applied to such transactions.

The fair value hedge accounting method is applied to foreign exchange forward contracts and currency option transactions in order to reduce the risk of foreign exchange rate fluctuation on foreign currency denominated assets. Where certain transactions fulfill the required conditions for the application of assignment accounting, this accounting is applied to such transactions.

Hedge effectiveness is judged by comparing the accumulated fluctuation of the market value or cash flows between each hedged item and the related hedging instrument for the period from the commencement of the hedge to the date of judgment. However, if the material conditions of the hedging instrument and the hedged item are the same and there is high effectiveness for each hedge transaction, the judgement for the effectiveness is omitted.

As for hedge effectiveness based on Industry Audit Practice Committee Report No. 26, this is judged by monitoring the circumstance of the interest which effects the calculation of theoretical prices of both insurance debt as hedged item and interest rate swap as hedging instrument grouped by the remaining period.

(9)	Accounting principles and practices for consolidated foreign subsidiaries

Accounting principles and practices for consolidated foreign subsidiaries conform to International Financial Reporting Standards.

(Changes in Accounting Procedures)

Effective from the current consolidated fiscal year, the Company has adopted Practical Solution on Unification of Accounting Policies Applied to Foreign Subsidiaries for Consolidated Financial Statements (ASBJ PITF No. 18). As a result, the Company made the necessary revisions in the settlement of accounts for the consolidated financial statements. The effect of this change on ordinary loss and income before income taxes and minority interests is immaterial.

6.	Valuation of assets and liabilities of consolidated subsidiaries

All of the consolidated subsidiaries’ assets and liabilities were valued at fair value as of the respective acquisition dates.

7.	Amortization of Goodwill

The difference between cost and fair value of net assets acquired for SONPO 24 Insurance Company Limited is amortized over 5 years by the straight line method and the difference for other subsidiaries is charged or credited to the statements of income in the year of acquisition.

Changes in Presentation

Changes Related to Consolidated Balance Sheet

Effective from the current consolidated fiscal year, the format of the Consolidated Balance Sheet has been changed according to the revised Enforcement Regulation of Insurance Business Law. The major contents of the revision are as follows:

(1)	Disclosures relating to “Tangible fixed assets” are broken down into “Land” “Buildings” “Construction in progress” and “Other tangible fixed assets”. The details of Tangible fixed assets as of the end of the previous consolidated fiscal year were Land of 68,544 million yen, Buildings of 50,228 million yen, Construction in progress of 2,788 million yen and Other tangible fixed assets of 8,816 million yen.

(2)	Disclosure relating to “Intangible fixed assets” is broken down into “Software” and “Other intangible fixed assets”. The details of Intangible fixed assets as of the end of the previous consolidated fiscal year were Software of 56 million yen and other intangible fixed assets of 1,213 million yen.

Notes to Consolidated Balance Sheet

1.	Accumulated depreciation of tangible fixed assets was ¥139,037 million, and advanced depreciation of tangible fixed assets was ¥19,039 million.

2.	Shareholding amount for non-consolidated subsidiaries and affiliates is ¥2,320 million.
3. (1)	The Company’s loan portfolio contained “loans for bankrupt borrowers” in the amount of ¥11 million and “delinquent/overdue loans” in the amount of ¥1,695 million.

“Loans for bankrupt borrowers” comprise loans in a status compliant with the criteria set forth in the pertaining items of Article 96, Clause 1 of the Enforcement Ordinance of Corporation Tax Law for which the accrual of interest income for accounting purposes has been discontinued (excluding written-off delinquent loans, hereafter called “non-accrual loans”), given that the collection or settlement of principal and/or interest cannot be expected for reasons like principal and/or interest payments remaining past due for a specific term.

“Delinquent/overdue loans” are non-accrual loans other than “loans for bankrupt borrowers” and loans subject to interest payment forbearance for the purpose of facilitating the restructuring of, or for supporting, the borrowers.

(2)	There was no amount of “delinquent/overdue loans for three months or more” in the Company’s loan portfolio.

“Delinquent/overdue loans for three months or more” consist of loans for which the principal and/or interest is past due three months or more counting from the first day after the contractual due date, but exclude “loans for bankrupt borrowers” and “delinquent/overdue loans”.

(3)	The amount of “restructured loans” in the Company’s loan portfolio was ¥191 million.

“Restructured loans” comprise loans for which the lending conditions have been relaxed to facilitate the restructuring or support of the borrowers, such as reduction or exemption of interest rate, forbearance of interest payments and/or principal repayment, waiver of claims and other measures to the favor of the borrowers, but exclude “loans for bankrupt borrowers”, “delinquent/overdue loans” and “delinquent/overdue loans for three months or more”.

(4)	The aggregate of “loans for bankrupt borrowers”, “delinquent/overdue loans”, “delinquent/overdue loans for three months or more” and “restructured loans” totaled ¥1,897 million.

4.	Assets pledged as collateral amounts to ¥294 million in cash and bank deposits, ¥7,876 million in securities and ¥4,762 million in tangible fixed assets. The Company had obligations from loans secured by collateral in the amount of ¥1,740 million included in “Other liabilities”.

5.	The amount of ¥76,330 million of securities extended based on securities lending agreements has been included in investment in securities.

6.	Of the securities received by the Company through loan transactions of bonds with collateral money and similar loan transactions (Repurchase transaction), those for which the Company and its domestic consolidated subsidiaries hold a right to dispose of them by sale or use as collateral at their discretion amounts to ¥33,795 million, which the Company entirely own.

7.	Details of retirement benefits are as follows:

(1)	Retirement benefit obligations and a breakdown of such obligations:

(Millions of Yen)
Retirement benefit obligations	(71,490)
Plan assets	44,480

Unfunded portion of retirement benefit obligations	(27,009)
Unrecognized prior service cost	(2,658)
Unrecognized actuarial difference	9,554

Net amount of retirement benefit obligations on the Consolidated Balance Sheets	(20,113)
Prepaid pension cost	1,894

Reserve for retirement benefits	(22,007)

(2)	Basic calculation of retirement benefit obligations:

The method of apportionment of the estimated funds for retirement benefit obligations over the period	Per amount basis, point basis
Discount rate	1.8%
Expected earnings ratio on investments	0.0%-1.5%
Period for amortization of prior service cost	10 years
Period for amortization of actuarial difference	10 years

8.	The total amount of deferred tax assets and liabilities were ¥189,019 million and ¥57,616 million, respectively.

The amount deducted from deferred tax assets, as valuation allowance was ¥22,691 million.

Main items for deferred tax assets were “Underwriting reserves” of ¥102,256 million, “Revaluation loss on securities” of ¥19,347 million, “Outstanding claims” of ¥17,130 million, “Software” of ¥11,542 million, and “Tax loss carry forward” of ¥8,012 million.

Main item for deferred tax liabilities was “Net unrealized gain on available-for-sale securities and monetary receivables bought”, amounting to ¥52,109 million.

9.	Net assets per share amounts to ¥458.09.

Net assets per share is calculated based on the following information at March 31, 2009:

Total net assets: ¥345,467 million, Amount to be deducted from net assets: ¥458 million of subscription rights to shares, Minority interests: ¥334 million, Net assets attributable to common stock: ¥344,674 million, Number of shares of outstanding common stock: 752,404 thousand shares

10.	Amounts shown have been rounded down to full units of million yen.

Notes to Consolidated Statement of Income

1.	Basic net income and diluted net income per share are ¥13.15 and ¥13.13, respectively.

Net income per share is calculated based on the following information for the current period:

Net income: ¥9,971 million, Net income attributable to common stock: ¥9,971 million, Weighted average number of shares of common stock outstanding during the current period: 757,928 thousand shares, Number of increased shares of common stock after dilution: 999 thousand shares. There is no amount which is not attributable to common shareholders, nor dilution to net income for the current period.

2.	Details of business expenses are as follows:

(Millions of Yen)
Commissions and brokerage expenses	118,874
Salary	68,936

Business expenses are the sum of Loss adjustment expenses, Operating and administrative expense and Commissions and brokerage expenses in Consolidated Statement of Income.

3.	Expense for retirement benefit in “Loss adjustment expenses” , “Operating and administrative expenses” amounted to ¥5,125 million, details of which are as follows:

(Millions of Yen)
Service cost	2,060
Interest expense	1,315
Expected investment income	(408)
Amortization of prior service cost	(700)
Amortization of actuarial difference	730

Subtotal	2,998

Amount contributed to the defined contribution pension plan	2,127

Total	5,125

4.	Statutory tax rate for the reporting period was 36.10%, and the effective tax rate after application of tax-effect accounting was 30.13%. The difference between these two figures was attributable to non-taxable revenue including dividends received (minus 19.02%) , loss of the subsidiary company which does not have a tax effect (7.00%), the amount of non-deductible expenses for tax purposes such as entertainment allowance (2.79%) and valuation allowance (2.32%).

5.	The details of the impairment of fixed assets in this fiscal year are as follows:

The fixed assets of the Company and its domestic consolidated subsidiaries used in the insurance business operations, etc. are grouped together as a single fixed asset group, and leased properties and idle properties are grouped by individual properties.

The book values of the following properties, the profitability of which has decreased significantly due to falling land prices and other reasons were impaired to the recoverable amount. The amount of the resulting decrease has been accumulated within special loss from impairment losses on fixed assets amounting to ¥489 million.

			(Millions of Yen)
			Impairment losses
Use	Category	District	Land	Property	Others	Total
Leased properties	Land and buildings	4 properties, including property in Tokyo	1	121	95	218
Idle properties	Land and buildings	13 properties, including property in Fukui	210	60	—	270

Total			211	181	95	489

The recoverable amount is measured as the net sales value. The net sales value is measured by real estate appraisers.

6.	Amounts shown have been rounded down to full units of million yen.

Notes to Consolidated Statement of Changes in Net Assets

1.	Items related to the type and total number of outstanding shares, and the type and number of treasury stock

	Previous fiscal year-end	Increase during the current period	Decrease during the current period	Current fiscal year-end
	(Thousands of shares)
Outstanding shares
Common stock	816,743	—	—	816,743
Total	816,743	—	—	816,743
Treasury stock
Common stock	54,517	10,092	271	64,339
Total	54,517	10,092	271	64,339

(Note) 1.	Increase of 10,092 thousand shares in the number of treasury stock of common stock is due to the acquisition of 10,000 thousand shares based on the resolution by the Board of Directors on September 19, 2008 and the increase of 92 thousand shares resulting from purchase of fractional shares.

2.	Decrease of 271 thousand shares in the number of treasury stock of common stock is due to the decrease of 250 thousand shares resulting from the exercise of subscription rights to shares and the decrease of 21 thousand shares resulting from sale of fractional shares.

2.	Items related to subscription rights to shares

		(Millions of Yen)
Category	Detail of subscription rights to shares	Outstanding balance at the current fiscal year-end
The company	Subscription rights to shares as stock options	458

Total		458

3.	Items related to dividends

(1)	Paid amount of dividends

Resolution	Type of shares	Aggregate amount of dividends	Dividend per share	Record date	Effective date
Regular shareholders’ meeting held on June 26, 2008	Common stock	¥5,716 million	¥7.50	March 31, 2008	June 27 2008

(2)	Cash dividends which will become effective in the following fiscal period out of those whose record date belongs to the current fiscal period

Matters concerning dividends attributable to common shares are proposed as an agenda of the regular shareholders’ meeting to be held on June 25, 2009 as follows:

Resolution plan	Type of shares	Aggregate amount of dividends	Source of dividends	Dividend per share	Record date	Effective date
Regular shareholders’ meeting held on June 25, 2009	Common stock	¥6,019 million	Retained earnings	¥8	March 31, 2009	June 26, 2009

4.	Amounts shown have been rounded down to full units of million yen.

(Reference) Solvency Margin Ratio (Non-consolidated) as of March 31, 2009

Ledger	(Millions of Yen)
(A) Total amount of solvency margin	737,341
Capital or foundation funds etc.	242,517
Reserve for price fluctuations	2,581
Contingency reserve	13
Catastrophe reserve	278,051
Reserve for doubtful accounts (general)	79
Unrealized gain or loss on available-for-sale securities (before tax effect Deduction)	131,328
Unrealized gain or loss on Land	21,105
Excess refund reserve	—
Subordinated debts	—
Deduction items	13,573
Other items	75,238

(B) Total amount of risks	207,144
Ordinary insurance risks (R1)	41,627
Third-sector insurance risks (R2)	1
Assumed interest rate risks (R3)	3,234
Asset management risks (R4)	76,827
Business management risks (R5)	4,678
Major catastrophe risks (R6)	112,227
(C) Solvency margin ratio [(A)/{(B)×1/2}]×100	711.9%

(Note)	The amounts and figures indicated above are calculated in accordance with Articles 86 and 87 of the Enforcement Regulations of the Insurance Business Law and with Ministry of Finance Notification No.50 of 1996.

“Capital or foundation funds etc.” is calculated as Total Net Assets less predetermined outflows from the company, valuation and translation adjustments and deferred assets.

•

While non-life insurance companies accumulate policy reserves to prepare for the payment of insurance for actual losses incurred and maturity refund of savings-type insurance policies etc., sufficient solvency should be maintained in the event the company is exposed to an extraordinary risk that cannot be predicted because of the occurrence of a major disaster, a widespread decline in prices with regard to assets which the non-life insurance companies own, etc.

•

Solvency margin ratio ([C] in the above table) is an index calculated under the Insurance Business Law etc. that indicates the ratio of the “solvency margin of a non-life insurance company by means of its capital, reserves, etc.” ([A] in the above table) to “risks which will exceed usual estimates” ([B] in above table).

•	The “risks that exceed usual estimates” is the total of each of the following risk types.

i.	Underwriting Risk (Ordinary Insurance Risks, Third-sector Insurance Risks):

Risks of the payment of insurance claims in excess of usual estimates. (excluding major catastrophe risk)

ii.	Risk of assumed interest rate (Assumed Interest Risks):

Risks that may arise as a result of an actual return on investment that is lower than the assumed interest rate at the time the insurance premium is calculated.

iii.	Asset Management Risk:

Risks of retained securities and other assets fluctuating in prices in excess of usual estimates, etc.

iv.	Business Management Risks:

Risks other than i. through iii. above and v. that may arise in the business operations in excess of usual estimates.

v.	Major Catastrophe Risks:

Risks of the occurrence of major catastrophes as a result of major disasters (such as the Great Kanto earthquake, the Ise Bay Typhoon or equivalent) in excess of usual estimates.

•

The “solvency margin of a non-life insurance company by means of its capital, reserves, etc.” (Total amount of solvency margin) is the amount of a non-life insurance company’s net assets, reserves (such as reserve for price fluctuations, catastrophe reserve and others), unrealized gain or loss on land etc.

•

The solvency margin ratio is one of the indices that regulatory authorities use to determine the soundness of an insurance company. It is generally held that insurance company is “adequate in terms of solvency to meet insurance payments” if the ratio is 200% or more.

Independent Auditors’ Report

(English Translation*)

May 15, 2009

To the Board of Directors of NIPPONKOA Insurance Co., Ltd.

PricewaterhouseCoopers Aarata

Takashi Sasaki, CPA
Designated and Engagement Partner
Susumu Arakawa, CPA
Designated and Engagement Partner

We have audited, pursuant to Article 436 (2) i of the “Corporate Law” of Japan, the financial statements, which consist of the balance sheet, profit and loss statement and statement of change in net assets, and the supplementary schedules of NIPPONKOA Insurance Co., Ltd. (hereinafter referred to as the “Company”) for the 65th fiscal year from April 1, 2008 to March 31, 2009. These financial statements and supplementary schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and supplementary schedules based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we obtain reasonable assurance about whether the financial statements and supplementary schedules are free of material misstatement. An audit is performed on a test basis and includes assessing the accounting principles used by management including how they are applied and estimates made by management, as well as examining the overall presentation of the financial statements and supplementary schedules. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and supplementary schedules referred to above present fairly, in all material respects, the financial position and the results of operations for the period covered by the financial statements and supplementary schedules in conformity with accounting principles generally accepted in Japan.

We have no interest in or relationship with the Company which is required to be disclosed pursuant to the provisions of the Certified Public Accountants Law of Japan.

*	The original audit report is in Japanese. Our audit was performed for the original Japanese financial statements and the original supplementary schedules prepared in Japanese. This English translation is for readers’ convenience and reading this translation is not a substitute for reading the original audit report in Japanese.

Independent Auditors’ Report

(English Translation*)

May 15, 2009

To the Board of Directors of NIPPONKOA Insurance Co., Ltd.

PricewaterhouseCoopers Aarata

Takashi Sasaki, CPA
Designated and Engagement Partner
Susumu Arakawa, CPA
Designated and Engagement Partner

We have audited, pursuant to Article 444 (4) of the “Corporate Law” of Japan, the consolidated financial statements, which consist of the consolidated balance sheet, consolidated profit and loss statement, consolidated statement of change in net assets and notes to the consolidated financial statements of NIPPONKOA Insurance Co., Ltd. (hereinafter referred to as the “Company”) for the fiscal year from April 1, 2008 to March 31, 2009. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit is performed on a test basis and includes assessing the accounting principles used by management including how they are applied and estimates made by management, as well as examining the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position and the results of operations of the Company and its subsidiaries for the period covered by the consolidated financial statements in conformity with accounting principles generally accepted in Japan.

We have no interest in or relationship with the Company which is required to be disclosed pursuant to the provisions of the Certified Public Accountants Law of Japan.

*	The original audit report is in Japanese. Our audit was performed for the original consolidated financial statements prepared in Japanese. This English translation is for readers’ convenience and reading this translation is not a substitute for reading the original audit report in Japanese.

Audit Report

With respect to the directors’ performance of their duties during the 65th fiscal year from April 1, 2008 to March 31, 2009, the Board of Corporate Auditors has prepared this audit report after deliberations based on the audit reports prepared by each Corporate Auditor, and hereby report as follows:

1.	Method and Contents of Audit by Corporate Auditors and the Board of Corporate Auditors The Board of Corporate Auditors has established the audit policies, audit plan, etc. and received a report from each Corporate Auditor regarding the status of implementation of their audits and results thereof. In addition, the Board of Corporate Auditors has received reports from the directors, etc. and the accounting auditor regarding the status of performance of their duties, and requested explanations as necessary. In conformity with the Corporate Auditors auditing standards established by the Board of Corporate Auditors, and in accordance with the audit policies and audit plan ,etc., each Corporate Auditor endeavored to facilitate a mutual understanding with the directors, the internal audit division and other employees, etc., endeavored to collect information and maintain and improve the audit environment, has attended the meetings of the board of directors and other important meetings, received reports on the status of performance of duties from the directors and other employees and requested explanations as necessary, examined important approval/decision documents, and inspected the status of the corporate affairs and assets at the head office and other principal business locations. Also, each Corporate Auditor monitored and inspected the status of (i) the contents of the board of directors' resolutions regarding the development and maintenance of the system to ensure that the directors' performance of their duties complied with all laws, regulations and the articles of incorporation of the company and other systems that are set forth in Article 100, paragraphs 1 and 3 of the Ordinance for Enforcement of the Companies Act of Japan as being necessary for ensuring the appropriateness of the corporate affairs of a joint stock company (kabushiki kaisha), and (ii) the systems (internal control systems) based on such resolutions. Further, each Corporate Auditor has received reports from the directors, etc. and PricewaterhouseCoopers Aarata regarding the status of the assessment and audit with respect to the internal control over financial reporting, and requested explanations as necessary. With respect to the subsidiaries, each Corporate Auditor endeavored to facilitate a mutual understanding and exchanged information with the directors and Corporate Auditors, etc. of each subsidiary and received from subsidiaries reports on their respective business as necessary. Based on the above-described methods, each Corporate Auditor examined the business report and annexed specifications for the business year under consideration.

In addition, each Corporate Auditor monitored and verified whether the accounting auditor maintained its independence and properly conducted its audit, received a report from the accounting auditor on the status of its performance of duties, and requested explanations as necessary. Each Corporate Auditor was notified by the accounting auditor that it had established a “system to ensure that the performance of the duties of the accounting auditor was properly conducted” (the matters listed in the items of Article 131 of the Company Accounting Regulations) in accordance with the “Quality Control Standards for Audits” (Business Accounting Council on October 28, 2005), and requested explanations as necessary. Based on the above-described methods, each Corporate Auditor examined the accounting documents (balance sheet, profit and loss statement, shareholders’ equity variation statement, and the annexed specifications thereto, as well as the consolidated accounting documents (consolidated balance sheet, consolidated profit and loss statement, consolidated shareholders’ equity variation statement, and schedule of consolidated notes), for the business year under consideration.

2.	Results of Audit

(1)	Results of Audit of Business Report, etc.

(i)	We acknowledge that the business report and the annexed specifications thereto fairly present the status of the Company in conformity with the applicable laws and regulations and the articles of incorporation of the company.

(ii)	We acknowledge that no misconduct or material fact constituting a violation of any law or regulation or the articles of incorporation of the company was found with respect to the directors' performance of their duties.

(iii)	We acknowledge that the board of directors' resolutions with respect to the internal control systems are appropriate. We did not find any matter to be mentioned with respect to the directors' performance of their duties concerning the internal control systems, including the internal control over financial reporting.

(2)	Results of Audit of Accounting Documents and their Annexed Specifications

We acknowledge that the methods and results of audit performed by the accounting auditor, PricewaterhouseCoopers Aarata, are appropriate.

(3)	Results of Audit of Consolidated Accounting Documents

We acknowledge that the methods and results of audit performed by the accounting auditor, PricewaterhouseCoopers Aarata, are appropriate.

May 15, 2009

Board of Corporate Auditors of NIPPONKOA Insurance Co., Ltd.

Full-Time Corporate Auditor	Toshiyuki Sho
Full-Time Corporate Auditor	Kenji Ito
Independent Corporate Auditor	Kozue Shiga
Independent Corporate Auditor	Katsuro Oishi
Independent Corporate Auditor	Sumitaka Fujita

Q&A concerning Business Integration

Please read the following which we have prepared in a question and answer format with respect to an overview of the business integration of the Company and NIPPONKOA, as well as those matters about which we believe our shareholders may have concerns.

Q1.	What is a “formation of joint holding company by a method of Share Exchange (kabushiki-iten)”?

A.	The Share Exchange (kabushiki-iten) means a method of integration in which one or more companies incorporate a new company which will acquire all of the issued shares of such one or more companies.

In this business integration, the Company and NIPPONKOA will jointly incorporate NKSJ Holdings, Inc. (hereinafter the “Holding Company”), which shall be the wholly owning parent company of Both Companies and shall acquire entire issued shares of Both Companies. In exchange for such acquisition, shares in the Holding Company will be allotted to the shareholders registered in the respective final shareholder registry of Both Companies at the end of the day immediately preceding the date of incorporation of the Holding Company. Further, as a result of the business integration, a delisting of the common shares of the Company and of NIPPONKOA is scheduled to be effected and the commons shares of the Holding Company are scheduled to be listed in turn.

[Image of Share Exchange]

[Schedule for Share Exchange]

December 22, 2009	Date of Both Companies’ Extraordinary Shareholders Meetings

March 29, 2010 (scheduled)	Date of delisting of each of Both Companies from Tokyo Stock Exchange, Osaka Securities Exchange and Nagoya Stock Exchange
Date of delisting of the Company from Sapporo Securities Exchange and Fukuoka Stock Exchange

April 1, 2010 (scheduled)	Date of Registration of Incorporation of the Holding Company (Effective Date of Share Exchange)
Date of Listing of the Holding Company (Tokyo Stock Exchange and Osaka Securities Exchange)

Q2.	How is a Business Integration different from Merger?

A.	The Company and NIPPONKOA will continue to exist as wholly owned subsidiary companies of the Holding Company.

We believe that having Both Companies coexist under the joint holding company will be an effective means in order to achieve the integration effects in as rapid a fashion as possible, without the confusion arising from the merger.

Q3.	What will happen to the shares of the Company currently owned by shareholders?

A.	As a result of the Share Exchange, the trading of shares of the Company will be suspended as of the date of delisting (scheduled to be March 29, 2010). Shares in the Holding Company will be allotted to the shareholders registered on the final shareholder registry as of the end of the day immediately preceding the date of incorporation of the Holding Company (Date of incorporation is scheduled to be April 1, 2010). As for the ratio of allotment, one share of common stock of the Holding Company will be allotted to each share of common stock of the Company.

Q4.	What will be the number of unit for trading in shares of the Holding Company?

A.	The Trading Unit of shares in the Holding Company will be 1,000.

Q5.	What is an “Exchange Plan (kabushiki-iten-keikaku)”?

A.	In order to effect a Share Exchange, an exchange plan is required to be prepared. The exchange plan must provide for certain prescribed matters, such as the objectives, company name, location of head office and total number of the authorized shares to be issued of the Company to be incorporated through a share exchange.

The Company and NIPPONKOA have jointly prepared the Exchange Plan in order to implement the Business Integration. The contents of the Exchange Plan are stated on pages 30 through 194 hereof (Note: pages 27 through 183 of English translation).

Q6.	How the Share Exchange Ratio was decided?

A.	Both companies decided the share exchange ratio by calculation of corporate value of Both Companies and taking into consideration, inter alia, the advice of outside advisors, in order to ensure the fairness and properness of the share exchange ratio.

Calculation basis and other matters concerning Share Exchange Ratio are stated in pages 6 through 14 hereof (Note: pages 5 through 12 of English translation).

Q7.	Why is the allotment that is to be made of share options of the Holding Company in the same quantity as the share options issued by Both Companies?

A.	The share options have been respectively issued by Both Companies to the directors and executive officers pursuant to resolution of shareholders meeting and other necessary procedures, for the purpose of incentivizing directors and executive officers towards higher stock prices and improving business performance, and to further promote management which emphasizes shareholder value and corporate value. In association with the Share Exchange, each holder of a share option in either of Both Companies will receive an allotment of a share option of the Holding Company which is effectively of the same content and in the same quantity as the share option owned by such holder prior to the effective date of the Share Exchange, which allotment is to be made with a view towards equal protection of the rights of shareholders of Both Companies and holders of share options of Both Companies.

The quantity of share options to be allotted is stated on pages 32 through 35 hereof (Note: pages 30 through 32 of English translation). Stock options that were issued by Both Companies in the past will be succeeded to the Holding Company.

Q8.	Half of candidates for directors are candidates for outside directors. Why so many?

A.	In order to achieve a corporate governance structure with high fairness and transparency, it has been decided that half of candidates for directors shall be those for outside directors.

The candidates for outside directors have been selected from various perspectives such as consumers, global development, corporate legal functions and management of assets.

Q9.	What will happen to Dividends?

A.	It is planned that the Company will pay a dividend of surplus (term-end surplus) in respect of the 67th Business Year (from April 1, 2009 to March 31, 2010), up to 20 yen per share, to the shareholders or registered share pledgees registered in the final shareholder registry as at the end of March 31, 2010.

A statement concerning the Dividend of Surplus is on page 35 hereof (Note: page 32 of English translation).

Q10.	What will be the effects of the Business Integration?

A.	The business integration will enhance management efficiency by actions such as reinforcing the base of operations that Both Companies have cultivated, as well as working to integrate administrative processes and IT systems, and implementing a “Structural System Reform” which will constitute a complete overhaul of the IT system infrastructure and architecture.

Further, we will strive to enhance corporate value, by making the best use of management resources of Both Companies and investing into business areas with growth potential.

Q11.	Please discuss the Business Plan after the Business Integration

A.	i.	In the domestic non-life insurance sector, we intend to enhance operational efficiency by achieving the realization of effects of integration through unification of products, administrative processes and IT systems and to provide products and services of high quality which fit the needs of customers.

	ii.	In the life insurance sector, we intend to increase the growth potential of life insurance businesses through merging the subsidiaries of Both Companies within two years from the integration and by strategically deploying the New Group’s management resources.

	iii.	In the overseas insurance sector, expansion of businesses will be pursued mainly through mergers and acquisitions in overseas insurance business markets with favorable prospects for rapid growth and profitability.

	iv.	In addition we plan to merge and integrate the subsidiaries of Both Companies that are engaged in the asset management and risk management businesses, thereby improving the efficiency and growth prospects in these sectors.

Q12.	Please discuss the Management Structure of the Holding Company.

A.	The Holding Company will be a company with a board of company auditors.

A Nomination and Compensation Committee and an Investment Committee will be established as an advisory body to the board of directors.

An overview of the management structure and organization of the Holding Company is as set out below:

[Management Structure of Holding Company]

Q13.	What is the situation of the results in the current period?

A.	In the interim settlement of the business year ending in March 2010, the Company experienced the effects of a deterioration in the market environment including a decline in the number of automobiles held and declined distribution within Japan, as well as the impact of the compulsory automobile liability insurance for which rates were cut in the previous fiscal year, with net premiums written falling by 33.2 billion yen against the same period of the previous year (and a decline of 14.7 billion yen over the same period exclusive of compulsory automobile liability insurance).

Net claims paid also fell by 9.0 billion yen against the same period of the previous year, excluding the financial guarantee insurance. This is the result of the impact from natural disasters having been less than predicted. Including financial guarantee insurance, net claims paid increased by 50.1 billion yen against the same period of the previous year. Insurance payments of the financial guarantee insurance were made from the reserve for outstanding losses and claims already recorded by the end of the previous period, and additional losses have not occurred.

In addition, operating expenses fell by 8.7 billion yen against the same period of the previous year.

As a result, the underwriting profit increased by 13.9 billion yen against the same period of the previous year to 18.2 billion yen for this interim period.

The gross profit on asset management declined 8.2 billion yen against the same period of the previous year to 19.2 billion yen, as a result of lower interest and dividend income as well as a decline in realized gains on sales of securities.

As a result of the above, the ordinary profit was 32.1 billion yen (an increase of 2.8 billion yen against the same period of the previous year). The interim net income was 30.7 billion yen (an increase of 13.5 billion yen against the same period of the previous year) mainly due to the special gains of 15.0 billion yen as a result of establishment of the retirement benefits trust in order to assure its employees’ retirement benefits.

On a consolidated basis, the ordinary profit was 31.8 billion yen (consolidated/non-consolidated ratio of 0.99) and the interim net income was 29.3 billion yen (consolidated/non-consolidated ratio of 0.96). This was a result of the impact of factors such as the lower profits of Sompo Japan Himawari Life Insurance Co., Ltd.

Profile of NKSJ Holdings, Inc.

As at April 1, 2010 (scheduled)
Company Name	NKSJ Holdings, Inc.

Location of Head Office	1-26-1 Nishi-Shinjuku, Shinjuku-ku, Tokyo

Representatives	Chairman and co-CEO Makoto Hyodo President & co-CEO Masatoshi Sato

Date of Incorporation	April 1, 2010

Amount of Capital	100 billion yen

Exchanges where Shares are to be Listed	Tokyo Stock Exchange Market First Section, Osaka Securities Exchange Market First Section

Nature of Business	Management and administration of companies that are made subsidiaries pursuant to the applicable provisions of the Insurance Business Act, including, but not limited to, casualty insurance companies and life insurance companies, as well as incidental business thereto

Aspiration of Group

We intend to create a new solution service group (*) that will conduct all value judgments thoroughly from the customer’s perspective, providing customers with security and service of the highest quality, and contributing to the social welfare.

(*) A “solution service” means a broad range of services which will provide solutions to the needs of customers, and the risks that surround customers across the boundaries of the insurance business.